UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Soliciting Material Pursuant to §240.14a-12

AMYRIS, INC.

(Name of Registrant as Specified in its Charter)

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Dear Amyris stockholder:
You are cordially invited to attend our 2019 Annual Meeting of Stockholders to be held on Tuesday, November 19, 2019 at 2:00 p.m. Pacific Time at our headquarters located at 5885 Hollis Street, Suite 100, Emeryville, California 94608. You can find directions to our headquarters on our company website at https://amyris.com/contact-us/.
The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be voted on at the meeting.
We are using the Internet as our primary means of furnishing proxy materials to our stockholders. As a result, most stockholders will not receive paper copies of our proxy materials. We will instead send most stockholders a notice with instructions for accessing the proxy materials and voting over the Internet. The notice also provides information on how stockholders can obtain paper copies of our proxy materials if they wish to do so.
Whether or not you plan to attend the annual meeting, please vote as soon as possible. You may vote over the Internet, by telephone, or, if you receive a paper proxy card or voter instructions form in the mail, by mailing a completed proxy card or voting instruction form. Voting by any of these methods will ensure that you are represented at the annual meeting.
On behalf of the Board of Directors, I want to thank you for your continued support of Amyris. We look forward to seeing you at the meeting.
John Melo
President and Chief Executive Officer
Emeryville, California
October 10, 2019
YOUR VOTE IS IMPORTANT

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote as soon as possible in order to ensure your representation at the meeting. You may submit your proxy and voting instructions over the Internet, by telephone, or, if you receive a paper proxy card or voter instructions form in the mail, by completing, signing, dating and returning the accompanying proxy card or voting instruction form as promptly as possible. If your shares are held of record by a broker, bank or other custodian, nominee, trustee or fiduciary (an “Intermediary”) and you have not given your Intermediary specific voting instructions, your Intermediary will NOT be able to vote your shares with respect to most of the proposals, including the election of directors. If you do not provide voting instructions over the Internet, by telephone, or by returning a completed, signed and dated proxy card or voting instruction form, your shares will not be voted with respect to those matters. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by an Intermediary and you wish to vote at the meeting, you must obtain a proxy issued in your name from that Intermediary.

AMYRIS, INC.
5885 Hollis Street, Suite 100
Emeryville, California 94608
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 19, 2019
The 2019 Annual Meeting of Stockholders of Amyris, Inc. will be held on Tuesday, November 19, 2019 at 2:00 p.m. Pacific Time at our headquarters located at 5885 Hollis Street, Suite 100, Emeryville, California 94608 for the following purposes:
1.
To elect the four Class III directors nominated by our Board of Directors and named herein to serve on the Board for a three-year term;

2.
To ratify the selection of Macias Gini & O’Connell LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

3.
To approve the issuance of shares of our common stock issuable upon the exercise of warrants and conversion of preferred stock issued to Foris Ventures, LLC in accordance with Nasdaq Marketplace Rules 5635(b) and 5635(d); and

4.
To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. The Board of Directors has fixed the record date for the annual meeting as September 23, 2019. Only stockholders of record at the close of business on the record date may vote at the meeting or at any adjournment thereof. A list of stockholders eligible to vote at the meeting will be available for review for any purpose relating to the meeting during our regular business hours at our headquarters at 5885 Hollis Street, Suite 100, Emeryville, California 94608 for the ten days prior to the meeting.
You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote as soon as possible in order to ensure your representation at the meeting. You may submit your proxy and voting instructions over the Internet, by telephone, or, if you receive a paper proxy card or voting instruction form in the mail, by completing, signing, dating and returning the accompanying proxy card or voting instruction form as promptly as possible. If your shares are held of record by an Intermediary and you have not given your Intermediary specific voting instructions, your Intermediary will NOT be able to vote your shares with respect to most of the proposals, including the election of directors. If you do not provide voting instructions over the Internet, by telephone, or by returning a completed, signed and dated proxy card or voting instruction form, your shares will not be voted with respect to those matters. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by an Intermediary and you wish to vote at the meeting, you must obtain a proxy issued in your name from that Intermediary.
BY ORDER OF THE BOARD,
Nicole Kelsey
General Counsel and Secretary
Emeryville, California
October 10, 2019

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AMYRIS, INC.

PROXY STATEMENT
2019 ANNUAL MEETING OF STOCKHOLDERS

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Amyris, Inc., a Delaware corporation (referred to as “Amyris”, the “Company”, “we”, “us”, or “our”), for our 2019 Annual Meeting of Stockholders to be held at 2:00 p.m. Pacific Time on Tuesday, November 19, 2019, at our principal executive offices, and for any adjournments or postponements of the annual meeting. These proxy materials were first sent on or about October 10, 2019 to stockholders entitled to vote at the annual meeting.
Information Regarding Solicitation and Voting
Our principal executive offices are located at 5885 Hollis Street, Suite 100, Emeryville, California 94608, and our telephone number is (510) 450-0761. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.
In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our stockholders with access to our proxy materials over the Internet. Accordingly, we intend to send a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about October 10, 2019 to most of our stockholders who owned our common stock at the close of business on September 23, 2019. The Notice includes instructions on how you can access our annual report and proxy statement and other soliciting materials on the Internet or, if you wish, request a printed set of such materials, a list of the matters to be considered at the 2019 annual meeting, and instructions as to how your shares can be voted. Most stockholders will not receive a printed copy of the proxy materials unless they request one in the manner set forth in the Notice. This permits us to conserve natural resources and reduces our printing costs, while giving stockholders a convenient and efficient way to access our proxy materials and vote their shares.
We will bear the expense of soliciting proxies. In addition to these proxy materials, our directors and employees (who will receive no compensation in addition to their regular salaries) may solicit proxies in person, by telephone or by email. We will reimburse Intermediaries for reasonable charges and expenses incurred in forwarding solicitation materials to their clients.
Questions and Answers
Who can vote at the meeting?
The Board set September 23, 2019, as the record date for the meeting. If you owned shares of our common stock as of the close of business on September 23, 2019, you may attend and vote your shares at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of September 23, 2019, there were 103,400,207 shares of our common stock outstanding and entitled to vote (as reflected in the records of our stock transfer agent).
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of proxy materials?
We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to most of our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials. Instructions on how you can access our annual report and proxy statement and other soliciting materials on the Internet or, if you wish, request a printed set of such materials, a list of the matters to be considered at the 2019 annual meeting, and instructions as to how your shares can be voted may be found in the Notice.

Why did I receive a full set of proxy materials in the mail instead of a Notice of Internet Availability of Proxy Materials?
Some stockholders may have instructed our transfer agent or their Intermediary to deliver stockholder communications, such as proxy materials, in paper form. If you would prefer to receive your proxy materials over the Internet, please follow the instructions provided on your proxy card or voting instruction form to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
What is the quorum requirement for the meeting?
The holders of a majority of our outstanding shares of common stock as of the record date must be present in person or represented by proxy at the meeting in order for there to be a quorum, which is required to hold the meeting and conduct business. If there is no quorum, the holders of a majority of the shares present at the meeting may adjourn the meeting to another date.
You will be counted as present at the meeting if you are present and entitled to vote in person at the meeting or you have properly submitted a proxy card or voting instruction form, or voted by telephone or over the Internet. Both abstentions and broker non-votes (as described below) are counted for the purpose of determining the presence of a quorum.
As of the record date of September 23, 2019, there were 103,400,207 shares of our common stock outstanding and entitled to vote (as reflected in the records of our stock transfer agent), which means that holders of 51,700,104 shares of our common stock must be present in person or by proxy for there to be a quorum.
What proposals will be voted on at the meeting?
There are six proposals scheduled to be voted on at the meeting:
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Proposal 1 — Election of the four Class III directors nominated by the Board and named herein to serve on the Board for a three-year term.

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Proposal 2 — Ratification of the selection of Macias Gini & O’Connell LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

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Proposal 3 — Approval of the issuance of shares of our common stock issuable upon the exercise of warrants and conversion of preferred stock issued to Foris Ventures, LLC in accordance with Nasdaq Marketplace Rules 5635(b) and 5635(d).

No appraisal or dissenters’ rights exist for any action proposed to be taken at the meeting. We will also consider any other business that properly comes before the meeting. As of the date of this Proxy Statement, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voting instruction form will vote the shares they represent using their best judgment.
How does the Board recommend I vote on the proposals?
The Board recommends that you vote:
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FOR each of the director nominees named in this Proxy Statement; and

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FOR the ratification of Macias Gini & O’Connell LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

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FOR the approval of the issuance of shares of our common stock issuable upon the exercise of warrants and conversion of preferred stock issued to Foris Ventures, LLC in accordance with Nasdaq Marketplace Rules 5635(b) and 5635(d).

How do I vote my shares in person at the meeting?
If your shares of Amyris common stock are registered directly in your name with our stock transfer agent, EQ Shareowner Services, you are considered to be the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote in person at the meeting.
If your shares are held in a brokerage account or by another Intermediary, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. However, since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the Intermediary (usually your broker) that is the record holder of the shares, giving you the right to vote the shares at the meeting. The meeting will be held on Tuesday, November 19, 2019 at 2:00 p.m. Pacific Time at our headquarters located at 5885 Hollis Street, Suite 100, Emeryville, California 94608. You can find directions to our headquarters on our company website at https://amyris.com/contact-us/.
How can I vote my shares without attending the meeting?
Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, bank or other Intermediary. In most cases, you will be able to do this by using the Internet, by telephone or by mail.
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Voting by Internet or telephone.   You may submit your proxy over the Internet or by telephone by following the instructions provided in the Notice, or, if you receive printed proxy materials, by following the instructions for Internet or telephone voting provided with your proxy materials and on your proxy card or voting instruction form.

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Voting by mail.   If you receive printed proxy materials, you may submit your proxy by mail by completing, signing, dating and returning your proxy card or, for shares held beneficially in street name, by following the voting instructions included by your broker or other Intermediary. If you provide specific voting instructions, your shares will be voted as you have instructed.

Can I vote my shares by filling out and returning the Notice?
No. The Notice will, however, provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card or voting instruction form, or by submitting a ballot in person at the meeting.
What happens if I do not give specific voting instructions?
If you are a stockholder of record and you either indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or, if you receive printed proxy materials, you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.
If you are a beneficial owner of shares held in street name and do not provide the Intermediary that holds your shares with specific voting instructions, under stock market rules, the Intermediary that holds your shares may generally vote at its discretion only on routine matters and cannot vote on non-routine matters. If the Intermediary that holds your shares does not receive specific instructions from you on how to vote your shares on a non-routine matter, the Intermediary will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” For purposes of voting on non-routine matters, broker non-votes will not count as votes cast on such matters and, therefore, will not affect the outcome of Proposal 1 (which requires a plurality of votes properly cast in person or by proxy) or Proposal 3 (which requires a majority of votes properly cast in person or by proxy).

Which proposals are considered “routine” and which are considered “non-routine”?
The ratification of the selection of Macias Gini & O’Connell LLP as our independent registered public accounting firm for 2019 (Proposal 2) is considered a “routine” matter under applicable rules. The election of directors (Proposal 1) and the approval of the issuance of shares of our common stock issuable upon the exercise of warrants and conversion of preferred stock issued to Foris Ventures, LLC in accordance with Nasdaq Marketplace Rules 5635(b) and 5635(d) (Proposal 3) are considered “non-routine” matters under applicable rules. An Intermediary cannot vote without instructions on “non-routine” matters, and therefore we expect there to be broker non-votes on Proposal 1 and Proposal 3.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting. The inspector of election will separately count “For” and “Withhold” votes and any broker non-votes in the election of directors (Proposal 1). With respect to Proposal 2 and Proposal 3, the inspector of election will separately count “For” and “Against” votes, abstentions and, with respect to Proposal 3, which is considered a “non-routine” matter under applicable rules, any broker non-votes. Abstentions will not count toward the vote total for Proposal 2 or Proposal 3. Broker non-votes will not count toward the vote total for Proposal 1 or Proposal 3.
What is the vote required to approve each of the Board’s proposals?
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Proposal 1 — Election of the Board’s four nominees for director.   The affirmative vote of a plurality, or the largest number, of the shares of our common stock present in person or by proxy at the annual meeting and entitled to vote is required for the election of the directors. This means that the four director nominees who receive the highest number of ”For” votes (among votes properly cast in person or by proxy) will be elected to the board. Broker non-votes will not count toward the vote total for this proposal and therefore will not affect the outcome of this proposal.

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Proposal 2 — Ratification of the selection of Macias Gini & O’Connell LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.   This proposal must receive a “For” vote from the holders of a majority of the shares of our common stock properly casting votes for or against this proposal at the annual meeting in person or by proxy. Abstentions will not count toward the vote total for this proposal and therefore will not affect the outcome of this proposal.

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Proposal 3 — Approval of the issuance of shares of our common stock issuable upon the exercise of warrants and conversion of preferred stock issued to Foris Ventures, LLC in accordance with Nasdaq Marketplace Rules 5635(b) and 5635(d).   This proposal must receive a “For” vote from (i) the holders of a majority of the shares of common stock properly casting votes for or against this proposal at the annual meeting in person or by proxy (the “Bylaws Standard”) and (ii) a majority of the total votes of shares of our common stock not owned, directly or indirectly, by Foris Ventures, LLC or its affiliates (including director John Doerr and Kleiner Perkins Caufield & Byers), cast in person or by proxy at the annual meeting (the “Disinterested Standard”). Abstentions and broker non-votes will not count toward the vote total for this proposal and therefore will not affect the outcome of this proposal.

How can I revoke my proxy and change my vote after I return my proxy card?
You may revoke your proxy and change your vote at any time before the final vote at the meeting. If you are a stockholder of record, you may do this by signing and submitting a new proxy card with a later date (if you receive printed proxy materials), by using the Internet or voting by telephone (either of which must be completed by 11:59 p.m. Pacific Time on November 18, 2019 — your latest telephone or Internet proxy is counted), or by attending the meeting and voting in person. Attending the meeting alone will not revoke your proxy unless you specifically request that your proxy be revoked. If you hold shares through an Intermediary, you must contact that Intermediary directly to revoke any prior voting instructions.

How can I find out the voting results of the meeting?
The preliminary voting results will be announced at the meeting. The final voting results will be reported in a Current Report on Form 8-K, which we expect to file with the SEC within four business days after the meeting. If final voting results are not available within four business days after the meeting, we intend to file a Current Report on Form 8-K reporting the preliminary voting results within that period, and subsequently report the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

Forward-Looking Statements
This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by their use of such words as “expects,” “anticipates,” “intends,” “hopes,” “believes,” “could,” “may,” “will,” “projects” and “estimates,” and other similar expressions, but these words are not the exclusive means of identifying such statements. We caution that a variety of factors, including but not limited to the following, could cause our results to differ materially from those expressed or implied in our forward-looking statements: our cash position and ability to fund our operations; difficulties in predicting future revenues and financial results; the potential loss of, or inability to secure relationships with, key distributors, customers or partners; our limited operating history and lack of revenues generated from the sale of our renewable products; our inability to decrease costs to enable sales of our products at competitive prices; delays in production and commercialization of products due to technical, operational, cost and counterparty challenges; challenges in developing a customer base in markets with established and sophisticated competitors; currency exchange rate and commodity price fluctuations; changes in regulatory schemes governing genetically modified organisms and renewable chemicals; and other risks detailed from time to time in filings we make with the SEC, including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Except as required by law, we assume no obligation to update any forward-looking information that is included or incorporated by reference in this Proxy Statement, whether as a result of new information, future events, or otherwise.

Proposal 1 —
Election of Directors
General
Under our Certificate of Incorporation and Bylaws, the number of authorized Amyris directors has been fixed at 12 and the Board is divided into the following three classes with staggered three-year terms:
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Class I directors, whose term will expire at the annual meeting of stockholders to be held in 2020;

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Class II directors, whose term will expire at the annual meeting of stockholders to be held in 2021; and

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Class III directors, whose term will expire at this annual meeting of stockholders and who are nominated for re-election.

In accordance with our certificate of incorporation, the Board has assigned each member of the Board to one of the three classes, with the number of directors in each class divided as equally as reasonably possible. As of the date of this Proxy Statement, there are four Class I seats, four Class II seats, and four Class III seats constituting the 12 seats on the Board.
Stockholders are being asked to vote for the four Class III nominees listed below to serve until our 2022 Annual Meeting of Stockholders and until each such director’s successor has been elected and qualified, or until each such director’s earlier death, resignation or removal. The nominees are all current directors of Amyris.
Vote Required and Board Recommendation
Directors are elected by a plurality of the votes properly cast in person or by proxy. This means that the four Class III nominees receiving the highest number of affirmative (i.e., “For”) votes will be elected. At the annual meeting, proxies cannot be voted for a greater number of persons than the four nominees named in this Proposal 1 and stockholders cannot cumulate votes in the election of directors. Shares represented by executed proxies will be voted by the proxy holders, if authority to do so is not withheld for any or all of the nominees, “For” the election of the four nominees named below. If any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for a nominee, if any, designated by the Board to fill the vacancy. As of the date of this Proxy Statement, the Board is not aware that any nominee up for election is unable or will decline to serve as a director. If you hold shares through a bank, broker or other Intermediary of record, you must instruct your bank, broker or other Intermediary of record how to vote so that your vote can be counted on this proposal. Broker non-votes will not count toward the vote total for this proposal and therefore will not affect the outcome of this proposal.
The Board recommends a vote “FOR” each nominee.
Business Experience and Qualifications of Directors
The following tables and biographies set forth information for each nominee for election at the 2019 annual meeting and for each director of Amyris whose term of office will continue after the 2019 annual meeting:
Nominees for Class III Directors for a Term Expiring in 2022
Name	Age	Amyris Offices and Positions
John Doerr	68	Director, Chair of Nominating and Governance Committee
Christoph Goppelsroeder	60	Director
Lisa Qi	48	Director
Patrick Yang, Ph.D.	71	Director, Member of Leadership Development and Compensation Committee

John Doerr has been a member of the Board since 2006. Mr. Doerr has been Chairman at Kleiner Perkins Caufield & Byers (“KPCB”), a venture capital firm, since 1980. Mr. Doerr currently serves on the board of directors of Alphabet Inc., as well as on the boards of directors of numerous private companies, and previously served as a director of Zynga, Inc. from April 2013 to May 2017. Mr. Doerr holds a Bachelor of Science and a Master of Science in electrical engineering and computer science degrees from Rice University and a Master of Business Administration degree from Harvard University. Mr. Doerr’s global business leadership as general partner of KPCB, as well as his outside board experience as director of several public and private companies, enables him to provide valuable insight and guidance to our management team and the Board.
Christoph Goppelsroeder has been a member of the Board since November 2017. Mr. Goppelsroeder has served as the President and CEO of DSM Nutritional Products Ltd., a supplier of vitamins, carotenoids and other nutritional solutions, since 2013 and is a member of the DSM Executive Committee. Mr. Goppelsroeder has previously worked at Boston Consulting, Syngenta in its seed care business unit, and F. Hoffman-La Roche in its fine chemicals and vitamins division until the acquisition of such division by DSM in 2003. Mr. Goppelsroeder holds a degree in engineering from the Swiss Federal Institute of Technology and a Master of Business Administration degree from Insead, Fontainebleau. Mr. Goppelsroeder’s experience in the health and nutrition market enables him to provide the Board with critical insight into a potential growth area of the Company’s business.
Lisa Qi has been a member of the Board since May 2019. Ms. Qi is the founder and chief executive officer of Silver Gift Limited and Daling Xinchao (Beijing) Trading Co., Ltd., which operate the Daling Family e-commerce platform in China. Ms. Qi brings deep knowledge and significant experience in the areas of e-commerce, product branding and sales and the management of high-growth companies, which enables her to make a strategic contribution to the Board and provide guidance to the management team in these areas.
Dr. Patrick Yang has been a member of the Board since July 2014. Dr. Yang is a biotech industry consultant. He was Executive Vice President of Juno Therapeutics, Inc., a biopharmaceutical company focused on developing innovative cellular immunotherapies for the treatment of cancer, from September 2017 to January 2019. From January 2010 through March 2013, Dr. Yang served as Executive Vice President and Global Head of Technical Operations for F. Hoffmann-La Roche Ltd. (“Roche”), where he was responsible for Roche’s pharmaceutical and biotech manufacturing operations, process development, quality, regulatory, supply management and distribution functions. Before joining Roche, Dr. Yang worked for Genentech Inc., where he most recently served as Executive Vice President of Product Operations, and was responsible for manufacturing, process development, quality, regulatory affairs and distribution functions. Prior to joining Genentech Inc., Dr. Yang worked for Merck & Co., where he held several leadership roles including Vice President of Asia/Pacific Manufacturing Operations and Vice President of Supply Chain Management. He also previously worked at General Electric Co. and Life Systems, Inc. Dr. Yang currently serves on the boards of directors of Codexis, Inc. and PharmaEssentia Corporation, and previously served on the board of directors of Andeavor (formerly Tesoro Corporation) from December 2010 to September 2018, and Celladon Corporation from March 2014 until May 2015. Dr. Yang’s experience with the biotechnology industry and operations has enabled him to provide insight and guidance to our management team and the Board.
Incumbent Class I Directors with a Term Expiring in 2020
Name	Age	Amyris Offices and Positions
Geoffrey Duyk, M.D., Ph.D.	60	Director, Interim Chair of the Board and Member of Audit Committee and Operations and Finance Committee
Steven Mills	64	Director, Chair of Operations and Finance Committee and Member of Audit Committee and Leadership Development and Compensation Committee
Carole Piwnica	61	Director, Chair of Leadership Development and Compensation Committee and Member of Nominating and Governance Committee and Operations and Finance Committee
James McCann	68	Director

Dr. Geoffrey Duyk has been a member of the Board since May 2012 and has served as the interim Chair of the Board since May 2014. Dr. Duyk previously served on the Board from May 2006 to May 2011. Dr. Duyk is a partner of Circularis Partners LP, a technology focused investment firm. Previously, Dr. Duyk served as a partner and managing director of TPG Alternative & Renewable Technologies, a technology focused investment firm (together with its affiliates, “TPG”), from 2004 to 2017. Prior to TPG, he served on the board of directors and was President of Research and Development at Exelixis, Inc., a biopharmaceutical company focusing on drug discovery, from 1996 to 2003. Prior to Exelixis, Dr. Duyk was Vice President of Genomics and one of the founding scientific staff at Millennium Pharmaceuticals, from 1993 to 1996. Before that, Dr. Duyk was an Assistant Professor at Harvard Medical School in the Department of Genetics and Assistant Investigator of the Howard Hughes Medical Institute. Dr. Duyk currently serves on the boards of directors of: Anuvia Plant Nutrients; Concentric Ag Corporation (formerly Inocucor Technologies, Inc.); and ReGen Holdings Limited as well as on the nonprofit Case Western Reserve University Board of Trustees. Dr. Duyk is also a member of the Institute Board of Directors of the Moffitt Cancer Center where he chairs the Research and Development committee. Dr. Duyk serves as a member of Scientific Advisory Boards for HudsonAlpha, and Lawrence Berkeley National Laboratory (DOE). Previously, Dr. Duyk served as a member of Scientific Advisory Boards for Bayer CropSciences, The Jackson Labs as well as numerous NIH advisory committees. He served on the board of directors of Beta Renewables from 2011 to 2017, Elevance Renewable Sciences from 2007 to 2018, The American Society of Human Genetics (nonprofit) from 2012 to 2018, EPIRUS Biopharmaceuticals, Inc. from July 2014 to July 2016, Galleon Pharmaceuticals, Inc. from 2007 to 2016, Genomatica, Inc. from 2012 to 2017, Karos Pharmaceuticals, Inc. from 2010 to 2015, The Wesleyan University Board of Trustees from 2008 to June 2014, Aerie Pharmaceuticals from August 2005 to June 2017, and DNAnexus, Inc. from 2011 to 2017. Dr. Duyk holds a B.A. in Biology from Wesleyan University and a Ph.D. (Biochemistry) and M.D. from Case Western Reserve University. Dr. Duyk’s experience with the biotechnology industry enables him to provide insight and guidance to our management team and Board.
Carole Piwnica has been a member of the Board since September 2009. Ms. Piwnica has been Director of NAXOS S.A.R.L. (Switzerland) (formerly NAXOS UK), a consulting firm advising private investors, since January 2008. Previously, Ms. Piwnica served as a director, from 1996 to 2006, and Vice-Chairman of Governmental Affairs, from 2000 to 2006, of Tate & Lyle Plc, a European food and agricultural ingredients company. She was a chairman of Amylum Group, a European food ingredient company and affiliate of Tate & Lyle Plc, from 1996 to 2000. Ms. Piwnica was a member of the board of directors of Aviva plc, a British insurance company, from May 2003 to December 2011, a member of the Biotech Advisory Council of Monsanto from May 2006 to October 2009, a member of the board of directors of Dairy Crest from 2007 until 2010, a member of the board of directors of Toepfer Gmbh from 1996 until 2010 and a member of the board of directors of Louis Delhaize (retail, Belgium) from 2010 until 2013. In 2010, Ms. Piwnica was appointed as a member of the boards of Eutelsat (satellites, France) and Sanofi (pharmaceuticals, France). In 2014, she was appointed as a member of the board of Rothschild (financial services, France). Ms. Piwnica holds a Law degree from the Université Libre de Bruxelles and a Master of Laws degree from New York University. She was also a member of the bar association of the state of New York, USA from 1985 until 2019 and was a member of the bar association of Paris, France from 1988 until 2013. Based on her multinational corporate leadership experience and extensive legal and corporate governance experience, Ms. Piwnica contributes guidance to the management team and the Board in leadership of multinational agricultural processing businesses and on legal and corporate governance obligations and best practices.
Steven Mills has been a member of the Board since August 2018. Mr. Mills has 40 years of experience in the fields of accounting, corporate finance, strategic planning, risk management, and mergers and acquisitions. He served as Chief Financial Officer of Amyris from May 2012 to December 2013. Prior to joining Amyris, Mr. Mills had a 33-year career at Archer-Daniels-Midland Company (“ADM”), one of the world’s largest agricultural processors and food ingredient providers. At ADM, he held various senior executive roles, including Chief Financial Officer, Controller, and head of Global Strategic Planning. Since 2013, Mr. Mills has served as a consultant and advisor to clients in the private equity, agribusiness, and financial services fields. Mr. Mills currently serves on the boards of Black Hills Corporation (where he also serves as the chair of the audit committee), Farmers Edge, Inc., Illinois College (where he also serves as the chairman of the board), and First Illinois Corporation (along with its wholly-owned banking subsidiary,

Hickory Point Bank & Trust). Mr. Mills holds a Bachelor of Science degree in Mathematics from Illinois College. Mr. Mills’ familiarity with Amyris, as well as his expertise in accounting, finance and management, enables him to assist our management team and Board build and improve on our business and financial processes and management.
James McCann has been a member of the Board since May 2019. Mr. McCann is the founder and chairman of the board of directors of 1-800-FLOWERS.COM, Inc., a floral and gourmet foods gift retailer and distribution company founded in 1976, and served as chief executive officer of 1-800-FLOWERS.COM, Inc. from 1976 until June 2016. Mr. McCann also serves on the boards of directors of International Game Technology PLC (formerly GTECH S.p.A. and Lottomatica Group S.p.A.) and The Scotts Miracle-Gro Company. Mr. McCann previously served on the board of directors of Willis Towers Watson PLC (formerly Willis Group Holdings PLC) from 2004 until May 2019. Mr. McCann brings to the Board extensive experience in business leadership and innovation, which enables him to assist in the growth and development of our business.
Incumbent Class II Directors with a Term Expiring in 2021
Name	Age	Amyris Offices and Positions
Philip Eykerman	50	Director
Frank Kung, Ph.D.	71	Director, Member of Operations and Finance Committee
John Melo	53	Director, President and Chief Executive Officer
R. Neil Williams	66	Director, Chair of Audit Committee and Member of Operations and Finance Committee
Philip Eykerman has been a member of the Board since May 2017. Mr. Eykerman has served as the Executive Vice-President, Corporate Strategy & Acquisitions of Koninklijke DSM N.V. (together with its affiliates, “DSM”), a global science-based company in nutrition, health and sustainable living and an entity with which Amyris has a commercial and financial relationship and which is an owner of greater than five percent of the Company’s outstanding common stock, since 2011. In this role, he is responsible for corporate and business group strategy development, budgeting and planning, improvement programs, and all M&A activities for DSM. In 2015, he was also appointed as a member of the DSM Executive Committee and at present is also responsible for the DSM Food Specialties as well as DSM Hydrocolloids activities. Next to these roles within DSM, he is also a Supervisory Board member of ChemicaInvest (DSM/CVC JV) and Supervisory Board member of AnQore TopCo B.V., and previously served as a member of the Supervisory Board of Patheon N.V. from March 2014 to August 2017. Before joining DSM, Mr. Eykerman worked for 14 years at McKinsey & Company of which the last 9 years as a Partner and leader of McKinsey’s Chemicals Practice in the Benelux and France. Before that, he worked as a process/ project engineer for Fluor Daniel. He holds a master degree in Chemical Engineering from the KU Leuven (Belgium) and in Refinery Engineering from the Institut Francais du Pétrole (France). Mr. Eykerman’s experience in corporate strategy, mergers and acquisitions and operations enables him to provide insight to the Board regarding potential new opportunities for Amyris.
Dr. Frank Kung has been a member of the Board since November 2017. Dr. Kung is a founding member of Vivo Capital LLC (“Vivo”), a healthcare focused investment firm founded in 1996 in Palo Alto, California, which is an owner of greater than five percent of the Company’s outstanding common stock. Dr. Kung started his career in the biotechnology industry in 1979 when he joined Cetus Corporation. He later co-founded Cetus Immune Corporation in 1981, which was acquired by its parent company in 1983. In 1984 he co-founded Genelabs Technologies, Inc. where he served as Chairman and CEO until 1995. During his tenure in Genelabs, he brought the company public in 1991, and built it to a 175 employee international biotech company with operations in the United States, Belgium, Singapore, Switzerland and Taiwan. Dr. Kung holds a Bachelor of Science degree in chemistry from the National Tsing Hua University in Taiwan, and a Doctor of Philosophy degree in molecular biology and a Master of Business Administration degree from the University of California, Berkeley. Dr. Kung currently serves on the board of directors of a number of emerging healthcare and biotechnology companies. Dr. Kung’s experience in healthcare and biotechnology and investing in companies enables him to provide the Board and management with guidance regarding the Company’s business strategy and access to financial markets.

John Melo has nearly three decades of combined experience as an entrepreneur and thought leader in the global fuels industry and technology innovation. Mr. Melo has served as our Chief Executive Officer and a director since January 2007 and as our President since June 2008. Before joining Amyris, Mr. Melo served in various senior executive positions at BP Plc (formerly British Petroleum), one of the world’s largest energy firms, from 1997 to 2006, most recently as President of U.S. Fuels Operations from 2004 until December 2006, and previously as Chief Information Officer of the refining and marketing segment from 2001 to 2003, Senior Advisor for e-business strategy to Lord Browne, BP Chief Executive, from 2000 to 2001, and Director of Global Brand Development from 1999 to 2000. Before joining BP, Mr. Melo was with Ernst & Young, an accounting firm, from 1996 to 1997, and a member of the management teams of several startup companies, including Computer Aided Services, a management systems integration company, and Alldata Corporation, a provider of automobile repair software to the automotive service industry. Mr. Melo currently serves on the board of directors of Renmatix, Inc., and on the board of the Industrial action of Bio and also on the board of the California Life Sciences Association. Mr. Melo was formerly an appointed member to the U.S. section of the U.S.-Brazil CEO Forum. Mr. Melo’s experience as a senior executive at one of the world’s largest energy companies provides critical leadership in shaping strategic direction and business transactions, and in building teams to drive innovation.
R. Neil Williams has been a member of the Board since 2013. Mr. Williams served as Executive Vice President and Chief Financial Officer of Intuit Inc., a business and financial software company, from January 2008 through January 2018. In such position he was responsible for all financial aspects of Intuit, including corporate strategy and business development, investor relations, financial operations and real estate. Before joining Intuit, Mr. Williams was the Executive Vice President and Chief Financial Officer for Visa U.S.A., Inc. In that role, he led all financial functions for Visa U.S.A., Inc. and its subsidiaries, including financial planning, business planning and financial monitoring. Mr. Williams concurrently served as Chief Financial Officer for Inovant LLC, Visa’s global information technology organization, responsible for global transactions processing and technology development. His previous banking experience includes senior financial positions at commercial banks in the Southern and Midwest regions of the United States. Since March 2012, Mr. Williams has also served as a board member and chair of the audit committee of RingCentral, Inc. He joined the board and audit committee of Oportun, Inc. in November 2017. Mr. Williams is a certified public accountant and received his Bachelor’s degree in business administration from the University of Southern Mississippi. Mr. Williams’ expertise in accounting, finance and management enables him to provide important insight and guidance to our management team and Board and to serve as chair of our Audit Committee.
Arrangements Concerning Selection of Directors
In February 2012, pursuant to a Letter Agreement (the “Letter Agreement”) entered into in connection with the sale of our common stock to certain investors including Biolding Investment SA (“Biolding”), Naxyris S.A., an investment vehicle owned by Naxos Capital Partners SCA Sicar (“Naxyris”), and Maxwell (Mauritius) Pte Ltd (“Maxwell”), we agreed to appoint, and to use reasonable efforts consistent with the Board’s fiduciary duties to cause the re-nomination by the Board in the future of:
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One person designated by Biolding to serve as a member of the Board. Pursuant to the Letter Agreement, Biolding designated His Highness Sheikh Abdullah bin Khalifa Al Thani (“HH”) to serve as the Biolding representative on the Board, and HH was appointed to the Board in March 2012. Pursuant to the Letter Agreement, Biolding’s designation rights would terminate upon a sale of Amyris or Biolding holding less than 173,010 shares of our common stock. On May 14, 2019, HH resigned from the Board, and in connection therewith Biolding permanently waived its Board designation right.

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One person designated by Naxyris to serve as a member of the Board. Pursuant to the Letter Agreement, Naxyris designated Ms. Piwnica (who was already on the Board) to serve as the Naxyris representative on the Board. Naxyris’ designation rights terminate upon a sale of Amyris or Naxyris holding less than 115,340 shares of our common stock. As of August 30, 2019, Naxyris beneficially owned 3,743,038 shares of our common stock, representing approximately 3.5% of our outstanding common stock (this includes the assumed exercise of certain warrants held by Naxyris). Ms. Piwnica is Director of NAXOS S.A.R.L. (Switzerland), a consulting firm advising private investors and an affiliate of Naxos Capital Partners SCA Sicar, which owns Naxyris, and receives compensation and benefits from NAXOS S.A.R.L. (Switzerland) pursuant to its standard compensation policies and practices.
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One person designated by Maxwell to serve as a member of the Board. Pursuant to the Letter Agreement, Maxwell initially designated Dr. Nam-Hai Chua to serve as the Maxwell representative on the Board and, following Dr. Chua’s resignation from the Board effective June 7, 2015, Maxwell designated Abraham Klaeijsen to serve as the Maxwell representative on the Board and he was appointed on June 7, 2015. Mr. Klaeijsen resigned from the Board on November 2, 2017 and Maxwell did not designate a replacement for Mr. Klaeijsen. Maxwell’s designation rights terminate upon a sale of Amyris or Maxwell holding less than 173,010 shares of our common stock. As of December 31, 2018, Maxwell’s board designation right had terminated due to Maxwell holding less than 173,010 shares of our common stock.

In June 2010, we issued 7,101,548 shares of our Series D preferred stock to Total that converted into 643,401 shares of our common stock upon the completion of our initial public offering in September 2010. In connection with such equity investment, we entered into a letter agreement with Total, pursuant to which we agreed to appoint a person designated by Total to serve as a member of the Board, and to use reasonable efforts consistent with the Board’s fiduciary duties to cause the director designated by Total to be re-nominated by the Board in the future. Pursuant to the letter agreement, Total initially designated Philippe Boisseau to serve as the Total representative on the Board and, following Mr. Boisseau’s resignation from the Board in October 2016, Total designated Christophe Vuillez to serve as the Total representative on the Board. Mr. Vuillez resigned from the Board on May 20, 2019 and Total has not designated a replacement for Mr. Vuillez. Total’s designation rights terminate upon the earlier of Total holding less than 321,700 shares of our common stock or a sale of Amyris. As of August 30, 2019, Total beneficially owned 10,268,173 shares of our common stock, representing approximately 9.9% of our outstanding common stock (this includes the assumed conversion and exercise of certain convertible promissory notes and warrants, respectively, held by Total, as described below under “Security Ownership of Certain Beneficial Owners and Management”).
Pursuant to a Stockholder Agreement entered into in May 2017, and subsequently amended and restated in August 2017, in connection with the sale of our Series B 17.38% Convertible Preferred Stock and warrants to DSM (the “DSM Stockholder Agreement”), we agreed to appoint, and to use reasonable efforts consistent with the Board’s fiduciary duties to cause the re-nomination by the Board in the future of, two persons designated by DSM to serve as members of the Board. Pursuant to the DSM Stockholder Agreement, DSM initially designated Mr. Eykerman to serve as a DSM representative on the Board and, following the amendment and restatement of the DSM Stockholder Agreement in August 2017, DSM designated Mr. Goppelsroeder to serve as the second DSM representative on the Board. DSM’s designation rights terminate, with respect to one designee, at such time as DSM beneficially owns less than 10% of our outstanding common stock and, with respect to both designees, at such time as DSM beneficially owns less than 4.5% of our outstanding common stock. As of August 30, 2019, DSM beneficially owned 27,001,551 shares of our common stock, representing approximately 23.0% of our outstanding common stock (this includes the assumed exercise of certain warrants held by DSM, as described below under “Security Ownership of Certain Beneficial Owners and Management”). Messrs. Eykerman and Goppelsroeder are employees of DSM and receive compensation and benefits from DSM pursuant to its standard compensation policies and practices.
In August 2017, pursuant to a Stockholder Agreement (the “Vivo Stockholder Agreement”) entered into in connection with the sale of our common stock, Series D Convertible Preferred Stock and warrants to Vivo, we agreed to appoint, and to use reasonable efforts consistent with the Board’s fiduciary duties to cause the re-nomination by the Board in the future of, one person designated by Vivo to serve as a member of the Board. Pursuant to the Vivo Stockholder Agreement, Vivo designated Dr. Kung to serve as the Vivo representative on the Board. Vivo’s designation rights terminate at such time as Vivo beneficially owns less than 4.5% of our outstanding common stock. As of August 30, 2019, Vivo beneficially owned 10,725,235 shares of our common stock, representing approximately 9.98% of our outstanding common stock (this includes the assumed conversion and exercise of certain shares of preferred stock and warrants, respectively, held by Vivo, as described below under “Security Ownership of Certain Beneficial Owners and Management”). Dr. Kung is a founding member of Vivo and receives compensation and benefits from Vivo pursuant to its standard compensation policies and practices.
Mr. Doerr and Dr. Duyk were initially designated to serve on the Board by KPCB and TPG, respectively, pursuant to a voting agreement as most recently amended and restated on June 21, 2010 (Dr. Duyk resigned from the Board in May 2011 and was re-appointed to the Board in May 2012). As of the date of this Proxy Statement, notwithstanding the expiration of the voting agreement upon completion of our initial public offering in September 2010, Mr. Doerr and Dr. Duyk continue to serve on the Board and we expect each of them to continue to serve as a director until his resignation or until his successor is duly elected by the holders of our common stock. Mr. Doerr receives compensation and benefits from KPCB pursuant to its standard compensation policies and practices, and Dr. Duyk retains a carried interest in certain funds managed by TPG.
Independence of Directors
Under the corporate governance rules of The Nasdaq Stock Market (“Nasdaq”), a majority of the members of the Board must qualify as “independent,” as affirmatively determined by the Board. The Board and the Nominating and Governance Committee of the Board consult with our legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of ”independent,” including those set forth in the applicable Nasdaq rules. The Nasdaq criteria include various objective standards and a subjective test. A member of the Board is not considered independent under the objective standards if, for example, he or she is, or at any time during the past three years was, employed by Amyris, he or she received compensation (other than standard compensation for Board service) in excess of   $120,000 during a period of twelve months within the past three years, or he or she is an executive officer of any organization to which Amyris made, or from which Amyris received, payments for property or services (other than payments arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs) in the current or any of the past three fiscal years that exceed 5% of the recipient’s gross revenues for that year, or $200,000, whichever is more.
The subjective test under the Nasdaq rules for director independence requires that each independent director not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The subjective evaluation of director independence by the Board was made in the context of the objective standards referenced above. In making independence determinations, the Board generally considers commercial, financial and professional services, and other transactions and relationships between Amyris and each director and his or her family members and affiliated entities.
Based on such criteria, the Board determined that (i) Mr. Melo is not independent because he is an Amyris employee and (ii) Messrs. Eykerman and Goppelsroeder are not independent because they are each employees of DSM (with which we have commercial and financial relationships, as described below under “Transactions with Related Persons”).
For each of the directors other than Messrs. Melo, Eykerman and Goppelsroeder, the Board determined that none of the transactions or other relationships of such directors (and their respective family members and affiliated entities) with Amyris, our executive officers and our independent registered public accounting firm exceeded Nasdaq objective standards and none would otherwise interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. The following is a description of these relationships:
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Mr. Doerr is a manager of the general partners of entities affiliated with KPCB Holdings, Inc. As of August 30, 2019, KPCB Holdings, Inc., as nominee for entities affiliated with KPCB, held 278,882 shares of our common stock, which represented approximately 0.3% of our outstanding common stock. In addition, Mr. Doerr indirectly owns all of the membership interests in Foris Ventures, LLC (“Foris”), which beneficially owned 21,054,940 shares of our common stock as of August 30, 2019, representing approximately 19.7% of our outstanding common stock (this includes the assumed exercise of certain warrants held by Foris, as described below under

“Security Ownership of Certain Beneficial Owners and Management”). We are asking stockholders to approve the issuance of shares of our common stock issuable upon the exercise of certain warrants and conversion of certain shares of the Company’s Series B 17.38% Convertible Preferred Stock held by Foris; see “Proposal 3 — Approval of the issuance of shares of our common stock issuable upon the exercise of warrants and conversion of preferred stock issued to Foris Ventures, LLC in accordance with Nasdaq Marketplace Rules 5635(b) and 5635(d)” for more information. If Proposal 3 had been approved as of August 30, 2019, the number of shares beneficially owned by Foris would have been 39,705,210 shares, representing approximately 31.7% of our outstanding common stock. See “Security Ownership of Certain Beneficial Owners and Management” below for more information.
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Dr. Kung is a founding member of Vivo and was designated to serve as a director by Vivo. As of August 30, 2019, Vivo beneficially owned 10,725,235 shares of our common stock, representing approximately 9.98% of our outstanding common stock (this includes the assumed conversion and exercise of certain shares of preferred stock and warrants, respectively, held by Vivo, as described below under “Security Ownership of Certain Beneficial Owners and Management”). In addition, Dr. Kung’s daughter is a non-executive employee of Amyris.

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Prior to joining the Board, Mr. Mills served as the Chief Financial Officer of Amyris from May 2012 to December 2013.

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Ms. Piwnica was designated to serve as a director by Naxyris. As of August 30, 2019, Naxyris beneficially owned 3,743,038 shares of our common stock, representing approximately 3.5% of our outstanding common stock (this includes the assumed exercise of certain warrants held by Naxyris).

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Prior to joining the Board, Dr. Yang worked as a consultant to Amyris from September 2013 through July 2014 and received compensation in excess of  $120,000 during such period for his services.

Consistent with these considerations, after a review of all relevant transactions and relationships between each director, any of his or her family members and affiliated entities, Amyris, our executive officers and our independent registered public accounting firm, the Board affirmatively determined that a majority of the Board is comprised of independent directors, and that the following directors are independent: John Doerr, Geoffrey Duyk, Frank Kung, James McCann, Steven Mills, Carole Piwnica, Lisa Qi, R. Neil Williams and Patrick Yang.
Board Leadership Structure
The Board is composed of our Chief Executive Officer, John Melo, and eleven non-management directors. Geoffrey Duyk, one of our independent directors, currently serves the principal Board leadership role as the Board’s interim Chair. The Board expects to appoint an independent director as permanent Chair. The Board does not have any policy that the Chair must necessarily be separate from the Chief Executive Officer, but the Board appointed Dr. Duyk as interim Chairman in May 2014 until a permanent Chair could be identified. Dr. Duyk’s (and his successor’s) responsibilities as Board Chair include working with management to develop agendas for Board meetings, calling special meetings of the Board, presiding at executive sessions of independent Board members, gathering input from Board members on Chief Executive Officer performance and providing feedback to the Chief Executive Officer, gathering input from Board members after meetings and through an annual self-assessment process and communicating feedback to the Board and the Chief Executive Officer, as appropriate, and serving as Chief Executive Officer in the absence of another designated Chief Executive Officer. The Board believes that having an independent Chair helps reinforce the Board’s independence from management in its oversight of our business and affairs. In addition, the Board believes that this structure helps to create an environment that is conducive to objective evaluation and oversight of management’s performance and related compensation, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in our best interests and those of our stockholders. Further, this structure permits our Chief Executive Officer to focus on the management of our day-to-day operations. Accordingly, we believe our current Board leadership structure contributes to the effectiveness of the Board as a whole and, as a result, is the most appropriate structure for us at the present time.

Role of the Board in Risk Oversight
We consider risk as part of our regular evaluation of business strategy and decisions. Assessing and managing risk is the responsibility of our management, which establishes and maintains risk management processes, including prioritization processes, action plans and mitigation measures, designed to balance the risk and benefit of opportunities and strategies. It is management’s responsibility to anticipate, identify and communicate risks to the Board and/or its committees. The Board as a whole oversees our risk management systems and processes, as implemented by management and the Board’s committees. As part of its oversight role, the Board has established an enterprise risk management process that involves management discussions with and updates to members of the Audit Committee regarding enterprise risk prioritization and mitigation. In addition, the Board uses its committees to assist in its risk oversight function as follows:
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The Audit Committee has responsibility for overseeing our financial controls and risk and legal and regulatory matters.

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The Leadership Development and Compensation Committee is responsible for oversight of risk associated with our compensation programs and plans.

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The Nominating and Governance Committee is responsible for oversight of Board processes and corporate governance related risks.

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The Operations and Finance Committee is responsible for oversight of risk associated with our business operations and financing activities.

The Board receives regular reports from committee Chairs regarding the committees’ activities. In addition, discussions with the Board regarding our strategic plans and objectives, business results, financial condition, compensation programs, strategic transactions, and other matters include discussions of the risks associated with the particular item under consideration.
Meetings of the Board and Committees
During 2018, the Board held five meetings, and its three standing committees during 2018 (the Audit Committee, Leadership Development and Compensation Committee and Nominating and Governance Committee) collectively held 17 meetings. Of such meetings, the Audit Committee held nine meetings, the Leadership Development and Compensation Committee held six meetings and the Nominating and Governance Committee held two meetings. With the exception of Mr. Eykerman and Mr. Goppelsroeder, each incumbent director attended at least 75% of the meetings of the Board and of the committees on which such director served that were held during the period that such director served in 2018. The Board’s policy is that directors are encouraged to attend our annual meetings of stockholders. No directors attended our 2018 annual meeting of stockholders.

The following table provides membership and meeting information for the Board and its standing committees in 2018:
Member of the Board in 2018	Board	Audit Committee	Leadership Development and Compensation Committee	Nominating and Governance Committee
John Doerr	X			Chair
Geoffrey Duyk	Chair	X
Philip Eykerman(1)	X
Christoph Goppelsroeder(2)	X
Frank Kung	X
John Melo	X
Steven Mills(3)	X	X	X
Carole Piwnica	X		Chair	X
Fernando de Castro Reinach(4)	X	X
HH Sheikh Abdullah bin Khalifa Al Thani(5)	X
Christophe Vuillez(6)	X
R. Neil Williams	X	Chair
Patrick Yang	X		X
Total meetings in 2018(7)	5	9	6	2

(1)
Mr. Eykerman attended 3 of 5 Board meetings held during 2018.

(2)
Mr. Goppelsroeder attended 3 of 5 Board meetings held during 2018.

(3)
Mr. Mills was appointed to the Board and the Audit Committee on August 1, 2018, and was appointed to the Leadership Development and Compensation Committee on November 6, 2018.

(4)
Dr. Reinach resigned from the Board effective August 1, 2018.

(5)
HH attended 0 of 5 Board meetings held during 2018. HH resigned from the Board effective May 14, 2019.

(6)
Mr. Vuillez attended 3 of 5 Board meetings held during 2018. Mr. Vuillez resigned from the Board effective May 20, 2019.

(7)
Includes one concurrent meeting of the Board and the Leadership Development and Compensation Committee.

Committees of the Board
The Board has established an Audit Committee, a Leadership Development and Compensation Committee, a Nominating and Governance Committee and an Operations and Finance Committee, each as described below. Members are appointed by the Board to serve on these committees until their resignations or until otherwise determined by the Board.
Audit Committee
The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”), and assists the Board in fulfilling the Board’s oversight of our accounting and system of internal controls, the quality and integrity of our financial reports, legal and regulatory matters, and the retention, independence and performance of our independent registered public accounting firm.

Under Nasdaq rules, we must have an audit committee of at least three members, each of whom must be independent as defined under the rules and regulations of Nasdaq and the Securities and Exchange Commission (the “SEC”). Our Audit Committee is currently composed of three directors: Dr. Duyk and Messrs. Mills and Williams. Mr. Williams is the Chair of the Audit Committee. The composition of the Audit Committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. The Board has determined that each member of the Audit Committee is independent (as defined in the relevant Nasdaq and SEC rules and regulations), and is financially literate and able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, the Board has determined that Mr. Williams is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”), with employment experience in finance and accounting and other comparable experience that results in his financial sophistication. Being an “audit committee financial expert” does not impose on Mr. Williams any duties, obligations or liabilities that are greater than are generally imposed on him as a member of the Audit Committee and the Board. The Board has adopted a written charter for our Audit Committee that is posted on our company website at http://investors.amyris.com/corporate-governance.
The Audit Committee performs, among others, the following functions:
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oversees our accounting and financial reporting processes and audits of our consolidated financial statements;

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oversees our relationship with our independent auditors, including appointing or changing our independent auditors and ensuring their independence;

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oversees IT risk management and cybersecurity matters;

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reviews and approves the audit and permissible non-audit services to be provided to us by our independent auditors;

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facilitates communication among our independent auditors, our financial and senior management, and the Board; and

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monitors the periodic reviews of the adequacy of our accounting and financial reporting processes and systems of internal control that are conducted by our independent auditors and our financial and senior management.

In addition, the Audit Committee generally reviews and approves any proposed transaction between Amyris and any related party, establishes procedures for the receipt, retention and treatment of complaints received by Amyris regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Amyris employees of their concerns regarding suspected violations of laws, governmental rules or regulations, accounting, internal accounting controls or auditing matters, or company policies (including the administration of our whistleblower policy), and oversees the review of any complaints and submissions received through the complaint and anonymous reporting procedures.
Leadership Development and Compensation Committee
Under Nasdaq rules, compensation of the executive officers of a company must be determined, or recommended to the Board for determination, either by independent directors constituting a majority of the Board’s independent directors in a vote in which only independent directors participate, or by a compensation committee composed solely of independent directors. Amyris has established the Leadership Development and Compensation Committee for such matters, which is currently composed of three directors: Mr. Mills, Ms. Piwnica and Dr. Yang. Ms. Piwnica is the Chair of the Leadership Development and Compensation Committee. The Board, after consideration of all factors specifically relevant to determining whether any of Mr. Mills, Ms. Piwnica or Dr. Yang has a relationship to Amyris that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to, (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by Amyris to such director and (ii) whether such director is affiliated with Amyris, has determined that each member of the Leadership

Development and Compensation Committee is independent (as defined in the relevant Nasdaq and SEC rules and regulations). The Board has adopted a written charter for our Leadership Development and Compensation Committee that is posted on our company website at http://investors.amyris.com/corporate-governance.
The purpose of the Leadership Development and Compensation Committee is to provide guidance and periodic monitoring for all of our compensation, benefit, perquisite and equity programs. The Leadership Development and Compensation Committee, through delegation from the Board, has principal responsibility to evaluate, recommend, approve and review executive officer and director compensation arrangements, plans, policies and programs maintained by Amyris and to administer our cash-based and equity-based compensation plans, and may also make recommendations to the Board regarding the Board’s remaining responsibilities relating to executive compensation. The Leadership Development and Compensation Committee discharges the responsibilities of the Board relating to compensation of our executive officers, and, among other things:
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reviews and approves the compensation of our executive officers;

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reviews and recommends to the Board the compensation of our non-employee directors;

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reviews and approves the terms of any compensation agreements with our executive officers;

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administers our stock and equity incentive plans;

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reviews and makes recommendations to the Board with respect to incentive compensation and equity incentive plans;

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establishes and reviews our overall compensation strategy; and

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reviews with the Chief Executive Officer and Board leadership the succession plans for senior management positions.

The Leadership Development and Compensation Committee also reviews the Compensation Discussion and Analysis section of our Proxy Statement and recommends to the Board whether it should be included in the Proxy Statement, has responsibility for the review of our pay ratio disclosure, and prepares a report of the Leadership Development and Compensation Committee for inclusion in our Proxy Statement in accordance with SEC rules. The Leadership Development and Compensation Committee has authority to form and delegate authority to subcommittees, as appropriate.
The Board has established a Management Committee for Employee Equity Awards (“MCEA”), consisting of our Chief People Officer and our Chief Executive Officer. The MCEA may grant equity awards to employees who are not officers (as that term is defined in Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 16a-1 promulgated under the Exchange Act) of Amyris, provided that the MCEA is only authorized to grant equity awards that meet grant guidelines approved by the Board or Leadership Development and Compensation Committee. These guidelines set forth, among other things, any limit imposed by the Board or Leadership Development and Compensation Committee on the total number of shares of our common stock that may be subject to equity awards granted to employees by the MCEA, and any requirements as to the size of an award based on the seniority of an employee or other factors.
Under its charter, the Leadership Development and Compensation Committee has the authority, at Amyris’ expense, to retain legal and other consultants, accountants, experts and compensation or other advisors of its choice to assist the Leadership Development and Compensation Committee in connection with its functions. During the past fiscal year, the Leadership Development and Compensation Committee engaged Compensia, Inc. (“Compensia”) as its compensation consultant. Compensia also served as the Committee’s compensation consultant from 2012 through 2017. Compensia provided the following services during 2018 (or in connection with 2018 compensation):
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reviewed and provided recommendations on the composition of Amyris’s compensation peer group, and provided compensation data relating to executives at the selected peer group companies;

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conducted a review of the total compensation arrangements for executive officers of Amyris;

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provided advice on executive officers’ compensation, including composition of compensation for base salary, short-term incentive (cash bonus) plan and long-term incentive (equity) plans;

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provided advice on executive officers’ cash bonus plan;

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assisted with executive equity program design, including analysis of equity mix, aggregate share usage and target grant levels;

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provided advice and recommendations regarding executive perquisites and Amyris’s executive severance plan;

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updated the Leadership Development and Compensation Committee on emerging trends/best practices and regulatory requirements in the area of executive and director compensation, including equity and cash compensation;

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provided advice and recommendations regarding certain non-executive employee compensation arrangements and equity grants; and

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assisted with the analysis related to our pay ratio disclosure.

The Leadership Development and Compensation Committee determined that Compensia did not have any relationships with Amyris or any of its officers or directors or any conflicts of interest that would impair Compensia’s independence.
The Human Resources, Finance and Legal departments of Amyris work with our Chief Executive Officer to design and develop new compensation programs applicable to our executive officers and non-employee directors, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer group compensation comparisons and other committee briefing materials, and to implement the decisions of the Leadership Development and Compensation Committee. Members of these departments and our Chief Executive Officer also meet separately with Compensia to convey information on proposals that management may make to the Leadership Development and Compensation Committee, as well as to allow Compensia to collect information about Amyris to develop its recommendations. In addition, our Chief Executive Officer conducts reviews of the performance and compensation of our other executive officers, and based on these reviews and input from Compensia and our Human Resources department, makes recommendations regarding compensation for such executive officers directly to the Leadership Development and Compensation Committee.
For the Chief Executive Officer’s compensation, Compensia reviews relevant market data with the Chair of the Leadership Development and Compensation Committee, as well as the performance of the Chief Executive Officer, and based on such review makes a recommendation regarding the Chief Executive Officer’s compensation, which is then presented to the Leadership Development and Compensation Committee. None of our executive officers participated in the determinations or deliberations of the Leadership Development and Compensation Committee regarding the amount of any component of his or her own 2018 compensation.
Operations and Finance Committee
On May 14, 2019, the Board established the Operations and Finance Committee, which is currently composed of five directors: Dr. Duyk, Dr. Kung, Mr. Mills, Ms. Piwnica and Mr. Williams. Mr. Mills is the Chair of the Operations and Finance Committee. The Board has determined that each member of the Operations and Finance Committee is independent (as defined in the relevant Nasdaq and SEC rules and regulations). The Board has adopted a written charter for our Operations and Finance Committee that is posted on our company website at http://investors.amyris.com/corporate-governance.
The purpose of the Operations and Finance Committee is to assist the Board with respect to financial and operational matters and transactions, including:
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reviewing and approving significant capital expenditures and strategic operational and financing transactions;

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overseeing the Company’s capitalization, including the structure and amount of its debt and equity; and

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reviewing the Company’s business operations and plans and operational performance.

Nominating and Governance Committee
Under Nasdaq rules, director nominees must be selected, or recommended for the Board’s selection, either by independent directors constituting a majority of the Board’s independent directors in a vote in which only independent directors participate, or by a nominations committee composed solely of independent directors. Amyris has established the Nominating and Governance Committee for such matters, which is currently composed of two directors: Mr. Doerr and Ms. Piwnica. Mr. Doerr is the Chair of the Nominating and Governance Committee. The Board has determined that each member of the Nominating and Governance Committee is independent (as defined in the relevant Nasdaq and SEC rules and regulations). The Board has adopted a written charter for our Nominating and Governance Committee that is posted on our company website at http://investors.amyris.com/corporate-governance.
The purpose of the Nominating and Governance Committee is to ensure that the Board is properly constituted to meet its fiduciary obligations to stockholders and Amyris, and to assist the Board with respect to corporate governance matters, including:
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identifying, considering and nominating candidates for membership on the Board;

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developing, recommending and periodically reviewing corporate governance guidelines and policies for Amyris (including our Corporate Governance Principles, Code of Business Conduct and Ethics and Insider Trading Policy); and

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advising the Board on corporate governance and Board performance matters, including recommendations regarding the structure and composition of the Board and Board committees.

The Nominating and Governance Committee also monitors the size, leadership and committee structure and composition of the Board and makes any recommendations for changes to the Board, reviews our narrative disclosures in SEC filings regarding the director nomination process, director qualifications, Board leadership structure and risk oversight by the Board, considers and approves requested waivers for our directors or executive officers under our Code of Business Conduct and Ethics, reviews and makes recommendations to the Board regarding formal procedures for stockholder communications with members of the Board, and oversees an annual self-assessment process for the Board.
Director Nomination Process
In carrying out its duties to consider and nominate candidates for membership on the Board, the Nominating and Governance Committee considers a mix of perspectives, qualities and skills that would contribute to the overall corporate goals and objectives of Amyris and to the effectiveness of the Board. The Nominating and Governance Committee’s goal is to nominate directors who will provide a balance of industry, business and technical knowledge, experience and capability. To this end, the Nominating and Governance Committee considers a variety of characteristics for director candidates, including demonstrated ability to exercise sound business judgment, relevant industry or business experience, understanding of and experience with issues and requirements facing public companies, excellence and a record of professional achievement in the candidate’s field, relevant technical knowledge or aptitude, having sufficient time and energy to devote to the affairs of Amyris, independence for purposes of compliance with Nasdaq and SEC rules and regulations, as applicable, and commitment to rigorously represent the long-term interests of our stockholders. Although the Nominating and Governance Committee uses these and other criteria to evaluate potential nominees, we have no stated minimum criteria for nominees. While we do not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating and Governance Committee strives to nominate directors with a variety of complementary skills and experience so that, as a group, the Board will possess the appropriate talent, skills and experience to oversee our business.

The Nominating and Governance Committee generally uses the following processes for identifying and evaluating nominees for director:
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In the case of incumbent directors, the Nominating and Governance Committee reviews the director’s overall service to Amyris during such director’s term, including performance, effectiveness, participation and independence.

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In seeking to identify new director candidates, the Nominating and Governance Committee may use its network of contacts to compile a list of potential candidates and may also engage, if deemed appropriate, a professional search firm. The Nominating and Governance Committee would conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the structure and needs of the Board. The Nominating and Governance Committee would then meet to discuss and consider the candidates’ qualifications and select nominees for recommendation to the Board by majority vote.

The Nominating and Governance Committee will consider director candidates recommended by stockholders and will use the same criteria to evaluate all candidates. We have not received a recommendation for a director nominee for the 2019 annual meeting from a stockholder or stockholders. Stockholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Governance Committee at the following address: Chair of the Nominating and Governance Committee c/o Secretary of Amyris, Inc. at 5885 Hollis Street, Suite 100, Emeryville, California 94608. Because we expect to hold our 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) in May 2020, any proposals for inclusion in next year’s proxy materials must be submitted not earlier than the close of business on the 105th day prior to the 2020 Annual Meeting and not later than the close of business on the later of  (x) the 75th day prior to the 2020 Annual Meeting or (y) the 10th day following the date on which public announcement of the date of the 2020 Annual Meeting is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience and directorships for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Stockholder Nominations
Stockholders who wish to nominate persons directly for election to the Board at an annual meeting of stockholders must meet the deadlines and other requirements set forth in our Bylaws and the rules and regulations of the SEC. As provided in our certificate of incorporation, subject to the rights of the holders of any series of preferred stock, any vacancy occurring in the Board can generally be filled only by the affirmative vote of a majority of the directors then in office. The director appointed to fill the vacancy will hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which the director has been assigned expires and until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal.
Stockholder Communications with Directors
The Board has established a process by which stockholders may communicate with the Board or any of its members, including the Chair of the Board, or to the independent directors generally. Stockholders and other interested parties who wish to communicate with the Board or any of the directors may do so by sending written communications addressed to the Secretary of Amyris at 5885 Hollis Street, Suite 100, Emeryville, California 94608. The Board has directed that all communications will be compiled by the Secretary and submitted to the Board or the selected group of directors or individual directors on a periodic basis. These communications will be reviewed by our Secretary, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements and solicitations). The screening procedure has been approved by a majority of the non-management directors of the Board.

Directors may at any time request that we forward to them immediately all communications received by us for the Board. All communications directed to the Audit Committee in accordance with the procedures described above that relate to accounting, internal accounting controls or auditing matters involving Amyris will be promptly and directly forwarded to all members of the Audit Committee.

Proposal 2 —
Ratification of Selection of Independent Registered Public Accounting Firm
General
On July 2, 2019, the Audit Committee selected Macias Gini & O’Connell LLP (“MGO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2019, and the Board has directed that management submit the selection of such independent registered public accounting firm for ratification by our stockholders at the annual meeting. MGO has been engaged as our independent registered public accounting firm since July 2019. We expect representatives of MGO to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or applicable law require stockholder ratification of the selection of our independent registered public accounting firm. However, we are submitting the selection of MGO to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain MGO. Even if the selection is ratified, the Audit Committee in its discretion may direct the selection of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Amyris and our stockholders.
Background
On June 9, 2017, PricewaterhouseCoopers LLP (“PwC”) notified us that it declined to stand for re-election as our independent registered public accounting firm for the 2017 fiscal year. The Audit Committee conducted a competitive process to determine our independent registered public accounting firm for the 2017 fiscal year and on June 28, 2017, with the approval of the Audit Committee, we appointed KPMG LLP (“KPMG”) to serve as our independent registered public accounting firm for the 2017 fiscal year.
PwC’s audit reports on our consolidated financial statements for the fiscal years ended December 31, 2016 and 2015 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that PwC’s reports for the fiscal years ended December 31, 2016, and December 31, 2015 included an explanatory paragraph indicating that there was substantial doubt about our ability to continue as a going concern.
During our fiscal years ending December 31, 2016 and December 31, 2015, and the subsequent interim period through June 9, 2017, (i) there were no “disagreements” (within the meaning set forth in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934 (“Regulation S-K”)) with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreements in their reports on our consolidated financial statements for such years; and (ii) there were no “reportable events” (within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K).
In addition, during our fiscal years ending December 31, 2016 and December 31, 2015, and the subsequent interim period through June 28, 2017, neither Amyris nor any person on its behalf consulted with KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that KPMG concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” as such terms are described in Items 304(a)(1)(iv) or 304(a)(1)(v), respectively, of Regulation S-K.
On May 15, 2019, we determined, with the approval of the Audit Committee and the Board, to appoint BDO USA, LLP (“BDO”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019, and to dismiss KPMG upon completion of its audit of our consolidated financial statement as of and for the year ended December 31, 2018 and the effectiveness of internal control over financial reporting as of December 31, 2018, and the issuance of its reports thereon as well as the re-audit of the consolidated financial statements as of and for the year ended December 31, 2017. Subsequently, On July 3, 2019, (i) BDO resigned as our independent registered public accounting firm for the fiscal year ending December 31, 2019, prior to performing any substantive work with respect to the audit work for that year, and (ii) we determined, with the approval of the Audit Committee, to: (A) dismiss KPMG as our independent registered public accounting firm for the fiscal years ended December 31, 2018 and 2017, (B) appoint MGO as our independent registered public accounting firm for the fiscal years ended December 31, 2019 and 2018, and (C) appoint BDO as our independent registered public accounting firm for the re-audit of our consolidated financial statements for the fiscal year ended December 31, 2017. On July 9, 2019, MGO was formally engaged as our independent registered public accounting firm for the fiscal years ended December 31, 2019 and 2018. On July 10, 2019, BDO was formally engaged as our independent registered public accounting firm for the re-audit of our consolidated financial statements for the fiscal year ended December 31, 2017. The Audit Committee authorized KPMG to respond fully to all inquiries from BDO and MGO, and BDO to respond fully to all inquiries from MGO.
The audit report of KPMG on our consolidated financial statements as of and for the year ended December 31, 2017 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles, except as follows: KPMG’s report on our consolidated financial statements as of and for the year ended December 31, 2017 contained a separate paragraph stating that “The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has current debt service requirements that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.” On April 5, 2019 and May 14, 2019, the Audit Committee and the Board (upon the recommendation of the Audit Committee), respectively, after consultation with senior management and KPMG, concluded that our consolidated financial statements for the year ended December 31, 2017 and the quarterly and year-to-date periods ended March 31, 2018, June 30, 2018 and September 30, 2018, respectively, should be restated and should no longer be relied upon. Further, our disclosures related to such financial statements and related communications issued by or on behalf of us with respect to such periods, including management’s assessment of internal control over financial reporting as of December 31, 2017, should also no longer be relied upon. As of July 3, 2019, KPMG had not completed its audit procedures or issued any reports on our consolidated financial statements as of and for the year ended December 31, 2018 or our internal control over financial reporting and disclosure controls and procedures as of December 31, 2018.
Other than the reportable events disclosed above, during our two most recent fiscal years ended December 31, 2018 and December 31, 2017, respectively, and the subsequent interim period through July 3, 2019, there were no “disagreements” or “reportable events,” as such terms are described in Items 304(a)(1)(iv) and 304(a)(1)(v), respectively, of Regulation S-K and the related instructions thereto, with KPMG or BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) or reportable event(s), if not resolved to the satisfaction of KPMG or BDO, as applicable, would have caused KPMG or BDO, as applicable, to make reference to the subject matter of the disagreement(s) or reportable event(s) in connection with its report on our consolidated financial statements for the relevant year.
During our two most recent fiscal years, which ended December 31, 2018 and December 31, 2017, and the subsequent interim period through July 3, 2019, neither we nor any person on our behalf consulted with BDO or MGO with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us nor oral advice was provided that BDO or MGO, as applicable, concluded was an important factor in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” as such terms are described in Items 304(a)(1)(iv) and 304(a)(1)(v) of Regulation S-K.
Vote Required and Board Recommendation
Ratification of the selection of Macias Gini & O’Connell LLP requires the affirmative vote of the holders of a majority of the shares of common stock properly casting votes for or against this proposal at the annual meeting in person or by proxy. Abstentions will not count toward the vote total for this proposal and therefore will not affect the outcome of this proposal. Shares represented by executed proxies that do not indicate a vote “For,” “Against” or “Abstain” will be voted by the proxy holders “For” this proposal.
The Board recommends a vote “FOR” this Proposal 2
Independent Registered Public Accounting Firm Fee Information
BDO has served as our independent registered public accounting firm for the fiscal year ended December 31, 2017 since July 10, 2019, and MGO has served as our independent registered public accounting firm for the fiscal year ended December 31, 2018 and the fiscal year ending December 31, 2019 since July 9, 2019. The following tables set forth the aggregate fees billed or to be billed to us by BDO and MGO, respectively, for services performed in or for the fiscal years ended December 31, 2018 and December 31, 2017 (in thousands):
BDO USA, LLP
	Fiscal Year ended December 31,
Fee Category	2018	2017
Audit Fees	$—	$2,235
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	3	—
Total Fees	$3	$2,235
The “Audit Fees” category includes aggregate fees billed for the relevant fiscal year for professional services rendered for the audit of our annual financial statements and review of our unaudited financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years. We did not incur any fees in this category with respect to BDO for the fiscal year ended December 31, 2018.
The “Audit-Related Fees” category includes aggregate fees billed in the relevant fiscal year for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and that are not reported under the “Audit Fees” category. We did not incur any fees in this category with respect to BDO for the fiscal years ended December 31, 2018 and 2017.
The “Tax Fees” category includes aggregate fees billed in the relevant fiscal year for professional services rendered with respect to tax compliance, tax advice and tax planning. We did not incur any fees in this category with respect to BDO for the fiscal years ended December 31, 2018 and 2017.
The “All Other Fees” category includes aggregate fees billed in the relevant fiscal year for products and services other than those reported under the other categories described above. We did not incur any fees in this category with respect to BDO for the fiscal year ended December 31, 2017.
Macias Gini & O’Connell LLP
	Fiscal Year ended December 31,
Fee Category	2018	2017
Audit Fees	$3,150	$—
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$3,150	$—
The “Audit Fees” category includes aggregate fees billed for the relevant fiscal year for professional services rendered for the audit of our annual financial statements and review of our unaudited financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years. We did not incur any fees in this category with respect to MGO for the fiscal year ended December 31, 2017.
The “Audit-Related Fees” category includes aggregate fees billed in the relevant fiscal year for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and that are not reported under the “Audit Fees” category. We did not incur any fees in this category with respect to MGO for the fiscal years ended December 31, 2018 and 2017.
The “Tax Fees” category includes aggregate fees billed in the relevant fiscal year for professional services rendered with respect to tax compliance, tax advice and tax planning. We did not incur any fees in this category with respect to MGO for the fiscal years ended December 31, 2018 and 2017.
The “All Other Fees” category includes aggregate fees billed in the relevant fiscal year for products and services other than those reported under the other categories described above. We did not incur any fees in this category with respect to MGO for the fiscal years ended December 31, 2018 and 2017.
Audit Committee Pre-Approval of Services Performed by our Independent Registered Public Accounting Firm
The Audit Committee’s charter requires it to approve all fees and other compensation paid to, and pre-approve all audit and non-audit related services provided by, the Company’s independent registered public accounting firm. The Audit Committee charter permits the Audit Committee to delegate pre-approval authority to one or more members of the Audit Committee, provided that any pre-approval decision is reported to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated such pre-approval authority, for fees of up to $100,000 in the aggregate, to the Chair of the Audit Committee.
In determining whether to approve audit and non-audit services to be performed by our independent registered public accounting firm, the Audit Committee takes into consideration the fees to be paid for such services and whether such fees would affect the independence of the accounting firm in performing its audit function. In addition, when determining whether to approve non-audit services to be performed by our independent registered public accounting firm, the Audit Committee considers whether the performance of such services is compatible with maintaining the independence of the accounting firm in performing its audit function, and confirms that the non-audit services will not include the prohibited activities set forth in Section 201 of the Sarbanes-Oxley Act of 2002. Except for the services described above under “Audit-Related Fees,” “Tax Fees” and “All Other Fees” (each of which was pre-approved by the Audit Committee in accordance with its policy), no non-audit services were provided by our independent registered public accounting firm in 2018 or 2017.
All fees paid to, and all services provided by, our independent registered public accounting firm during fiscal years 2018 and 2017 were pre-approved by the Audit Committee in accordance with the pre-approval procedures described above.

Report of the Audit Committee*
The Audit Committee has reviewed and discussed with management (i) our restated audited consolidated financial statements for the fiscal year ended December 31, 2017 and (ii) our audited consolidated financial statements for the fiscal year December 31, 2018. The Audit Committee has also discussed with BDO USA, LLP and Macias Gini & O’Connell LLP, our independent registered public accounting firms for the fiscal year ended December 31, 2017 and the fiscal year ended December 31, 2018, respectively, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees), as amended.
The Audit Committee has received and reviewed the written disclosures and the letters from each of BDO USA, LLP and Macias Gini & O’Connell LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding such firms’ respective communications with the Audit Committee concerning independence, and has discussed with such firms their independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the restated audited consolidated financial statements for the fiscal year ended December 31, 2017 and the audited consolidated financial statements for the fiscal year December 31, 2018 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the Securities and Exchange Commission.
Amyris, Inc. Audit Committee of the Board
R. Neil Williams (Chair)
Geoffrey Duyk
Steven Mills

*
The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Amyris under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Proposal 3 —
Approval of the issuance of shares of our common stock issuable upon the exercise of warrants and conversion of preferred stock issued to Foris Ventures, LLC in accordance with Nasdaq Marketplace Rules 5635(b) and 5635(d)
General
We are asking stockholders to approve the issuance of shares of our common stock issuable upon the exercise of warrants and conversion of preferred stock issued to Foris Ventures, LLC in accordance with Nasdaq Marketplace Rules 5635(b) and 5635(d), as described in more detail below.
Background
During 2019, we have engaged in the following issuances of equity securities to Foris Ventures, LLC (“Foris”), an entity affiliated with director John Doerr of Kleiner Perkins Caufield & Byers, a current stockholder, and an owner of greater than five percent of our outstanding common stock, par value $0.0001 per share (the “Common Stock”):
On April 16, 2019, we issued and sold to Foris 6,732,369 shares of Common Stock at a price of $2.87 per share, the closing bid price of the Common Stock on the Nasdaq Global Select Market on April 12, 2019, as well as a warrant to purchase up to 5,424,804 shares of Common Stock at an exercise price of  $2.87 per share, with an exercise term of two years from issuance, pursuant to a Securities Purchase Agreement, dated April 15, 2019, between us and Foris, for aggregate proceeds to us of  $20.0 million (the “April Investment”). The securities were sold in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated under the Securities Act.
On April 26, 2019, we issued and sold to Foris 2,832,440 shares of Common Stock at a price of $5.12 per share, the closing price of the Common Stock on the Nasdaq Global Select Market on April 23, 2019, as well as a warrant to purchase up to 3,983,230 shares of Common Stock at an exercise price of $5.12 per share, with an exercise term of two years from issuance, pursuant to a Security Purchase Agreement, dated April 24, 2019, between us and Foris, for aggregate proceeds to us of  $15.0 million. The securities were sold in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act.
On May 14, 2019 we issued and sold to Foris 1,122,460 shares of Common Stock at a price of $4.60 per share, as well as a warrant to purchase 352,638 shares of Common Stock at an exercise price of $4.56 per share, the closing price of the Common Stock on the Nasdaq Global Select Market on May 9, 2019, with an exercise term of two years from issuance (the “Exchange Warrant”), in exchange for the surrender and cancellation of  $5.0 million principal amount of our 6.50% Convertible Senior Notes due 2019 held by Foris, pursuant to an Exchange Agreement, dated May 10, 2019, between us and Foris. The securities were sold in a private placement pursuant to the exemption from registration under Section 3(a)(9) of the Securities Act.
On August 14, 2019, in connection with the entry by us and Foris into the Amendment No 5 and Waiver to the Loan and Security Agreement, dated June 29, 2018, by and among us, certain of our subsidiaries and Foris, as successor in interest to GACP Finance Co., LLC, we issued to Foris a warrant to purchase up to 1,438,829 shares of Common Stock at an exercise price of  $2.87 per share, with an exercise term of two years from issuance. The warrant was issued in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act.
On August 28, 2019, in connection with the entry by us and Foris into a credit agreement to make available to us an unsecured credit facility in an aggregate principal amount of  $19.0 million, which we borrowed in full on August 28, 2019, we (i) issued to Foris a warrant to purchase up to 4,871,795 shares of Common Stock at an exercise price of  $3.90 per share, with an exercise term of two years from issuance and (ii) amended the warrants issued to Foris on April 26, 2019 and May 14, 2019 to reduce the exercise price of such warrants to $3.90 per share.

The exercise price of the warrants described above (collectively, the “Foris Warrants”) is subject to standard adjustments but does not contain any anti-dilution protection, and the Foris Warrants only permit “cashless” or “net” exercise after the six-month anniversary of issuance, and only to the extent that there is not an effective registration statement covering the resale of the applicable shares of Common Stock underlying the Foris Warrant being exercised.
In addition, each Foris Warrant provides that we may not effect any exercise of such Foris Warrant to the extent that, after giving effect to such exercise, Foris, together with its affiliates, would beneficially own in excess of 19.99% of the number of shares of Common Stock outstanding after giving effect to such exercise, unless we have obtained stockholder approval to exceed such limit. In addition, Foris has agreed not to exercise any warrant or any other convertible security to the extent that, after giving effect to such exercise, Foris, together with its affiliates, would beneficially own in excess of 19.99% of the number of shares of Common Stock outstanding after giving effect to such exercise or conversion, unless we have obtained stockholder approval to exceed such limit.
We are asking our stockholders to approve allowing Foris to exercise its outstanding warrants, which would result in Foris beneficially owning in excess of 19.99% of the number of shares of Common Stock outstanding.
For more information regarding these transactions, please see below under “Transactions with Related Persons — Agreements with Foris”.
In addition to the warrants listed above, Foris holds the following warrants to purchase our Common Stock as of August 30, 2019:
Warrant to purchase 4,877,386 shares of Common Stock at an exercise price of  $2.87 per share, exercisable until May 17, 2020
Warrant to purchase 64,103 shares of Common Stock at an exercise price of  $0.15 per share, exercisable until July 29, 2020
Warrant to purchase 152,381 shares of Common Stock at an exercise price of  $0.15 per share, exercisable until February 12, 2021
In addition, as of August 30, 2019, Foris held 6,376.2787 shares of our Series B 17.38% Convertible Preferred Stock (“Series B Preferred Stock”), which are convertible into 1,012,071 shares of Common Stock, the conversion of which is subject to a beneficial ownership limitation of 9.99% of the Company’s outstanding common stock (the “Series B Beneficial Ownership Limitation”). Pursuant to the Certificate of Designation of Preferences, Rights and Limitations relating to the Series B Preferred Stock (the “Series B Certificate of Designation”), the shares of Series B Preferred Stock held by Foris automatically converted to common stock on October 9, 2017, subject to the Series B Beneficial Ownership Limitation. Such automatic conversion of the Series B Preferred Stock will be held in abeyance to the extent such conversion would cause Foris to beneficially own in excess of the Series B Beneficial Ownership Limitation, until Foris is able to receive such shares without exceeding the Series B Beneficial Ownership Limitation. We intend to amend the Series B Certificate of Designation to remove the Series B Beneficial Ownership Limitation; provided, that the conversion of the shares of Series B Preferred Stock held by Foris will continue to be subject to a 19.99% beneficial ownership limitation unless Proposal 3 is approved. All beneficial ownership information contained in this Proxy Statement that assumes that Proposal 3 is approved also assumes that the Series B Beneficial Ownership Limitation is removed.
As of August 30, 2019, Foris held (i) 17,527,973 shares of Common Stock, (ii) warrants to purchase up to an aggregate of 21,165,166 shares of Common Stock at a weighted average exercise price of  $3.29 per share, with expiration dates ranging from July 29, 2020 to August 28, 2021 and (iii) 6,376.2787 shares of Series B Preferred Stock, which are convertible into 1,012,071 shares of Common Stock. Foris is currently our largest shareholder on the basis of shares issued and outstanding, and is our second largest shareholder on a beneficial ownership basis.
In addition, as of August 30, 2019, affiliates of Foris, including director John Doerr and Kleiner Perkins Caufield & Byers, beneficially owned an aggregate of 295,246 shares of Common Stock.

Currently, due to the beneficial ownership limitations described above, Foris beneficially owns 19.99% of the outstanding Common Stock. Assuming the full exercise of all Foris warrants currently outstanding for cash as of August 30, 2019 and the conversion of its shares of Series B Preferred Stock, after giving effect to such exercises and conversion, Foris, together with its affiliates, would beneficially own an aggregate of 39,984,057 shares of Common Stock, representing approximately 31.9% of the Common Stock outstanding after giving effect to such exercise and conversion, and would become our largest shareholder on a beneficial ownership basis. By approving this Proposal 3, stockholders would be approving the exercise by Foris of all of its currently outstanding warrants and the conversion of its outstanding Series B Preferred Stock, which would cause Foris to beneficially own in excess of 20% of our Common Stock outstanding and become our largest shareholder on a beneficial ownership basis. If Proposal 3 is not approved, Foris would continue to beneficially own 19.99% of our Common Stock and would be restricted from exercising its outstanding warrants or outstanding Series B Preferred Stock until such time as the exercise of such warrants or the conversion of such Series B Preferred Stock would not cause Foris to exceed 19.99% of the number of shares of Common Stock outstanding after giving effect to such exercise or conversion.
Purpose — Nasdaq Stockholder Approval Requirement
Our Common Stock is listed on The Nasdaq Stock Market (“Nasdaq”) and trades under the ticker symbol AMRS. Nasdaq Marketplace Rule 5635(b) requires stockholder approval of security issuances when the issuance or potential issuance will result in a change of control of the Company. Nasdaq has generally taken the position that any issuance that results in an investor or group of investors obtaining a 20% or greater interest or a right to acquire that interest on a post-transaction basis, and that ownership position would be the largest position in the Company, would be presumed to be a change of control. Assuming the full exercise of the warrants currently held by Foris and the full exercise of Foris’s shares of Series B Preferred Stock, Foris (and certain of its affiliates, including director John Doerr) would own greater than 20% of the voting power of the Company on a post-transaction basis and be the Company’s largest shareholder. By approving Proposal 3, you are approving the proposal for purposes of the requirements under Nasdaq Marketplace Rule 5635(b), which would result in Foris (and certain of its affiliates, including director John Doerr) obtaining a greater than 20% beneficial ownership interest in the Company on a post-transaction basis, which ownership position will be the largest ownership position (both on an issued and outstanding basis and a beneficial ownership basis) in the Company.
Nasdaq Marketplace Rule 5635(d) requires stockholder approval in connection with a transaction other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the Common Stock immediately preceding the signing of the binding agreement for the issuance of such securities; or (ii) the average closing price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities (the “Minimum Price”). Based on Nasdaq Marketplace Rule 5635(d), the issuance of the Exchange Warrant, when taken together with other transactions aggregated for such purpose, may be deemed to involve the issuance of securities convertible into more than 20% of our Common Stock at a discount to the Minimum Price.
We are requesting in this Proposal 3 that our stockholders approve the issuance of the Common Stock issuable upon exercise of the warrants, including the Exchange Warrant, and conversion of the Series B Preferred Stock currently held by Foris in accordance with Nasdaq Marketplace Rules 5635(b) and (d). The issuance and sale of the shares of Common Stock underlying such warrants and shares of Series B Preferred Stock are intended to be exempt from the registration requirements of the Securities Act pursuant to the Regulation D “safe harbor” provisions of the Securities Act.
Vote Required and Board Recommendation
This proposal must receive a “For” vote from (i) the holders of a majority of the shares of common stock properly casting votes for or against this proposal at the annual meeting in person or by proxy (the “Bylaws Standard”) and (ii) a majority of the total votes of shares of our common stock not owned, directly or indirectly, by Foris Ventures, LLC or its affiliates (including director John Doerr and Kleiner Perkins Caufield & Byers), cast in person or by proxy at the annual meeting (the “Disinterested Standard”). Shares represented by executed proxies that do not indicate a vote “For,” “Against” or “Abstain” will be voted by the proxy holders “For” this proposal. If you own shares through a bank, broker or other Intermediary, you must instruct your bank, broker or other Intermediary how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Abstentions and broker non-votes will not count toward the vote total for this proposal and therefore will not affect the outcome of this proposal.
The Board recommends a vote “FOR” this Proposal 3
The Board determined that Proposal 3 is advisable and in the best interest of our stockholders and recommended that our stockholders vote in favor of Proposal 3.
In reaching its determination to approve Proposal 3, the Board, with advice from our management and legal advisors, considered a number of factors, including:
•
the fact that the proceeds from the warrant and preferred stock issuances and the relationship with Foris will enable us to advance our strategic direction;

•
the warrants were offered as an inducement for Foris to participate in financing transactions with us, and it was the determination of the Board that such financing transactions were important events to strengthen our balance sheet;

•
our financial condition, results of operations, cash flow and liquidity, including our outstanding debt obligations, which required us to raise additional capital for ongoing cash needs;

•
the fact that our management explored financing options with other potential investors and are not aware of an ability for us to obtain the financing needed for our ongoing cash needs on comparable or better terms to the transactions with Foris, or at all;

•
the fact that John Doerr, one of our directors, indirectly owns all of the membership interests in Foris; and

•
the fact that our stockholders who did not participate in the financing transactions may be diluted and the value of our Common Stock may be diluted upon the exercise of the warrants and the conversion of the Series B Preferred Stock held by Foris.

In view of the variety of factors considered in connection with the evaluation of Proposal 3, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered. In addition, in considering the various factors, individual members of the Board may have assigned different weights to different factors.
After evaluating these factors for and against the exercise of the warrants and conversion of shares of Series B Preferred Stock, and the corresponding beneficial ownership of Foris in excess of 19.99% of our Common Stock, and based upon their knowledge of our business, financial condition and prospects, potential financing alternatives (or lack thereof), and the views of our management, the Board concluded that such exercise and conversion, and such corresponding increase in beneficial ownership by Foris, is in our best interest and in the best interests of our stockholders, and recommends that all stockholders vote “FOR” the approval of Proposal 3.
Potential Adverse Effects  —  Dilution and Impact on Existing Stockholders
The issuance of shares of Common Stock upon exercise of the warrants and conversion of the Series B Preferred Stock currently held by Foris would have a dilutive effect on current stockholders in that the percentage ownership of the Company held by such current stockholders will decline as a result of the issuance of the Common Stock upon such exercise or conversion. This means also that our current stockholders other than Foris will own a smaller interest in us as a result of such issuance and therefore have less ability to influence significant corporate decisions requiring stockholder approval. Issuance of Common Stock upon exercise of the warrants and conversion of the Series B Preferred Stock currently held by Foris could also have a dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our Common Stock to decline.

Due to potential adjustments to the number of shares of Common Stock issuable upon exercise of the warrants and conversion of the Series B Preferred Stock issued to Foris, the exact magnitude of the dilutive effect of the issuance of shares of Common Stock upon exercise of the warrants and conversion of the Series B Preferred Stock currently held by Foris cannot be conclusively determined. However, the dilutive effect may be material to current stockholders of the Company.
As a result of such potential issuance, Foris may be able to control or significantly influence our management and affairs and matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions, such as mergers, consolidations or the sale of all or substantially all of our assets, and may not act in the best interests of our other stockholders. Consequently, this concentration of ownership may have the effect of delaying or preventing a change of control, or a change in our management or board of directors, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company, even if such actions would benefit our other stockholders.
Interests of Certain Persons
When you consider the Board’s recommendation to vote in favor of Proposal 3, you should be aware that director John Doerr is affiliated with Foris as well as Kleiner Perkins Caufield & Byers, a current stockholder, and may have interests that may be different from, or in addition to, the interests of other of our stockholders. The beneficial ownership of Foris and its affiliates, including Mr. Doerr and Kleiner Perkins Caufield & Byers, is set forth above. Foris currently holds warrants and shares of Series B Preferred Stock that will not be exercisable or convertible, respectively, if Proposal 3 is not approved. Foris will not, as a result of the exercise of its outstanding warrants and conversion of its shares of Series B Preferred Stock, acquire rights to a majority of the voting power of the Company.
The transactions involving the issuance of the warrants and shares of Series B Preferred Stock currently held by Foris were separately approved by the Audit Committee, the Operations and Finance Committee or a Special Committee of the Board, and Mr. Doerr was not a member of, nor participated in, any meetings of such committees.

Corporate Governance
Corporate Governance Principles
The Board has adopted written Corporate Governance Principles to provide the Board and its committees with operating principles designed to enhance the effectiveness of the Board and its committees, to establish good Board and committee governance, and to establish the responsibilities of management and the Board in supporting the Board’s activities. The Corporate Governance Principles set forth a framework for Amyris’s governance practices, including composition of the Board, director nominee selection, Board membership criteria, director compensation, Board education, meeting responsibilities, access to information and employees, executive sessions of independent directors, standing Board committees and their functions, and responsibilities of management.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of Amyris as required by Nasdaq governance rules. Our Code of Business Conduct and Ethics includes a section entitled “Code of Ethics for Chief Executive Officer and Senior Financial Officers,” providing additional principles for ethical leadership and a requirement that such individuals foster a culture throughout Amyris that helps ensure the fair and timely reporting of our financial results and condition. Our Code of Business Conduct and Ethics is available on the corporate governance section of our website at http://investors.amyris.com/corporate-governance. Stockholders may also obtain a printed copy of our Code of Business Conduct and Ethics and our Corporate Governance Principles by writing to the Secretary of Amyris at 5885 Hollis Street, Suite 100, Emeryville, California 94608. If we make any substantive amendment to a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, or if we grant any waiver from any of such provisions to any such person, we will promptly disclose the nature of the amendment or waiver on the corporate governance section of our website at http://investors.amyris.com/corporate-governance.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information with respect to the beneficial ownership of our common stock, as of August 30, 2019, by:
•
each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our voting securities;

•
each of our directors;

•
each of our named executive officers; and

•
all of our directors and named executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes any shares over which the individual or entity has sole or shared voting power or investment power. These rules also treat as outstanding all shares of capital stock that a person would receive upon the exercise of any option, warrant or right or through the conversion of a security held by that person that are immediately exercisable or convertible or exercisable or convertible within 60 days of the date as of which beneficial ownership is determined. These shares are deemed to be outstanding and beneficially owned by the person holding those options, warrants or rights or convertible securities for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information does not necessarily indicate beneficial ownership for any other purpose. Except as indicated in the footnotes to the below table and pursuant to applicable community property laws, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock attributed to them in the table.
Information with respect to beneficial ownership has been furnished to us by each director and named executive officer and certain stockholders, and derived from publicly-available SEC beneficial ownership reports on Forms 3 and 4 and Schedules 13D and 13G filed by covered beneficial owners of our common stock. Percentage ownership of our common stock in the table is based on 103,185,068 shares of our common stock outstanding on August 30, 2019 (as reflected in the records of our stock transfer agent). Except as otherwise set forth below, the address of the beneficial owner is c/o Amyris, Inc., 5885 Hollis Street, Suite 100, Emeryville, California 94608.
The number and percent of shares owned by Foris Ventures, LLC and director John Doerr do not include any shares issuable upon the exercise of the warrants or conversion of the shares of preferred stock that will be exercisable and convertible, respectively, if Proposal 3 is approved.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percent of Class (%)
5% Stockholders
DSM International B.V(1)	27,001,551	23.0
Foris Ventures, LLC(2)	21,054,940	19.7
Vivo Capital LLC(3)	10,725,235	9.98
Total Raffinage Chimie(4)	10,268,173	9.9
Loyola Capital Management, LLC(5)	8,300,000	8.0
Directors and Named Executive Officers
John Melo(6)	909,575	*
John Doerr(2)(7)	21,333,787	19.99
Geoffrey Duyk(8)	8,932	*
Philip Eykerman(9)	12,848	*
Christoph Goppelsroeder(10)	0	*
Frank Kung(3)(11)	10,731,784	9.99
James McCann(12)	1,240	*

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percent of Class (%)
Steven Mills(13)	16,048	*
Carole Piwnica(14)	15,797	*
Lisa Qi	0	*
R. Neil Williams(15)	14,597	*
Patrick Yang(16)	68,997	*
Kathleen Valiasek(17)	275,646	*
Joel Cherry(18)	323,621	*
Eduardo Alvarez(19)	366,876	*
Nicole Kelsey(20)	128,592	*
All Directors and Named Executive Officers as a Group (16 Persons)(21)	34,208,340	30.4

*
Represents beneficial ownership of less than 1%.

(1)
Includes 13,994,198 shares of common stock issuable upon exercise of certain warrants held by DSM International B.V. (together with its affiliates, “DSM”). DSM International B.V. is a wholly owned subsidiary of Koninklijke DSM N.V. Accordingly, Koninklijke DSM N.V. may be deemed to share beneficial ownership of the securities held of record by DSM International B.V. Koninklijke DSM N.V. is a publicly traded company with securities listed on the Amsterdam Stock Exchange. The address for DSM International B.V. is HET Overloon 1, 6411 TE Heerlen, Netherlands.

(2)
Includes 3,526,967 shares of common stock issuable upon exercise of certain warrants held by Foris. Foris also holds (i) warrants to purchase 17,638,199 shares of common stock, the exercise of which is subject to (A) a beneficial ownership limitation of 19.99% of the Company’s outstanding common stock and/or (B) the approval of the Company’s stockholders and (ii) shares of the Company’s Series B 17.38% Convertible Preferred Stock (the “Series B Preferred Stock”), which are convertible into 1,012,071 shares of common stock, the conversion of which is subject to a beneficial ownership limitation of 9.99% of the Company’s outstanding common stock (the “Series B Beneficial Ownership Limitation”). Pursuant to the Certificate of Designation of Preferences, Rights and Limitations relating to the Series B Preferred Stock (the “Series B Certificate of Designation”), the shares of Series B Preferred Stock held by Foris automatically converted to common stock on October 9, 2017, subject to the Series B Beneficial Ownership Limitation. Such automatic conversion of the Series B Preferred Stock will be held in abeyance to the extent such conversion would cause Foris to beneficially own in excess of the Series B Beneficial Ownership Limitation, until Foris is able to receive such shares without exceeding the Series B Beneficial Ownership Limitation. We intend to amend the Series B Certificate of Designation to remove the Series B Beneficial Ownership Limitation; provided, that the conversion of the shares of Series B Preferred Stock held by Foris will continue to be subject to a 19.99% beneficial ownership limitation unless Proposal 3 is approved. All beneficial ownership information contained in this Proxy Statement that assumes that Proposal 3 is approved also assumes that the Series B Beneficial Ownership Limitation is removed. We are asking stockholders to approve the issuance of the shares of common stock issuable upon the exercise of such warrants and conversion of such shares of Series B Preferred Stock; see “Proposal 3 — Approval of the issuance of shares of our common stock issuable upon the exercise of warrants and conversion of preferred stock issued to Foris Ventures, LLC in accordance with Nasdaq Marketplace Rules 5635(b) and 5635(d)” for more information. If Proposal 3 had been approved as of August 30, 2019, the number of shares beneficially owned by Foris, and the Percent of Class, would have been 39,705,210 shares and approximately 31.7%, respectively. Foris is indirectly owned by director John Doerr, who shares voting and investment control over the shares held by Foris. The address for Foris is 751 Laurel Street #717, San Carlos, California 94070.

(3)
Includes (i) 793,043 shares of common stock issuable upon conversion of shares of the Company’s Series D Convertible Preferred Stock (the “Series D Preferred Stock”) held by affiliates of Vivo Capital LLC (together with its affiliates, “Vivo”) and (ii) 3,440,612 shares of common stock issuable upon exercise of certain warrants held by Vivo. Vivo holds additional shares of Series D Preferred Stock, which are currently convertible into 1,150,618 shares of common stock, and additional warrants, which are currently exercisable for 4,991,953 shares of common stock, the conversion and exercise, respectively, of which is subject to a beneficial ownership limitation of 9.99% of the Company’s outstanding common stock. For purposes of this table, the shares beneficially owned by Vivo have been allocated between the number of shares issuable upon the conversion of shares of Series D Preferred Stock and the exercise of warrants based on the respective number of shares issuable upon such conversion or exercise. Director Frank Kung is a founding member of Vivo and a voting member of the general partner of Vivo entities that hold our common stock, Series D Preferred Stock and warrants, and may be deemed to share voting and dispositive power over the shares held by such entities. The address for Vivo is 505 Hamilton Avenue, Suite 207, Palo Alto, California 94301.
(4)
Includes (i) 172,820 shares of common stock issuable upon conversion of certain convertible promissory notes held by Total Raffinage Chimie (“Total”) and (ii) 141,881 shares of common stock issuable upon exercise of certain warrants held by Total. The address for Total is 2, Place Jean Millier, La Défense 6, 92400 Courbevoie, France.

(5)
The address for Loyola Capital Management, LLC is 222 E. Wisconsin Avenue, Suite 201, Lake Forest, Illinois 60045.

(6)
Shares beneficially owned by Mr. Melo include (i) 559,863 restricted stock units, all of which were unvested as of August 30, 2019, and (ii) 214,693 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of August 30, 2019.

(7)
Shares beneficially owned by Mr. Doerr include (i) 21,054,940 shares of common stock beneficially owned by Foris, in which Mr. Doerr indirectly owns all of the membership interests, (ii) 567 shares of common stock held by The Vallejo Ventures Trust U/T/A 2/12/96, of which Mr. Doerr is a trustee, (iii) 278,882 shares of common stock held by entities affiliated with Kleiner Perkins Caufield & Byers of which Mr. Doerr is an affiliate, excluding 16,399 shares over which Mr. Doerr has no voting or investment power and (iv) 10,265 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of August 30, 2019. We are asking stockholders to approve the issuance of shares of common stock issuable upon the exercise of certain warrants and conversion of certain shares of Series B Preferred Stock held by Foris; see “Proposal 3 — Approval of the issuance of shares of our common stock issuable upon the exercise of warrants and conversion of preferred stock issued to Foris Ventures, LLC in accordance with Nasdaq Marketplace Rules 5635(b) and 5635(d)” for more information. If Proposal 3 had been approved as of August 30, 2019, the number of shares beneficially owned by John Doerr, and the Percent of Class, would have been 39,984,057 shares and approximately 31.9%, respectively.

(8)
Shares beneficially owned by Dr. Duyk include 4,666 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of August 30, 2019.

(9)
Shares beneficially owned by Mr. Eykerman include (i) 666 restricted stock units, all of which were unvested as of August 30, 2019, and (ii) 7,449 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of August 30, 2019. Mr. Eykerman was appointed to the Board on May 18, 2017 as the designee of DSM. Mr. Eykerman disclaims beneficial ownership of all shares of Amyris common stock that are or may be beneficially owned by DSM or any of its affiliates.

(10)
Mr. Goppelsroeder was appointed to the Board on November 2, 2017 as the designee of DSM. Mr. Goppelsroeder does not beneficially own any shares of Amyris common stock directly and disclaims beneficial ownership of all shares of Amyris common stock that are or may be beneficially owned by DSM or any of its affiliates.

(11)
Shares beneficially owned by Dr. Kung include (i) 10,725,235 shares of common stock beneficially owned by Vivo, over which Dr. Kung may be deemed to share voting and dispositive power, (ii) 1,333 restricted stock units, all of which were unvested as of August 30, 2019 and (iii) 5,216 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of

August 30, 2019. Dr. Kung was appointed to the Board on November 2, 2017 as the designee of Vivo. Dr. Kung disclaims beneficial ownership over shares of Amyris common stock that are or may be beneficially owned by Vivo except to the extent of his pecuniary interest therein.
(12)
Shares beneficially owned by Mr. McCann include 750 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of August 30, 2019.

(13)
Shares beneficially owned by Mr. Mills include 3,466 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of August 30, 2019.

(14)
Shares beneficially owned by Ms. Piwnica include 10,265 of common stock issuable upon exercise of stock options that were exercisable within 60 days of August 30, 2019. Ms. Piwnica is Director of NAXOS S.A.R.L. (Switzerland), a consulting firm advising private investors, and was designated to serve as our director by Naxyris S.A., an investment vehicle owned by Naxos Capital Partners SCA Sicar. NAXOS S.A.R.L. (Switzerland) is affiliated with Naxos Capital Partners SCA Sicar. Ms. Piwnica disclaims beneficial ownership of all shares of Amyris common stock that are or may be beneficially owned by Naxyris S.A.

(15)
Shares beneficially owned by Mr. Williams include 9,465 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of August 30, 2019.

(16)
Shares beneficially owned by Dr. Yang include 17,065 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of August 30, 2019.

(17)
Shares beneficially owned by Ms. Valiasek include (i) 138,599 restricted stock units, all of which were unvested as of August 30, 2019, and (ii) 49,123 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of August 30, 2019.

(18)
Shares beneficially owned by Dr. Cherry include (i) 149,910 restricted stock units, all of which were unvested as of August 30, 2019, and (ii) 81,650 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of August 30, 2019. Dr. Cherry resigned from the Company effective June 7, 2019. In connection with his termination of employment, Dr. Cherry agreed to provide certain consulting services to the Company for a period of one year following the termination of his employment with the Company (which term may be extended by the mutual agreement of the parties). In exchange for, and as a result of, such services, Dr. Cherry’s outstanding equity awards will continue to remain outstanding and vest in accordance with, and subject to, the applicable equity plan and the relevant award agreements during the term of his consulting agreement with the Company.

(19)
Shares beneficially owned by Mr. Alvarez include (i) 285,000 restricted stock units, all of which were unvested as of August 30, 2019, and (ii) 30,000 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of August 30, 2019.

(20)
Shares beneficially owned by Ms. Kelsey include (i) 73,666 restricted stock units, all of which were unvested as of August 30, 2019, and (ii) 23,958 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of August 30, 2019.

(21)
Shares beneficially owned by all of our named executive officers and directors as a group include the shares of common stock described in footnotes 6 through 20 above.

Delinquent Section 16(A) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, and any person or entity who beneficially owns more than ten percent of a registered class of our common stock or other equity securities, to file with the SEC certain reports of ownership and changes in ownership of our securities. Based solely on review of such filed reports and written representations by our executive officers and directors that no other reports were required, we believe that, during 2018, no reporting person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis, except that Nicole Kelsey, our General Counsel and Secretary, filed one Form 4 late with respect to the vesting of a restricted stock unit award in August 2018.
Equity Compensation Plan Information
The following table shows certain information concerning our common stock reserved for issuance in connection with our 2005 Stock Option/Stock Issuance Plan, our 2010 Equity Incentive Plan and our 2010 Employee Stock Purchase Plan as of December 31, 2018:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities to be issued upon vesting of outstanding restricted stock units	Number of securities remaining available for future issuance under equity compensation plans(1)(2)
Equity compensation plans approved by security holders.	5,390,270	$11.55	5,294,803	2,559,213
Equity compensation plans not approved by security holders	—	$—	—	—
Total.	5,390,270	$11.55	5,294,803	2,559,213

(1)
Includes 2,359,750 shares reserved for future issuance under our 2010 Equity Incentive Plan and 199,463 shares reserved for future issuance under our 2010 Employee Stock Purchase Plan. No shares are reserved for future issuance under our 2005 Stock Option/Stock Issuance Plan other than shares issuable upon exercise of equity awards outstanding under such plan.

(2)
Effective January 1, 2019, the number of shares available for future issuance under our 2010 Equity Incentive Plan increased by 3,828,241 shares pursuant to the automatic increase provision contained in the 2010 Equity Incentive Plan and the number of shares available for future issuance under our 2010 Employee Stock Purchase Plan increased by 382,824 shares, in each case pursuant to automatic increase provisions contained in the respective plans, as discussed in more detail below.

Our 2010 Equity Incentive Plan includes all shares of our common stock reserved for issuance under our 2005 Stock Option/Stock Issuance Plan immediately prior to our initial public offering that were not subject to outstanding grants as of the completion of such offering. In addition, any shares of our common stock (i) issuable upon exercise of stock options granted under our 2005 Stock Option/Stock Issuance Plan that cease to be subject to such options and (ii) issued under our 2005 Stock Option/Stock Issuance Plan that are forfeited or repurchased by us at the original issue price, will become part of our 2010 Equity Incentive Plan reserve.
The number of shares available for grant and issuance under our 2010 Equity Incentive Plan is increased on January 1 of each year during the term of the plan by an amount equal to the lesser of  (1) five percent (5%) of our shares outstanding on the immediately preceding December 31 and (2) a number of shares as may be determined by the Board or the Leadership Development and Compensation Committee of the Board in their discretion. In addition, shares will again be available for grant and issuance under our 2010 Equity Incentive Plan that are:
•
subject to issuance upon exercise of an option or stock appreciation right granted under our 2010 Equity Incentive Plan and that cease to be subject to such award for any reason other than the award’s exercise;

•
subject to an award granted under our 2010 Equity Incentive Plan and that are subsequently forfeited or repurchased by us at the original issue price;

•
surrendered pursuant to an exchange program; or

•
subject to an award granted under our 2010 Equity Incentive Plan that otherwise terminates without shares being issued.

The number of shares reserved for issuance under our 2010 Employee Stock Purchase Plan is increased on January 1 of each year during the term of the plan by an amount equal to the lesser of   (1) one percent (1%) of our shares outstanding on the immediately preceding December 31 and (2) a number of shares as may be determined by the Board or the Leadership Development and Compensation Committee of the Board in their discretion, provided that the aggregate number of shares issued over the term of our 2010 Employee Stock Purchase Plan shall not exceed 1,666,666 shares.

Executive Officers
The following table provides the names, ages and offices of each of our current executive officers:
Name	Age	Position
John Melo	53	Director, President and Chief Executive Officer
Eduardo Alvarez	55	Chief Operating Officer
Kathleen Valiasek	56	Chief Business Officer
Nicole Kelsey	53	General Counsel and Secretary
Jonathan Wolter	69	Interim Chief Financial Officer
John Melo
See above under “Proposal 1 — Election of Directors — Business Experience and Qualifications of Directors.”
Eduardo Alvarez
Eduardo Alvarez has served as our Chief Operating Officer since October 2017. Mr. Alvarez has over 30 years of global operations experience both running and advising growth companies. Previously, he served as Global Operations Strategy Leader for PricewaterhouseCoopers LLP (PwC). During his tenure, Mr. Alvarez co-led the integration of his prior company, Booz & Company, following its acquisition by PwC. In that role, he grew operations into a global practice with $1.5 billion in revenue and 4,000 employees. Mr. Alvarez’s assignments focused on delivering structural cost improvements while also driving sustained revenue growth. His experience also includes roles at Booz Allen Hamilton, General Electric and AT&T. Alvarez holds a Master of Business Administration from Harvard Business School, a Master of Science in Mechanical Engineering in computer control and manufacturing from the University of California, Berkeley, and a Bachelor of Science degree in mechanical engineering from the University of Michigan. Mr. Alvarez is a board member of The Chicago Council of Global Affairs.
Kathleen Valiasek
Kathleen Valiasek has served as our Chief Business Officer since June 2019 and previously served as our Chief Financial Officer from January 2017 to June 2019. Prior to joining us, Ms. Valiasek served as Chief Executive Officer of a finance and strategic consulting firm she founded in 1994, and in this capacity she worked closely with the senior management teams of fast-growing companies including start-ups, venture-backed and Fortune 500 companies. Prior to this, she served in key venture capital, real estate development and accounting roles. Ms. Valiasek holds a Bachelor of Business Administration degree from the University of Massachusetts, Amherst.
Nicole Kelsey
Nicole Kelsey has served as our General Counsel and Secretary since August 2017. Her areas of expertise range from U.S. securities laws, to international M&A and corporate governance. Prior to joining Amyris, she served as General Counsel and Secretary of Criteo, a global leader in commerce marketing based in Paris, for over three years. Prior to joining Criteo, Ms. Kelsey was the senior securities lawyer for Medtronic, a global leader in medical technology; she served as head M&A attorney for CIT Group, Inc.; was the general counsel of a private merchant bank; and worked for the international conglomerate Vivendi. Before going in-house, Ms. Kelsey practiced with the law firms of White & Case and Willkie, Farr & Gallagher, in Paris and New York. A Fulbright scholar, Ms. Kelsey holds a J.D. from Northwestern University and a B.A. from The Ohio State University.
Jonathan Wolter
Jonathan Wolter has served as our Interim Chief Financial Officer since June 2019. His areas of expertise include financial management, operations, audit, internal controls, SEC reporting and compliance. Since 2004, he has served as a partner with FLG Partners LLC (FLG), where he has been retained as CFO by the boards of multiple public and private companies. Prior to joining FLG, Mr. Wolter was international controller with KPMG Consulting, where he also served as CFO of the firm’s Latin America operations. Previously, Mr. Wolter held CFO and controller roles with public and private companies and also served as senior audit manager with Arthur Andersen & Co. His experience spans the biotechnology, technology, electronics, manufacturing, engineering and banking sectors.

Executive Compensation
Compensation Discussion and Analysis
The following discussion describes and analyzes the compensation policies, arrangements and decisions for our named executive officers in 2018 and should be read in conjunction with the compensation tables contained elsewhere in this Proxy Statement. We believe our existing compensation policies, arrangements and decisions are consistent with our compensation philosophy and objectives discussed below and align the interests of our named executive officers with our short-term and long-term business objectives. During 2018, our named executive officers were:
•
John Melo, our President and Chief Executive Officer (our “CEO”)

•
Kathleen Valiasek, our Chief Financial Officer (Ms. Valiasek assumed the newly created role of Chief Business Officer to lead the CBD business and other business development efforts while continuing to lead the financing and investor relation activities effective June 3, 2019.)

•
Joel Cherry, our President, Research and Development (Dr. Cherry resigned from the Company effective June 7, 2019.)

•
Eduardo Alvarez, our Chief Operating Officer

•
Nicole Kelsey, our General Counsel and Secretary

Compensation Philosophy and Objectives and Elements of Compensation
The primary objectives of our executive compensation program in 2018 were to:
•
Attract, retain, and motivate highly talented employees that are key to our success;

•
Reinforce our core values and foster a sense of ownership, urgency and entrepreneurial spirit;

•
Link compensation to individual, team, and company performance (as appropriate by employee level);

•
Emphasize performance-based compensation for individuals who can most directly impact stockholder value; and

•
Provide exceptional pay for delivering exceptional results.

Our success depends, among other things, on attracting and retaining executive officers with experience and skills in a number of different areas as we continue to drive improvements in our technology platform and production process, pursue and establish key commercial relationships, develop and commercialize products and establish a reliable supply chain and manufacturing organization.
Our business continues to be in an early stage of development, with cash management being one key consideration for our strategy and operations. Accordingly, for 2018, we intended to provide a competitive compensation program that would enable us to attract and retain the top executives and employees necessary to develop our business, while being prudent in the management of our cash and equity. Based on this approach, we continued to aim to balance and reward annual and long-term performance with a total compensation package that included a mix of both cash and equity. Our compensation program was intended to align the interests of our executive officers, key employees and stockholders and to drive the creation of stockholder value by providing long-term incentives through equity-based awards.
Our intent and philosophy in designing compensation packages at the time of hiring of new executives is based on providing compensation that we believe is sufficient to enable us to attract the necessary talent to grow our business, within prudent limitations as discussed above. Compensation of our executive officers after the initial period following their hiring is influenced by the amounts of compensation that we initially agreed to pay them, as well as by our evaluation of their subsequent performance, changes in their levels of responsibility, retention considerations, prevailing market conditions, our financial condition and prospects, and our attempt to maintain an appropriate level of internal pay parity in the compensation of existing executive officers relative to the compensation paid to more recently hired executives.

We compensate our executive officers with a combination of salaries, cash bonuses and equity awards. We believe this combination of cash and equity compensation, subject to strategic allocation among such components, is largely consistent with the forms of compensation provided by other companies with which we compete for executive talent, and, as such, matches the expectations of our executive officers and the market for executive talent. We also believe that this combination provides appropriate incentive levels to retain our executives, reward them for performance in the short term and induce them to contribute to the creation of value in Amyris over the long term. We view the different components of our executive compensation program as distinct, each serving particular functions in furthering our compensation philosophy and objectives, and, together, providing a holistic approach to achieving such philosophy and objectives.
Base Salary.   We believe that we must maintain base salary levels that are sufficiently competitive to position us to attract and retain the executive officers we need and that it is important for our executive officers to perceive that over time they will continue to have the opportunity to earn a salary that they regard as competitive. The Leadership Development and Compensation Committee of our Board (the “LDCC” or the “Committee”) reviews and adjusts, as appropriate, the base salaries of our executive officers on an annual basis, and makes decisions with respect to the base salaries of new executives at the time of hire. In making such determinations, the Committee considers several factors, including our overall financial performance, the individual performance of the executive officer in question (including, for executives other than our CEO, the recommendation of our CEO based on a performance evaluation of the executive officer in question), the executive officer’s potential to contribute to our annual and longer-term strategic goals, the executive officer’s scope of responsibilities, qualifications and experience, competitive market practices for base salary, prevailing market conditions and internal pay parity.
Cash Bonuses.   We believe the ability to earn cash bonuses should provide incentives to our executive officers to effectively pursue goals established by our Board and should be regarded by our executive officers as appropriately rewarding effective performance against these goals. For 2018, the LDCC adopted a cash bonus plan for our executive officers, the details of which are described below under “2018 Compensation.” The 2018 cash bonus plan included company performance goals and individual performance goals and was structured to motivate our executive officers to achieve our short-term financial and operational goals and to reward exceptional company and individual performance. In particular, our 2018 cash bonus plan was designed to provide incentives to our executive officers to achieve 2018 company financial and operational targets on a quarterly and annual basis, together with various key individual operational objectives that were considered for annual performance achievement. In general, target bonuses for our executive officers are initially set in their offer letters based on similar factors to those described above with respect to the determination of base salary. For subsequent years, target bonuses for our executive officers may be adjusted by the LDCC based on various factors, including any modifications to base salary, competitive market practices and the other considerations described above with respect to adjustments in base salary. Certain bonuses paid to our executive officers under our 2018 cash bonus plan were granted in the discretion of the Committee notwithstanding the Company’s failure to meet stated performance goals. See “2018 Compensation — Cash Bonuses” below for more information.
Equity Awards.   Our equity awards are designed to be sufficiently competitive to allow us to attract and retain talented and experienced executives. In 2018, we granted both stock option and restricted stock unit (“RSU”) awards to our executive officers. Stock option awards for executive officers are granted with an exercise price equal to the fair market value of our common stock on the date of grant; accordingly, such stock option awards will have value to our executive officers only if the market price of our common stock increases after the date of grant. RSU awards represent the right to receive full-value shares of our common stock without payment of any exercise or purchase price. In 2018 we continued a practice that began in 2016 to place a greater emphasis on RSU awards, as compared to stock options, to increase the perceived value of equity awards granted to our executive officers. The relative weighting between the stock option and RSU awards granted to our executive officers is based on the LDCC’s review of market practices. In 2018, the LDCC approved special equity awards to our CEO consisting of a stock option subject to performance-based vesting conditions and RSUs with time-based vesting, as described in more detail below under “2018 Compensation — Equity Awards — 2018 CEO Equity Awards.”
We typically grant stock option awards with four-year vesting schedules. Stock option grants include a one year “cliff”, where the stock option award vests as to 25% of the shares of our common stock subject to the award after one year, and monthly thereafter, subject to continued service through each vesting date. Our RSU awards have generally been granted with three-year vesting schedules, vesting as to 1/3rd of the units subject to the award annually, subject to continued service through each vesting date. We believe such vesting schedules are generally consistent with the option and RSU award granting practices of our peer group companies. In 2018, we granted stock option and/or RSU awards with non-standard vesting terms to certain of our executive officers, including our CEO, the details of which are described below under “2018 Compensation — Equity Awards.”
We grant equity awards to our executive officers in connection with their hiring, or, as applicable, their promotion from other roles at the Company. The size of initial equity awards is determined based on the executive’s position with us and takes into consideration the executive’s base salary and other compensation as well as an analysis of the grant and compensation practices of our peer group companies in connection with establishing our overall compensation policies. The initial equity awards are generally intended to provide the executive with an incentive to build value in the Company over an extended period of time, while remaining consistent with our overall compensation philosophy. Insofar as we have to date incurred operating losses and consumed substantial amounts of cash in our operations, and to compensate for cash salaries and cash bonus opportunities that were, in certain cases, lower than those offered by competing employers, we have sought to attract executives to join us by granting equity awards that would have the potential to provide significant value if we are successful.
We grant additional equity awards in recognition of commendable performance, in connection with significant changes in responsibilities, and/or in order to better ensure appropriate retention and incentive opportunities from time to time. Further, equity awards are a component of the annual compensation package of our executive officers. In 2018, the LDCC granted equity awards based on input from management regarding performance, to satisfy our retention objectives and other considerations. In approving such awards, the LDCC took into account various factors, including the responsibilities, past performance and anticipated future contribution of the executive officer, his or her overall compensation package, his or her existing equity holdings and practice at our peer group companies.
Role of Stockholder Say-on-Pay Votes.   At our 2011, 2014 and 2017 annual meetings of stockholders, our stockholders voted, on an advisory basis, on the compensation of our named executive officers (commonly referred to as a “stockholder say-on-pay vote”). A majority of the votes cast were voted in favor of the non-binding advisory resolutions approving the compensation of our named executive officers as summarized in our 2011, 2014 and 2017 proxy statements. In 2017, 99% of the votes cast on the stockholder say-on-pay proposal approved, on a non-binding advisory basis, the compensation of our named executive officers as summarized in our 2017 proxy statement. The LDCC believes that this affirms our stockholders’ support of our approach to executive compensation, and, accordingly, did not materially change its approach to executive compensation in 2018 and does not intend to do so in 2019. In addition, in 2017 our stockholders approved, and our Board subsequently adopted, a three-year interval for conducting future stockholder say-on-pay votes. Accordingly, our stockholders will again vote, on an advisory basis, on the compensation of our named executive officers at our 2020 annual meeting of stockholders.
Compensation Policies and Practices as They Relate to Risk Management
The LDCC has determined, through discussions with management and Compensia at Committee meetings held in February 2018 and November 2018, that our policies and practices of compensating our employees, including our executive officers, are not reasonably likely to have a material risk to us. The assessments conducted by the Committee focused on the key terms of our bonus plans and equity compensation programs in 2018, and our plans for such programs in 2019. Among other things, the Committee focused on whether our compensation programs created incentives for risk-taking behavior and whether existing risk mitigation features and policies were sufficient in light of the overall structure and composition of our compensation programs. Among other things, the Committee considered the following aspects of our overall compensation program:
•
Our base salaries are generally high enough to provide our employees with sufficient income so that they are not dependent on bonus income to meet their basic cost of living.

•
Cash bonus targets are typically 10 – 20% of an employee’s base salary (40 – 100% for our executive officers), which we believe provides balanced incentives for performance, but does not encourage excessive risk taking to achieve such goals. For 2019, most employees were removed from participation in the Company’s 2019 cash bonus plan and received an increase in their base salary in consideration of such removal. Executive officers (including our named executive officers) will continue to participate in the Company’s 2019 cash bonus plan.
•
For key employees, our 2018 cash bonus plan (as discussed in more detail below under “2018 Compensation — Cash Bonuses”) emphasized company performance over individual performance objectives and provided for a maximum total bonus funding available for payout of 165% of target funding, with payouts ranging from 0% to 255% of an individual’s annual target bonus depending on company and individual performance. Our 2019 cash bonus plan applies only to certain key employees (including our executive officers) and provides for a maximum total bonus funding available for payout of 150% of target funding, with payouts ranging from 0% to 225% of an individual’s annual target bonus depending on company and individual performance.

•
Generally, we do not provide commission or similar compensation programs to our employees. However, starting in 2016 we implemented a cash incentive plan for certain employees involved in sales activities. In 2018, we implemented additional incentive plans for certain employees involved in business development activity. The incentive plans in 2018 for these employees provided what we viewed as moderate leverage, in which approximately 60 – 70% of the employee’s cash compensation was base salary and approximately 30 – 40% was commission-based, depending on the nature of the role.

•
For our executive officers, in 2018 we targeted the 50th percentile of our competitive market for total cash compensation and between the 50th and 75th percentiles of our competitive market (subject to company performance and affordability within dilution constraints) for equity compensation, which typically was to vest over three to four years, providing our executives with significant incentives for our longer-term success. For 2019, we are maintaining the same targets as 2018 for total cash and equity compensation for our executive officers.

Based on these considerations, the Committee determined that our compensation programs, including our executive and non-executive compensation programs, provide an appropriate balance of incentives and do not encourage our executives or other employees to take excessive risks or otherwise create risks that are likely to have a material adverse effect on us.
Role of Compensation Consultant.   In connection with an annual review of our executive compensation program for 2018, the LDCC retained Compensia, a national compensation consulting firm, to provide advice and guidance on our executive compensation policies and practices and relevant information about the executive compensation practices of similarly situated companies. In 2018, Compensia assisted in the preparation of materials for executive compensation proposals in advance of Committee meetings, including 2018 compensation levels for our executive officers and the design of our cash bonus, equity, severance and change of control programs and other executive benefit programs. Compensia also reviewed and advised the LDCC on materials relating to executive compensation prepared by management for Committee consideration. In addition, in the fourth quarter of 2017, Compensia assisted the LDCC in developing our compensation peer group for 2018 (as discussed below). The LDCC retained Compensia again in the fourth quarter of 2018 to provide assistance with respect to our 2019 compensation planning, including updates to our compensation peer group.
Compensia, under the direction of the LDCC, may continue to periodically conduct a review of the competitiveness of our executive compensation programs, including base salaries, cash bonus opportunities, equity awards and other executive benefits, by analyzing the compensation practices of companies in our compensation peer group, as well as data from third-party compensation surveys. Generally, the LDCC uses the results of such analyses to assess the competitiveness of our executive officers’ total compensation, and to determine whether each component of such total compensation is properly aligned with reasonable and responsible practices among our peer companies.
The LDCC also retained Compensia for assistance in reviewing and making recommendations to our Board regarding the compensation program for our non-employee directors when it was originally adopted in late 2010 and again when such program was subsequently amended in December 2015 and November 2016, and to provide market data and materials to the Committee.

In September 2017 and November 2018, the LDCC reviewed the independence of Compensia under applicable compensation consultant independence rules and standards and determined that Compensia had no conflict of interest with Amyris.
Compensation Decision Process
Under the charter of the LDCC, our Board has delegated to the Committee the authority and responsibility to discharge the responsibilities of the Board relating to the compensation of our executive officers. This includes, among other things, review and approval of the compensation of our executive officers and of the terms of any compensation agreements with our executive officers. For more information regarding the functions and composition of the LDCC, please refer to “Proposal 1 — Election of Directors — Committees of the Board” above.
In general, the LDCC is responsible for the design, implementation and oversight of our executive compensation program. In accordance with its charter, the Committee determines the annual compensation of our CEO and other executive officers and reports its compensation decisions to our Board. The Committee also administers our equity compensation plans, including our 2010 Equity Incentive Plan (the “2010 EIP”) and 2010 Employee Stock Purchase Plan. Generally, our Human Resources, Finance and Legal departments work with our Chief Executive Officer to design and develop new compensation programs applicable to our executive officers and non-employee directors, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer compensation comparisons and other committee briefing materials, and to implement the decisions of the Committee. Members of these departments and our Chief Executive Officer also meet separately with Compensia to convey information on proposals that management may make to the LDCC, as well as to allow Compensia to collect information about Amyris to develop its recommendations. In addition, our Chief Executive Officer conducts reviews of the performance and compensation of our other executive officers, and based on these reviews and input from Compensia and our Human Resources department, makes recommendations regarding compensation for such executive officers directly to the Committee. For our CEO’s compensation, Compensia reviews relevant market data with the Chair of the LDCC, as well as the performance of our CEO, and based on such review makes a recommendation regarding our CEO’s compensation, which is then presented to the LDCC. None of our executive officers participated in the determinations or deliberations of the LDCC regarding the amount of any component of his or her own 2018 compensation.
Use of Competitive Data.   To monitor the competitiveness of our executive officers’ compensation, in November 2017 the LDCC approved a compensation peer group (the “Peer Group”) to be used in connection with its 2018 compensation discussions that analyzed the compensation of executive officers in comparable positions at similarly-situated companies. The data gathered from the Peer Group was used as a reference in setting executive pay levels (including cash and equity compensation), non-employee director compensation, incentive plan practices, severance and change-in-control practices, equity utilization and pay/performance alignment. The Peer Group was composed of a cross-section of publicly-traded, U.S.-based companies of similar size to us (based on revenue, enterprise value, number of employees and R&D expenditures) from related industries (biotechnology, oil, gas and consumable fuels, chemicals, food products, personal products and household products). Based on these criteria, the following companies were included in the Peer Group approved by the LDCC for use in assessing the market position of our executive compensation for 2018:
2018 Peer Group
•
American Vanguard

•
Balchem

•
BioAmber

•
Codexis

•
Innospec

•
Intrexon

•
Kraton Performance Polymers

•
Landec

•
Renewable Energy Group

•
Rentech

•
Senomyx

•
TerraVia Holdings (formerly Solazyme)

•
Yield10 Bioscience (formerly Metabolix)

In November 2018, the LDCC conducted a review of the Peer Group for 2019. Similar to our approach for developing the 2018 Peer Group, we identified potential peers by screening publicly-traded, U.S.-based companies of similar size to us (based on revenue, enterprise value, number of employees and R&D expenditures) from related industries (biotechnology and pharmaceuticals, life sciences tools and services, oil, gas and consumable fuels, chemicals, food products, personal products and household products). Based on such analysis, the LDCC removed BioAmber, Kraton, Renewable Energy Group, Rentech, Senomyx, TerraVia Holdings and Yield10 Bioscience from the Peer Group for 2019 due to their financial profile, relevance and/or recent acquisition, and added Calyxt, Cambrex, e.l.f. Beauty, Hawkins, Innophos Holdings, International Flavors & Fragances, Medifast, Phibro Animal Health, Sensient Technologies, Trecora Resources and USANA Health Sciences.
In addition to reviewing the compensation practices of the Peer Group, the LDCC looks to the collective experience and judgment of its members and advisors, as well as relevant industry survey data, in determining total compensation and the various compensation components provided to our executive officers. While the LDCC does not believe that the Peer Group data is appropriate as a stand-alone tool for setting executive compensation due to the unique nature of our business, it believes that this information is a valuable reference source during its decision-making process.
Target Compensation Levels.   For 2018 the LDCC generally targeted the 50th percentile of our competitive market for total cash compensation (base salary and target cash bonus), as determined based on the Peer Group, supplemented by data from relevant industry surveys. The Committee chose the 50th percentile for total cash compensation in part because we are still in the early stages of product development and therefore need to conserve our cash while we ramp up our operations. Equity has been a critical and prominent component in our overall compensation package and we believe that it will remain an important tool for attracting, retaining and motivating our key talent by providing an opportunity for wealth creation as a result of our long-term success, particularly while we are growing our business. As a result, for 2018 the LDCC targeted equity compensation levels between the 50th and the 75th percentile (subject to company performance and affordability within dilution constraints) of our competitive market for equity compensation based on the Peer Group, supplemented by data from relevant industry surveys, and taking into consideration the LDCC approved targeted annual burn rate.
To this end, the LDCC approved annual equity awards for Ms. Valiasek, Dr. Cherry and Ms. Kelsey in May 2018 based primarily on the foregoing strategy. In addition, in April 2018 the LDCC approved special equity awards for our CEO, the details of which are described below under “2018 Compensation — Equity Awards — 2018 CEO Equity Awards” and in May 2018 the LDCC approved an equity award for Mr. Alvarez of 250,000 RSUs in accordance with the terms of his employment offer letter with the Company entered into in October 2017. Each of such awards was conditioned on the approval by our stockholders of certain amendments to the 2010 EIP to, among other things, increase the annual per-participant award limit thereunder, which amendments were approved by our stockholders in May 2018. In determining the size of the annual equity grants and the 2018 CEO Equity Awards, the LDCC considered the retention value of existing awards held by our named executive officers (taking into account option exercise prices and the prevailing market value of our common stock), the executives’ overall compensation packages, practice at peer companies and the responsibilities, performance, anticipated future contributions and retention risk of our named executive officers. In 2018, the equity awards granted to certain of our executive officers were larger than in prior years, in part due to the low retention value of existing awards held by such officers.

For 2019, we expect to continue to target the same percentiles for execution compensation as we have in 2018, as determined based on the Peer Group, supplemented by data from relevant industry surveys, which approach the LDCC approved in November 2018.
2018 Compensation
Background.   In designing the compensation program and making decisions for our executive officers for 2018, the Committee sought to balance achievement of critical operational goals with retention of key personnel, including our executive officers. Accordingly, the Committee focused in particular on providing a strong equity compensation program in order to provide strong retention incentives through challenging periods. It also focused on cash management in setting target total cash compensation (and associated salary and bonus target levels) for our executive officers. Another key theme for 2018 was establishing strong incentives to drive our performance, including continued emphasis on company performance goals over individual goals in the 2018 cash bonus plan and on equity compensation for longer-term upside potential and sharing in company growth.
Base Salaries.   In February 2018, the LDCC reviewed the base salaries, bonus targets and target total cash compensation of our executive officers against the Peer Group, as supplemented by relevant industry survey data, and, as a result of such analysis, as well as consideration of the factors described above under “Compensation Philosophy and Objectives and Elements of Compensation — Base Salary,” determined that no base salary adjustments were needed to ensure competitive base salaries for our executive officers.
Cash Bonuses.   The LDCC adopted a 2018 cash bonus plan for our executive officers in February 2018. Under the plan, our executive officers were eligible for bonuses based on the achievement of company metrics for each quarter in 2018, with a portion of their target bonus allocated to annual company and individual performance. The 2018 cash bonus plan was intended to provide a balanced focus on both our long-term strategic goals and shorter-term quarterly operational goals. The 2018 cash bonus plan provided for funding and payout of cash bonus awards based on our quarterly and annual performance during 2018 under pre-established metrics set by the LDCC for each quarter and for the year. Payouts, if any, under the 2018 cash bonus plan were made following a review of our results and performance each quarter and, for the annual component, a review occurred in February 2019 with respect to the annual performance of the Company as well as each individual’s performance. The 2018 cash bonus plan provided for a 50% weighting for quarterly achievement (with each quarter worth 12.5% of the total bonus fund for the year) and 50% for full year 2018 achievement.
The total funding possible under the 2018 cash bonus plan was based on a cash value (or the “target bonus fund”) determined by the executive officers’ target bonus levels. Target bonus levels for our executive officers in 2018 varied by individual, but were generally set between 40% and 100% of their annual base salary. In February and May 2018, the LDCC reviewed our executive officers’ bonus targets as part of its review of target total cash compensation for similar roles among executive officers at companies in the Peer Group, as supplemented by relevant industry survey data, and, as a result of such analysis, as well as consideration of the factors described above under “Compensation Philosophy and Objectives and Elements of Compensation — Cash Bonuses,” approved increases to the target bonus level for one of our executive officers, Ms. Valiasek, from 40% to 50% of annual base salary effective January 1, 2018 and from 50% to 80% of annual base salary effective April 1, 2018.
The quarterly and annual funding of the 2018 cash bonus plan was based on achievement of the following company performance metrics for the applicable quarter and full year 2018, respectively (as determined by the LDCC and, in the case of quarterly funding, as applicable for the quarter based on our operating plan): GAAP revenue (weighted 50%), gross margin (weighted 50%) and earnings before interest, tax, depreciation and amortization (“EBITDA”) (providing an additional valuation metric at -/+20% for the annual bonus funding). For each quarterly period and for the annual period under the 2018 cash bonus plan, “threshold,” “target” and “superior” performance levels were set for each applicable performance metric, which performance levels were intended to capture the relative difficulty of achievement of that metric.
If we did not achieve at least a 70% weighted average achievement level of the applicable performance metrics described above that achieved at least the “threshold” performance level for a given bonus plan period (the “funding threshold”), no funding would occur for such period. If we achieved the funding threshold level, 70% funding would occur. For a weighted average achievement between the funding threshold level and “target” level, a pro rata increase in funding would occur up to 100% of the target bonus fund allocated to such period. For weighted average achievement above the target level, an increase in funding of 1.67% of the target bonus fund for every 1% above target performance would occur up to 150% of the target bonus fund for the applicable bonus plan period, provided that the annual bonus funding would be subject to further adjustment based on the achievement of an annual EBITDA target, which could increase the annual bonus funding up to 180% of target.
Any payouts for the quarterly bonus periods would be the same as the funded level (provided the recipient meets eligibility requirements), subject to the final discretion of the Committee. Payouts for the annual bonus period would be made from the aggregate funded amount in the discretion of the Committee based on company and individual performance, and could range from 0% to 200% of an individual’s funded amount for the annual bonus period. The Committee chose to emphasize company performance goals for the quarterly and annual bonus plan periods given the critical importance of our short term strategic goals, but also to retain reasonable incentives and rewards for exceptional individual performance, recognizing the value of such incentives and rewards to our operational performance and to individual retention. For 2018, the LDCC set the following target bonus levels for our named executive officers:
Name	Target Bonus ($)
John Melo	600,000
Kathleen Valiasek(1)	304,500
Joel Cherry	187,500
Eduardo Alvarez	400,000
Nicole Kelsey	158,000

(1)
Ms. Valiasek’s target bonus level was increased from 40% to 50% of annual base salary effective January 1, 2018 and from 50% to 80% of annual base salary effective April 1, 2018. Ms. Valiasek assumed the newly created role of Chief Business Officer to lead the CBD business and other business development efforts while continuing to lead the financing and investor relation activities effective June 3, 2019.

Based on the foregoing bonus plan structure, individual bonuses were awarded each quarter based on the LDCC’s assessment of company achievement, and with respect to the annual bonus, the LDCC’s assessment of company achievement as well as each executive officer’s contributions to such achievement, his or her progress toward achieving his or her individual goals, and his or her demonstrating our core values. Actual payment of any bonuses with respect to 2018 remained subject to the final discretion of the Committee. In 2018, the Committee exercised its discretion under the bonus plan to pay awards to certain of our named executive officers with respect to the third quarter and annual period of 2018, notwithstanding the Company’s failure to achieve the funding threshold level under the bonus plan for such periods. The Committee determined that such bonus awards were consistent with the spirit of the bonus plan and were appropriate in light of the Company’s progress towards its goals and objectives.
Company Performance Goals.   Company performance during 2018 was measured and weighted against quarterly and annual targets established for GAAP revenue and gross margin and an annual target established for EBITDA. The quarterly and annual weighting and achievement for each applicable metric are described below.
These targets were initially discussed with our Board and the LDCC in the second half of 2017. The annual and first quarter targets were adopted in February 2018, and the second, third and fourth quarter targets were adopted at subsequent meetings of the Committee during 2018. The applicable targets were discussed and evaluated each quarter in 2018 and in February 2019 based on quarterly and annual performance (in February 2019, the LDCC discussed and evaluated the fourth quarter as well as the full year 2018 results) and continued development of our business and operating plans for 2018 and beyond. In November 2018, the Committee modified the annual target for GAAP revenue based on a change to our 2018 operating plan. Achievement levels were determined in the discretion of the LDCC following each period under the 2018 cash bonus plan.

Degree of Difficulty in Achieving Performance Goals.   The LDCC considered the likelihood of achievement when recommending and approving, respectively, the Company and individual performance goals and bonus plan structures for each of the 2018 cash bonus plan periods, but it did not undertake a detailed statistical analysis of the difficulty of achievement of each measure. For 2018, the Committee considered the 70% weighted average achievement level to be attainable with normal effort, 100% to be challenging but achievable with significant effort, requiring circumstances to align as predicted, and any amounts in excess of 100% to be difficult to achieve, requiring additional sources of revenue, breakthroughs in technology, manufacturing operations, process development or business development, and exceptional levels of effort on the part of the executive team, as well as favorable external conditions.
2018 Quarterly and Annual Bonus Plan Funding and Award Decisions.   In each of May 2018, August 2018, November 2018 and February 2019, the LDCC determined that our quarterly and annual performance goals were achieved as follows:
Company Performance Goal	Weight	Weighted Achievement Level	Funding Level
Q1
GAAP Revenue	50%	62%
Gross Margin	50%	51%
Total Q1	100.0%	113%	121.7%
Q2
GAAP Revenue	50%	0%
Gross Margin	50%	65%
Total Q2	100.0%	65%	0%
Q3
GAAP Revenue	50%	0%
Gross Margin	50%	0%
Total Q3	100.0%	0%	75.0%(1)
Q4
GAAP Revenue	50%	43%
Gross Margin	50%	57%
Total Q4	100.0%	100%	100.0%
ANNUAL
GAAP Revenue	50%	0%
Gross Margin	50%	62%
EBITDA	+/-20%	-20%
Total Annual	100.0%	50%	71.2%(2)

(1)
In November 2018, the LDCC approved bonus funding for the third quarter of 2018 at 75% of target for all eligible employees, except our CEO, notwithstanding the Company’s failure to meet the funding threshold for such quarter.

(2)
In February 2019, the LDCC approved bonus funding for the annual period of 2018 at 71.2% of target for all eligible employees, notwithstanding the Company’s failure to meet the funding threshold for such period.

In April 2019, we announced that we would restate our interim condensed consolidated financial statements for the quarterly and year-to-date periods ended March 31, 2018, June 30, 2018 and September 30, 2018, included in our Quarterly Reports on Form 10-Q for the fiscal quarters ended

March 31, 2018, June 30, 2018 and September 30, 2018 (the “2018 10-Qs”), respectively. We have restated such financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The LDCC is in the process of reviewing its determinations regarding the achievement of our quarterly and annual performance goals under the 2018 cash bonus plan in light of such restatement.
Individual Performance Goals.
For the annual portion of the 2018 cash bonus plan tied to individual performance, the Committee considered several factors, including the following:
•
For our CEO, the achievement of growing GAAP revenue, gross margin and EBITDA, improving employee engagement, maintaining a safe work environment, executive leadership and living our values.

•
For Ms. Valiasek, the achievement of meeting quarterly financial targets, developing a corporate tax strategy and debt reduction plan, improving finance department performance, executive leadership and living our values.

•
For Dr. Cherry, the achievement of assisting in developing new technology projects, managing operating expenses, growing our technology leadership, improving R&D employee engagement, meeting technical targets, executive leadership and living our values.

•
For Mr. Alvarez, the achievement of meeting our production and fulfillment plan, managing costs, overseeing construction of a new production facility in Brazil, taking on additional operational roles and accountabilities, executive leadership and living our values.

•
For Ms. Kelsey, the achievement of managing legal elements of global expansion, developing a corporate intellectual property policy, improving board organization and financial disclosure processes, improving legal department performance, executive leadership and living our values.

The Committee considered a variety of factors in determining, in its discretion, to award payouts under the 2018 cash bonus plan. In addition to the levels of company achievement (for the quarterly and annual portions) and individual performance (for the annual portion) categories, the Committee considered our cash needs as well as the level of performance of each named executive officer in achieving company results and their respective assigned individual goals. Based on the foregoing, and taking into account the factors described above, the Committee approved the following cash bonus awards under the 2018 cash bonus plan:
Name	2018 Cumulative Quarterly Bonus Payouts ($)	2018 Annual Portion Bonus Payout ($)	2018 Aggregate Annual and Quarterly Bonus Payouts ($)	Annual Bonus Target ($)	2018 Actual Bonus Earned as a % of Target Bonus
John Melo	166,275	192,240	358,515	600,000	60
Kathleen Valiasek	105,447	97,562	203,009	304,500	67
Joel Cherry	69,542	73,425	142,967	187,500	76
Eduardo Alvarez	148,350	156,640	304,990	400,000	76
Nicole Kelsey	58,601	50,624	109,225	158,000	69
We believe that the payment of these awards was appropriate because the 2018 cash bonus plan appropriately held our named executive officers accountable for achievement of company and individual goals, and the payouts were reasonable and appropriate in light of our progress towards our business objectives.
In April 2019, we announced that we would restate our interim condensed consolidated financial statements for the quarterly and year-to-date periods ended March 31, 2018, June 30, 2018 and September 30, 2018, included in the 2018 10-Qs. We have restated such financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The LDCC is in the process of reviewing its determinations regarding the awards paid to our named executive officers under the 2018 cash bonus plan in light of such restatement.

In addition to the payments under our 2018 cash bonus plan noted above, in October 2018 the Company paid a discretionary cash retention bonus to Dr. Cherry in the amount of  $50,000, which bonus payment was ratified and approved by the LDCC in February 2019.
Equity Awards.   In May 2018, the LDCC approved annual equity awards for Ms. Valiasek, Dr. Cherry and Ms. Kelsey (the “Focal Awards”), as well as an equity award for Mr. Alvarez of 250,000 RSUs in accordance with the terms of his employment offer letter with the Company entered into in October 2017 (the “Alvarez 2018 Award”). In addition, in April 2018 the LDCC approved special equity awards for our CEO, as described below (the “CEO Equity Awards”). The Focal Awards, the Alvarez 2018 Award and the CEO Equity Awards consisted of the stock option and RSU awards set forth in the “Grants of Plan-Based Awards in 2018” table below. Each of such awards was conditioned on the approval by our stockholders of certain amendments to the 2010 EIP to, among other things, increase the annual per-participant award limit thereunder, which amendments were approved by our stockholders in May 2018.
With respect to the Focal Awards, the LDCC determined the allocation of equity awards between stock options and RSUs after consultation with Compensia, in evaluating the practices of our competitive market (including the Peer Group) and in consultation with management, taking into consideration, among other things, the appropriate balance between rewarding previous performance, retention objectives, upside value potential tied to our and the executive officer’s future performance and the mix of the executive officer’s current equity holdings. The size of the Focal Awards varied among the applicable named executive officers based on the value of unvested equity awards already held by him or her, his or her relative contributions during 2017 and anticipated levels of responsibility for key corporate objectives in 2018. Notwithstanding our target of between the 50th and the 75th percentile of our competitive market for equity compensation, the value of the Focal Awards was above the 75th percentile of our competitive market in consideration of the low retention value of existing awards held by such officers.
The allocation and size of the Alvarez 2018 Award was determined by his employment offer letter with the Company entered into in October 2017. Please see “2018 CEO Equity Awards” below for details regarding the determination of the allocation and size of the CEO Equity Awards.
Please see the “Grants of Plan-Based Awards in 2018” table below for more information regarding the award types and sizes, grant dates, exercise prices and vesting schedules of the Focal Awards, the Alvarez 2018 Award and the CEO Equity Awards.
2018 CEO Equity Awards
Because of the direct relationship between the value of our equity awards and the fair market value of our common stock, and in order to incentivize our CEO in a manner that aligns his interests with our long-term strategic direction and the interests of our stockholders and reduces the possibility of business decisions that favor short-term results at the expense of long-term value creation, in April 2018 the LDCC approved, with the support of the Board, a grant to our CEO of  (i) an option to purchase 3,250,000 shares of our common stock, such award being subject to performance-based vesting conditions as described below (the “CEO Performance Option”), and (ii) 700,000 RSUs with the terms described below (the “CEO RSU” and together with the CEO Performance Option, the “CEO Equity Awards”). The grant of the CEO Equity Awards was contingent upon approval by our stockholders of both the CEO Equity Awards and certain amendments to the 2010 EIP to, among other things, increase the annual per-participant award limit thereunder, which approvals were obtained at our 2018 annual meeting of stockholders held on May 22, 2018. In accordance with our policy regarding equity award grant dates, the CEO Equity Awards were granted on May 29, 2018, the first business day of the week following the week in which such awards were approved, with the exercise price of the CEO Performance Option being set at $5.08 per share, the closing price of our common stock on Nasdaq on such date, in accordance with the terms of the 2010 EIP.
CEO Performance Option.   The CEO Performance Option is a performance-based nonqualified stock option and therefore the CEO will receive compensation from such stock option only to the extent that the Company achieves the applicable performance milestones.
Performance Metrics & Vesting.   The CEO Performance Option is divided into four tranches as described in the table below (each a “Tranche”). Each of the four Tranches of the CEO Performance Option will vest on or after the applicable vesting date for the Tranche (the “Earliest Vesting Date”)

provided: (i) the Board or the LDCC certify that both the EBITDA Milestone and the Stock Price Milestone (collectively, the “Milestones”) for such Tranche have been met and (ii) Mr. Melo remains our CEO on the applicable vesting date. Any Milestone may be met before, at or after the applicable Earliest Vesting Date for a Tranche provided that the Milestone is met during its applicable Measurement Period. The EBITDA Measurement Period starts January 1, 2018 and ends December 31, 2021. The Stock Price Measurement Period starts January 1, 2018 and ends December 31, 2022. In the event that either the EBITDA Milestone or the Stock Price Milestone is not yet achieved for a Tranche, no shares attributable to such Tranche will be eligible to vest on such Tranche’s Earliest Vesting Date; provided, however, the Milestones will remain eligible to be achieved during the remaining EBITDA Measurement Period and Stock Price Measurement Period, as applicable. For clarity, upon the achievement of both the applicable EBITDA Milestone and Stock Price Milestone for a Tranche, the shares attributable to such Tranche may not vest until such Tranche’s Earliest Vesting Date, and only if Mr. Melo remains the CEO on such date. More than one Tranche may vest simultaneously provided that: the Earliest Vesting Date for each applicable Tranche has occurred, the requisite EBITDA Milestone and Stock Price Milestone for each applicable Tranche have been met and Mr. Melo continues as the CEO through the applicable date of vesting. The table below sets forth the number of shares, EBITDA Milestone, Stock Price Milestone and Earliest Vesting Date for each Tranche:
Tranche	Number of Shares	EBITDA Milestone ($M)	Stock Price Milestone	Earliest Vesting Date
1	750,000	$10	$15	July 1, 2019
2	750,000	$60	$20	July 1, 2020
3	750,000	$80	$25	July 1, 2021
4	1,000,000	$100	$30	July 1, 2022
EBITDA Milestone.   The EBITDA Milestone for a Tranche is achieved if Amyris’s EBITDA (as described below) equals or exceeds the EBITDA Milestone set forth in the table above for such Tranche for any fiscal year during the EBITDA Measurement Period. The EBITDA Measurement Period starts January 1, 2018 and ends December 31, 2021. The Board or the LDCC will measure and certify the level of achievement of the EBITDA Milestone as of the end of each fiscal year within the EBITDA Measurement Period.
For purposes of the EBITDA Milestone, “EBITDA” shall mean Amyris’s net (loss) income attributable to common stockholders for the relevant fiscal year during the EBITDA Measurement Period as determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and as reported by Amyris in its audited financial statements contained in its Annual Report on Form 10-K for the relevant fiscal year filed with the SEC, plus interest expense (benefit), provision for income taxes, depreciation and amortization for the same fiscal year as reflected in the audited financial statements. For the avoidance of doubt, there will be no adjustment to the reported net (loss) income attributable to common stockholders for stock based compensation in determining EBITDA.
In the event of unusual non-recurring events such as acquisition activities or divestitures of significant assets or changes in applicable accounting rules, as a result of which the calculation of Amyris’s EBITDA during the EBITDA Measurement Period is increased or decreased by 10% or more in determining Amyris’s audited financial statements contained in its Annual Report on Form 10-K filed with the SEC for the most recently completed fiscal year, the Board or, if the Board delegates authority to the LDCC, the LDCC may provide for one or more equitable adjustments to the EBITDA Milestones to preserve the original intent regarding the EBITDA Milestones at the time of the initial award grant.
As of the date of this Proxy Statement, none of the EBITDA Milestones for any of the Tranches had been achieved.
Stock Price Milestone.   The Stock Price Milestone for a Tranche is achieved if each of  (i) the average of the daily closing prices of our common stock on the Nasdaq Global Select Market for any one hundred and eighty (180)-consecutive day period starting at any time after the last day of the fiscal year in which the applicable EBITDA Milestone was achieved for the applicable Tranche and ending during the Stock Price Measurement Period and (ii) the average of the daily closing prices of our common stock on the Nasdaq

Global Select Market for a thirty (30)-consecutive day period ending on the date on which the 180-day average stock price set forth in the table is achieved for the applicable Tranche equals or exceeds the Stock Price Milestone for the applicable Tranche during the Stock Price Measurement Period. The Stock Price Measurement Period starts January 1, 2018 and ends December 31, 2022.
The Stock Price Milestone will be adjusted to reflect events such as a stock split or recapitalization in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the CEO Performance Option.
The LDCC considers the Stock Price Milestone to be a challenging hurdle and included the EBITDA Milestone to promote Amyris’s continued focus on growth, sustainability and profitability. The LDCC selected EBITDA (as defined above) as the appropriate measure because it believes EBITDA is a metric that is commonly used for companies at this stage of development and because many of Amyris’s stockholders use it to evaluate Amyris’s performance and viability. It is a measure of cash generation from operations that does not disincentivize Amyris from making additional investments to grow further. The EBITDA Milestone is designed to ensure that Amyris maintains operating discipline but does not represent Amyris’s target EBITDA for any future period. The LDCC included the Stock Price Milestone to drive sustained, long-term stockholder returns, and to further align Mr. Melo’s compensation opportunity to long-term stockholder interests. In establishing the EBITDA Milestone and Stock Price Milestone, the LDCC carefully considered a variety of factors, including Amyris’ growth trajectory and internal growth plans. The LDCC also reviewed special CEO equity awards approved by other public companies as a reference point for setting the magnitude and terms of the CEO Performance Option and CEO RSU.
As of the date of this Proxy Statement, none of the Stock Price Milestones for any of the Tranches had been achieved.
Term.   The term of the CEO Performance Option is ten years from the date of the grant, unless Mr. Melo’s employment with Amyris is terminated prior to such date. Accordingly, Mr. Melo will have ten years from the date of grant to exercise any portion of the CEO Performance Option that has vested on or prior to such date, provided that he remains employed at Amyris.
Post-Exercise Holding Period.   Mr. Melo must hold at least fifty percent (50%) of the shares he acquires upon exercise of the CEO Performance Option (net of any shares sold to pay the exercise price and any tax withholding obligations with respect to the CEO Performance Option) for two years post-exercise.
The LDCC selected a two-year holding period in order to further align Mr. Melo’s interests with Amyris stockholders’ interests for two years following the exercise of any portion of the CEO Performance Option. Such alignment ensures that Mr. Melo will be focused on sustaining Amyris’ success both before and after he exercises his CEO Performance Option.
Employment Requirement for Continued Vesting.   Mr. Melo must continue to be employed as Amyris’ CEO upon each vesting date in order for the corresponding Tranche to vest under the CEO Performance Option. If Mr. Melo is still employed at Amyris in a role other than CEO, he will no longer be able to vest under the CEO Performance Option but can continue to hold any unexercised, vested portion of the CEO Performance Option for the full term of the CEO Performance Option.
Termination of Employment.   Except in the context of a change of control of Amyris, there will be no acceleration of vesting of the CEO Performance Option if the employment of Mr. Melo is terminated, or if he dies or becomes disabled. In other words, termination of Mr. Melo’s employment with Amyris will preclude his ability to earn any then-unvested portion of the CEO Performance Option following the date of his termination.
Change of Control of Amyris.   If Amyris experiences a change of control, such as a merger with or purchase by another company, vesting under the CEO Performance Option will not automatically accelerate.
In the event of a change of control, the performance under the CEO Performance Option will be determined as of the change of control. For this change of control determination, the EBITDA Milestone will be disregarded and a Stock Price Milestone relating to any Tranche that has not yet vested shall be achieved if the per share price (plus the per share value of any other consideration) received by the

Company’s stockholders in the change of control equals or exceeds the applicable Stock Price Milestone. To the extent a Stock Price Milestone for a Tranche is achieved upon a change of control, the shares specified for such Tranche will be subject to time-based vesting (the “COC Time-Based Options”), and such COC Time-Based Options shall vest upon the later of the date of the change of control and the Earliest Vesting Date applicable to such Tranche, subject to Mr. Melo remaining the CEO on each such vesting date. To the extent a Stock Price Milestone for a Tranche is not achieved as a result of the change of control, such Tranche will be forfeited automatically as of the immediately prior to closing of the change of control and never shall become vested. Notwithstanding the foregoing, if Mr. Melo is terminated without cause or resigns for good reason in connection with the change of control, any then unvested COC Time-Based Options will accelerate, subject to Mr. Melo’s satisfaction of certain terms and conditions, including, but not limited to delivery of a release of claims, pursuant to the Severance Plan (as defined below), the terms of which are described below under “Severance Plan” and “Potential Payments upon Termination and upon Termination Following a Change in Control.”
In addition, if the successor or acquiring corporation (if any) of Amyris refuses to assume, convert, replace or substitute the CEO Performance Option in connection with a change of control, 100% of Mr. Melo’s COC Time-Based Options shall accelerate and become vested effective immediately prior to the change of control.
The treatment of the CEO Performance Option upon a change of control is intended to align Mr. Melo’s interests with Amyris’s other stockholders with respect to evaluating potential change of control offers.
Clawback.   In the event of a restatement of Amyris’s financial statements previously filed with the SEC as a result of material noncompliance with financial reporting requirements (“restated financial results”), Amyris will require forfeiture (or repayment, as applicable) of the portion of the CEO Performance Option in excess of what would have been earned or paid based on the restated financial results.
CEO RSU.   The CEO RSU will vest in four equal annual installments on July 1 of each of 2019, 2020, 2021 and 2022, subject to Mr. Melo’ s continued service on each vesting date. This four-year vesting schedule is longer than our typical three-year vesting schedule for RSUs granted to our executive officers and is intended to further align Mr. Melo’s compensation opportunity to long-term stockholder interests and to promote retention and continuity in our business. Other than the vesting schedule, the terms of the CEO RSU are identical to other RSU awards granted to our executive officers.
Severance Plan.   In November 2013, the LDCC adopted the Amyris, Inc. Executive Severance Plan (or the “Severance Plan”). The Severance Plan had an initial term of 36 months and thereafter will be automatically extended for successive additional one-year periods unless we provide six months’ notice of non-renewal prior to the end of the applicable term. In May 2016, May 2017 and February 2018, the LDCC reviewed the terms of the Severance Plan and elected to allow it to automatically renew upon the expiration of its initial term in November 2016 and renewal terms in November 2017 and November 2018, respectively. The LDCC adopted the Severance Plan to provide a consistent and updated severance framework for our executive officers that aligns with peer practices. The terms of the Severance Plan, including the potential amounts payable under the Severance Plan and related defined terms, are described in detail below under “Potential Payments upon Termination and upon Termination Following a Change in Control.” All of our named executive officers, and all senior level employees of Amyris that are eligible to participate in the Severance Plan (or, collectively, the “participants”), have entered into participation agreements to participate in the Severance Plan. Generally, the benefits under the Severance Plan supersede and replace any rights the participants have in connection with any change of control or severance benefits contained in such participants’ employment offer letters, equity award agreements or any other agreement that specifically relates to accelerated vesting of equity awards; provided, that (i) our CEO is entitled to the rights and benefits provided for in the CEO Performance Option in connection with a change of control of Amyris, as described above and (ii) in the event of any conflict between the terms of the CEO Performance Option and Mr. Melo’s participation agreement or the Severance Plan relating to accelerated vesting of equity awards, the terms of the CEO Performance Option would govern and control. In addition, Mr. Alvarez’s participation agreement provides that in the event that prior to full vesting of Mr. Alvarez’s new hire equity awards, including the Alvarez 2018 Award (collectively, the “Alvarez New Hire Awards”), Mr. Alvarez’s employment with the Company terminates in circumstances entitling him to severance benefits under the Severance Plan, whether or not in connection with a change of control, then upon such termination the vesting and exercisability of each Alvarez New Hire Award will be automatically accelerated in full and the forfeiture provisions and/or company right of repurchase of each Alvarez New Hire Award will automatically lapse accordingly.
We believe that the Severance Plan appropriately balances our need to offer a competitive level of severance protection to our executive officers and to induce them to remain in our employ through the potentially disruptive conditions that may exist around the time of a change of control, while not unduly rewarding executive officers for a termination of their employment.
Other Executive Benefits and Perquisites.   We provide the following benefits to our executive officers on the same basis as other eligible employees:
•
health insurance;

•
time off and sick days;

•
life insurance and supplemental life insurance;

•
short-term and long-term disability; and

•
a Section 401(k) plan with an employer matching contribution.

We believe that these benefits are generally consistent with those offered by other companies with which we compete for executive talent.
Some of the executive officers whom we have hired, including Mr. Alvarez and Ms. Kelsey, held positions in locations outside of Northern California at the time they agreed to join us. We have agreed in these instances to pay certain relocation and travel expenses to these executive officers, including housing and rental car expenses. The amounts of relocation and travel expenses paid to our named executive officers are included in the “All Other Compensation” column of the “Summary Compensation Table” below and the related footnotes. Given the high cost of living in the San Francisco Bay Area relative to most other metropolitan areas in the United States, we believe that for us not to be limited to hiring executives located near our headquarters in Emeryville, California, we must be willing to offer to pay an agreed upon amount of relocation costs.
Other Compensation Practices and Policies.   The following additional compensation practices and policies apply to our executive officers in 2018:
Timing of Equity Awards.   The timing of equity awards has been determined by our Board or the LDCC based on our Board’s or the LDCC’s view at the time regarding the adequacy of executive equity interests in us for purposes of retention and motivation.
In March 2018 and November 2018, our Board and the LDCC, respectively, ratified our existing policy regarding equity award grant dates, fixing grant dates in an effort to ensure the integrity of the equity award granting process. This policy took effect beginning with equity awards granted after the original adoption of the policy in March 2011. Under the policy, equity awards are generally granted on the following schedule:
•
For equity awards to ongoing employees, the grant date is set as the first business day of the week following the week in which the award is approved; and

•
For equity awards to new hires, the grant date is set as the first business day of the week following the later of the week in which the award is approved or the week in which the new hire commences his or her employment.

Tax Considerations.   Generally, Section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”) disallows a federal income tax deduction for public corporations of remuneration in excess of  $1 million paid for any fiscal year to their chief executive officer and up to three other executive officers (other than the chief financial officer) whose compensation is required to be disclosed to their stockholders under the Securities Exchange Act of 1934 because they are our most highly-compensated executive officers (“covered employees”). Remuneration in excess of  $1 million is exempt from this deduction limit if it qualifies as “performance-based compensation” within the meaning of Section 162(m) with respect to taxable years beginning on or before December 31, 2017 and payable pursuant to a binding written agreement in effect on November 2, 2017.
To date, the Committee has not taken the deductibility limit imposed by Section 162(m) into consideration in setting compensation. However, the 2010 EIP includes various provisions designed to allow us to qualify stock options and other equity awards as “performance-based compensation” under Section 162(m), including a limitation on the maximum number of shares subject to awards that may be granted to an individual under the 2010 EIP in any one year. Among other requirements, for certain awards granted under the 2010 EIP to qualify as fully deductible performance-based compensation under Section 162(m), our stockholders were required to re-approve the 2010 EIP on or before the first annual meeting of stockholders at which directors were to be elected that occurred after the close of the third calendar year following the calendar year of our initial public offering. We sought and received such approval at our 2012 annual meeting of stockholders. Section 162(m) also requires re-approval of the 2010 EIP by stockholders after five years if the LDCC has retained discretion to select the criteria used to set performance goals under the 2010 EIP from year to year. The 2010 EIP permits the LDCC to choose from among several objective performance measures as the basis for the granting and/or vesting of ”performance-based” equity compensation under the 2010 EIP. Accordingly, we sought and received such approval at our 2017 annual meeting of stockholders.
The exemption from Section 162(m)’s deduction limit for “performance-based compensation” has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered employees in excess of  $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The LDCC cannot determine with certainty how the deduction limit of Section 162(m) may impact our executive compensation programs in future years. While the LDCC has not adopted a formal policy regarding tax deductibility of the compensation paid to our executive officers, tax deductibility under Section 162(m) is a factor in its compensation deliberations. However, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief for certain arrangements in place as of November 2, 2017 under the legislation repealing Section 162(m)’s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will. The LDCC seeks to balance the cost and benefit of tax deductibility with our executive compensation goals designed to promote long-term stockholder interests, and therefore may, in its discretion, authorize compensation payments that do not consider the deductibility limit imposed by Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent and to be in the best interests of the Company and our stockholders. Accordingly, we expect that a portion of our future cash compensation and equity awards to our executive officers will not be deductible under Section 162(m).
For example, with respect to the CEO Performance Option and CEO RSU described above, we expect that Mr. Melo always will be a covered employee for purposes of Section 162(m) of the Code. Therefore, in any given year in which Mr. Melo exercises all or part of the CEO Performance Option, or vests and is settled in any portion of the CEO RSU, we will be able to take a tax deduction of only $1,000,000 or less, regardless of the amount of compensation recognized by Mr. Melo from the exercise of the CEO Performance Option or settlement of the CEO RSU.
Compensation Recovery Policy.   Other than with respect to the CEO Performance Option, as described above, we do not have a formal policy regarding adjustment or recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of the award or payment. Under those circumstances, our Board or the LDCC would evaluate whether adjustments or recoveries of awards or payments were appropriate based upon the facts and circumstances surrounding the restatement or other adjustment. We anticipate that our Board will adopt a policy regarding restatements in the future based on anticipated SEC and Nasdaq regulations requiring listed companies to have a policy that requires repayment of incentive compensation that was paid to current or former executive officers in the three fiscal years preceding any restatement due to material noncompliance with financial reporting requirements. As described above, we have restated our interim condensed consolidated financial statements for the quarterly and year-to-date periods ended March 31, 2018, June 30, 2018 and September 30, 2018. In addition, we have restated our audited consolidated financial statements for the year ended December 31, 2017, which are contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The LDCC is in the process of evaluating whether adjustments or recoveries of 2017 or 2018 awards or payments are appropriate based upon the facts and circumstances surrounding such restatements.
Stock Ownership Policy.   We have not established stock ownership or similar guidelines with regard to our executive officers. All of our executive officers currently have a direct or indirect, through their stock option holdings, equity interest in our company and we believe that they regard the potential returns from these interests as a significant element of their potential compensation for services to us.
Insider Trading Policy and Hedging Prohibition.   We have adopted an Insider Trading Policy that, among other things, prohibits our employees, officers and directors from trading in our securities while in possession of material, non-public information. In addition, under our Insider Trading Policy, our employees, officers and directors may not acquire, sell or trade in any interest or position relating to the future price of our securities (such as a put option, a call option or a short sale).
Leadership Development and Compensation Committee Report*
The Leadership Development and Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” contained in this Proxy Statement. Based on this review and discussion, the Leadership Development and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Amyris, Inc. Leadership Development and Compensation Committee of the Board
Carole Piwnica (Chair)
Steven Mills
Patrick Yang

*
The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Amyris under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Summary Compensation Table
The following table sets forth information regarding compensation earned by our named executive officers in 2018 and, where the individual was a named executive officer for the relevant prior year, 2017 and 2016.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
John Melo President and Chief Executive Officer	2018	600,000	192,240(3)	3,556,000	5,122,500	166,275	997(4)	9,638,012
	2017	579,167(5)	640,000(6)	147,465	43,930	581,948	934(7)	1,993,444
	2016	550,000	—	250,750	162,350	333,056	468(8)	1,296,624
Kathleen Valiasek(9) Chief Financial Officer	2018	420,000	129,062(10)	1,016,000	370,650	73,947	5,500(11)	2,015,159
	2017	398,686(12)(13)	45,000(14)	137,623	126,996	163,085	4,310(15)	875,700
Joel Cherry(16) President, Research and Development	2018	375,000	141,004(17)	1,079,500	138,994	51,963	6,520(18)	1,792,981
	2017	370,937(19)	—	118,718	35,489	181,331	7,500(20)	713,975
	2016	358,750	—	118,000	76,400	93,256	7,760(21)	654,166
Eduardo Alvarez Chief Operating Officer	2018	400,000	194,140(22)	1,270,000	—	110,850	2,437(23)	1,977,427
	2017	91,026(24)	—	202,300	62,886	91,026	396(25)	447,634
Nicole Kelsey General Counsel and Secretary	2018	395,000	65,437(26)	508,000	185,325	43,788	5,500(27)	1,203,050
	2017	158,760(28)	—	52,290	17,077	67,465	237,570(29)	533,162

(1)
The amounts in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions made in the valuation of the awards are discussed in Note 12, “Stock-based Compensation” of ”Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. See the “Grants of Plan-Based Awards in 2018” table for additional information regarding stock and option awards granted to our named executive officers in 2018. These amounts do not correspond to the actual value that may be recognized by our named executive officers.

(2)
As required under applicable rules of the Securities and Exchange Commission, payments under our 2018 cash bonus plan are included in the column entitled “Non-Equity Incentive Plan Compensation,” as they were based upon the satisfaction of pre-established performance targets, the outcome of which was substantially uncertain.

(3)
Includes a cash bonus payment in the amount of  $192,240 under our 2018 cash bonus plan for the annual period approved by the LDCC in its discretion, notwithstanding the Company’s failure to meet the funding threshold for such period. See “Executive Compensation — Compensation Discussion and Analysis — 2018 Compensation — Cash Bonuses” above for more information.

(4)
Includes $997 for taxes associated with long term disability insurance.

(5)
Mr. Melo’s annual base salary was increased from $550,000 to $600,000 effective June 1, 2017.

(6)
Includes certain discretionary cash bonuses paid to Mr. Melo in an aggregate amount of  $500,000 in recognition of exceptional individual performance, as well as a discretionary cash bonus paid to Mr. Melo in the amount of  $140,000 in recognition of the value lost on the voiding of certain equity awards granted to him in November 2015 that, when aggregated with other equity awards granted to him in 2015, inadvertently exceeded the annual per-participant award limit contained in the 2010 EIP.

(7)
Includes $934 for taxes associated with long term disability insurance premiums.

(8)
Includes $468 for taxes associated with long term disability insurance premiums.

(9)
Ms. Valiasek assumed the newly created role of Chief Business Officer to lead the CBD business and other business development efforts while continuing to lead the financing and investor relation activities effective June 3, 2019.

(10)
Includes certain cash bonus payments in an aggregate amount of  $129,062 under our 2018 cash bonus plan for the third quarter and annual period approved by the LDCC in its discretion, notwithstanding the Company’s failure to meet the funding threshold for such periods. See “Executive Compensation —  Compensation Discussion and Analysis — 2018 Compensation — Cash Bonuses” above for more information.

(11)
Includes $5,500 for Section 401(k) plan employer matching contribution.

(12)
Ms. Valiasek joined us on January 4, 2017. The amount shown in the “Salary” column for 2017 represents a partial year’s salary based on her January 4, 2017 start date.

(13)
Ms. Valiasek’s annual base salary was increased from $350,000 to $420,000 effective April 1, 2017.

(14)
Includes a discretionary cash bonus paid to Ms. Valiasek in the amount of  $45,000 in recognition of exceptional individual performance.

(15)
Includes $4,310 for Section 401(k) plan employer matching contribution.

(16)
Dr. Cherry resigned from the Company effective June 7, 2019.

(17)
Includes certain cash bonus payments in an aggregate amount of  $91,004 under our 2018 cash bonus plan for the third quarter and annual period approved by the LDCC in its discretion, notwithstanding the Company’s failure to meet the funding threshold for such periods, as well as a discretionary cash retention bonus paid to Dr. Cherry in the amount of  $50,000. See “Executive Compensation —  Compensation Discussion and Analysis — 2018 Compensation — Cash Bonuses” above for more information.

(18)
Includes $5,500 for Section 401(k) plan employer matching contribution and $1,020 reimbursement for commuting expenses.

(19)
Dr. Cherry’s annual base salary was increased from $358,750 to $375,000 effective April 1, 2017.

(20)
Includes $5,400 for Section 401(k) plan employer matching contribution, $1,080 as a stipend for waiving medical benefits and $1,020 reimbursement for commuting expenses.

(21)
Includes $5,300 for Section 401(k) plan employer matching contribution, $1,440 as a stipend for waiving medical benefits and $1,020 reimbursement for commuting expenses.

(22)
Includes certain cash bonus payments in an aggregate amount of  $194,140 under our 2018 cash bonus plan for the third quarter and annual period approved by the LDCC in its discretion, notwithstanding the Company’s failure to meet the funding threshold for such periods. See “Executive Compensation —  Compensation Discussion and Analysis — 2018 Compensation — Cash Bonuses” above for more information.

(23)
Includes $997 as a stipend for waiving medical benefits and $1,440 for taxes associated with long term disability insurance premiums.

(24)
Mr. Alvarez joined us on October 16, 2017. The amount shown in the “Salary” column for 2017 represents a partial year’s salary based on his October 16, 2017 start date.

(25)
Includes $240 as a stipend for waiving medical benefits and $156 for taxes associated with long term disability insurance premiums.

(26)
Includes certain cash bonus payments in an aggregate amount of  $65,437 under our 2018 cash bonus plan for the third quarter and annual period approved by the LDCC in its discretion, notwithstanding the Company’s failure to meet the funding threshold for such periods. See “Executive Compensation —  Compensation Discussion and Analysis — 2018 Compensation — Cash Bonuses” above for more information.

(27)
Includes $5,500 for Section 401(k) plan employer matching contribution.

(28)
Ms. Kelsey joined us on August 7, 2017. The amount shown in the “Salary” column for 2017 represents a partial year’s salary based on her August 7, 2017 start date.

(29)
Includes $178,976 for relocation stipend in connection with Ms. Kelsey’s relocation to our headquarters in Emeryville, California, $55,961 reimbursement for temporary housing and rental car expenses and $2,633 for Section 401(k) plan employer matching contribution.

Grants of Plan-Based Awards in 2018
The following table sets forth information regarding grants of compensation in the form of plan-based awards made during 2018 to our named executive officers.
Name	Grant Date(1)	Approval Date of Grant(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
			Threshold ($)(2)	Target ($)(2)	Maximum ($)(2)
John Melo	—	—	220,500	375,000	1,192,500	—	—	—	—
John Melo	5/29/2018	5/22/2018	—	—	—	700,000(7)	—	—	3,556,000
John Melo	5/29/2018	5/22/2018	—	—	—	—	3,250,000(8)	5	5,122,500
Kathleen Valiasek	—	—	114,660	194,250	611,100	—	—	—	—
Kathleen Valiasek	5/29/2018	5/22/2018	—	—	—	200,000(9)	—	—	1,016,000
Kathleen Valiasek	5/29/2018	5/22/2018	—	—	—	—	100,000(10)	5	370,650
Joel Cherry	—	—	68,906	117,188	372,656	—	—	—	—
Joel Cherry(11)	5/29/2018	5/22/2018	—	—	—	212,500(9)	—	—	1,079,500
Joel Cherry(11)	5/29/2018	5/22/2018	—	—	—	—	37,500(10)	5	138,994
Eduardo Alvarez	—	—	147,000	250,000	795,000	—	—	—	—
Eduardo Alvarez	5/29/2018	5/22/2018	—	—	—	250,000(12)	—	—	1,270,000
Nicole Kelsey	—	—	58,065	98,750	314,025	—	—	—	—
Nicole Kelsey	5/29/2018	5/22/2018	—	—	—	100,000(9)	—	—	508,000
Nicole Kelsey	5/29/2018	5/22/2018	—	—	—	—	50,000(10)	5	185,325

(1)
Our Board has adopted a policy regarding the grant date of equity awards under which the grant date of equity awards generally would be, for awards to ongoing employees, the first business day of the week following the week in which the award was approved by the LDCC or, for new hire awards, the first business day of the week following the later of the week in which the award is approved by the LDCC or the week in which the new hire commences his or her employment. Each of the awards listed in the table above was approved by the LDCC in April or May 2018, subject to the approval by our stockholders of such awards and/or certain amendments to the 2010 EIP to, among other things, increase the annual per-participant award limit thereunder, which approvals were obtained at our 2018 annual meeting of stockholders held on May 22, 2018. In accordance with our policy regarding equity award grant dates, the awards were granted on May 29, 2018, the first business day of the week following the week in which such awards were approved.

(2)
In February 2018, the LDCC approved a non-equity incentive plan upon which the eligibility amounts reported under “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” were based. The terms of the plan and actual amounts paid out under the plan are discussed above under “Executive Compensation - Compensation Discussion and Analysis - 2018 Compensation - Cash Bonuses” and the amounts paid out under the plan are included in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns of the “Summary Compensation Table” above. The estimated possible payouts as of December 31, 2018 shown in this table reflect the potential incentive awards that could have been paid for the fourth quarter and annual period of 2018 at the threshold, target and maximum levels for each individual.

(3)
Amounts in this column represent RSUs granted under the 2010 EIP.

(4)
Amounts in this column represent stock options granted under the 2010 EIP. Mr. Alvarez was not granted any stock options in 2018.

(5)
The exercise price per share of the stock options listed in the table above is the closing price of our common stock on Nasdaq on the Grant Date, which represents the fair value of our common stock on the same date. RSU awards do not have any exercise price.

(6)
Reflects the grant date fair value of each award computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions made in the valuation of the awards are discussed in Note 12, “Stock-based Compensation” of ”Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(7)
These RSUs have a four-year vesting schedule from a vesting commencement date of July 1, 2018, with 1/4th of the units vesting annually, subject to continued service through each vesting date. Such restricted stock units are subject to acceleration of vesting upon termination of employment in connection with a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(8)
These stock options are subject to performance-based vesting conditions and to acceleration of vesting in connection with a change of control. For more information regarding these stock options, please see above under “Executive Compensation - Compensation Discussion and Analysis — 2018 Compensation — Equity Awards — 2018 CEO Equity Awards — CEO Performance Option.” Such stock options are also subject to acceleration of vesting upon termination of employment in connection with a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(9)
These RSUs have a three-year vesting schedule from a vesting commencement date of May 1, 2018, with 1/3rd of the units vesting annually, subject to continued service through each vesting date. Such restricted stock units are subject to acceleration of vesting upon termination of employment in connection a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(10)
These stock options have a four-year vesting schedule from a vesting commencement date of May 1, 2018, with 1/4th of the shares subject to the stock options vesting on the first anniversary of the vesting commencement date, and 1/48th of the shares subject to the stock options vesting each month thereafter until the fourth anniversary of the vesting commencement date, subject to continued service through each vesting date. Such stock options are subject to acceleration of vesting upon termination of employment in connection with a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(11)
Dr. Cherry resigned from the Company effective June 7, 2019. In connection with his termination of employment, Dr. Cherry agreed to provide certain consulting services to the Company for a period of one year following the termination of his employment with the Company (which term may be extended by the mutual agreement of the parties). In exchange for, and as a result of, such services, Dr. Cherry’s outstanding equity awards, including his 2018 plan-based equity awards, will continue to remain outstanding and vest in accordance with, and subject to, the applicable equity plan and the relevant award agreements during the term of his consulting agreement with the Company.

(12)
These RSUs, which were granted to Mr. Alvarez pursuant to the terms of his employment offer letter with the Company entered into in October 2017, vest in full on October 1, 2019, subject to continued service through such date. Such RSUs are subject to acceleration of vesting upon termination of employment, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Tables
The material terms of our named executive officers’ annual compensation, including base salaries, cash bonuses, our equity award granting practices and severance benefits and explanations of decisions for cash and equity compensation during 2018 are described above under “Executive Compensation — Compensation Discussion and Analysis.” As noted below under “Agreements with Executive Officers,”

except for certain terms contained in their employment offer letters, equity award agreements and participation agreements entered into in connection with our Executive Severance Plan, none of our named executive officers has entered into a written employment agreement with us.
Outstanding Equity Awards as of December 31, 2018
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2018.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(33)
John Melo	19,866(1)(12)	—	306.15	4/20/2020
	5,600(2)(13)	—	402.60	4/15/2021
	6,666(2)(14)	—	57.90	4/9/2022
	24,066(3)(15)	—	43.05	6/3/2023
	20,000(3)(16)	—	52.65	5/5/2024
	24,791(3)(17)	3,542(3)(17)	29.40	6/8/2025
	4,625(3)(18)(28)	1,375(3)(18)(28)	24.45	11/9/2025
	18,298(3)(19)	10,035(3)(19)	8.85	5/16/2026
	7,916(3)(20)	12,084(3)(20)	3.16	6/12/2027
	—	3,250,000(21)	5.08	5/29/2028
					740,554(9)(10)(19)(20)(29)	2,473,450
Kathleen Valiasek	9,722(4)(22)	6,944(4)(22)	10.35	1/17/2027
	791(3)(20)	1,209(3)(20)	4.80	5/15/2027
	—	100,000(3)(23)	5.08	5/29/2028
					210,532(9)(20)(23)(30)	703,177
Joel Cherry(34)	10,904(5)(6)(24)	—	64.65	9/14/2019
	1,333(5)(6)(25)	—	139.80	1/7/2020
	1,666(2)(13)	—	402.60	4/15/2021
	1,666(2)(14)	—	57.90	4/9/2022
	11,266(3)(15)	—	43.05	6/3/2023
	6,133(3)(16)	—	52.65	5/5/2024
	6,416(3)(17)	917(3)(17)	29.40	6/8/2025
	5,652(3)(18)	1,681(3)(18)	24.45	11/9/2025
	8,611(3)(19)	4,722(3)(19)	8.85	5/16/2026
	4,195(3)(20)	6,405(3)(20)	4.80	5/15/2027
	—	37,500(3)(23)	5.08	5/29/2028
					233,432(9)(19)(20)(23)	8/22/4034
Eduardo Alvarez	11,250(7)(26)	18,750(7)(26)	2.89	10/23/2027
					285,000(11)(31)	951,900
Nicole Kelsey	5,000(8)(27)	4,000(8)(27)	2.49	8/14/2027
	—	50,000(3)(23)	5.08	5/29/2028
					114,000(9)(23)(32)	380,760

(1)
These stock options vest as to 1/60th of the shares subject to the stock options each month from the vesting commencement date, which is a date fixed by the Board or LDCC when granting equity awards, until the fifth anniversary of the vesting commencement date, subject to continued service through each vesting date.

(2)
These stock options vest as to 1/48th of the shares subject to the stock options each month from the vesting commencement date until the fourth anniversary of the vesting commencement date, subject to continued service through each vesting date.

(3)
These stock options vest as to 1/4th of the shares subject to the stock options on the first anniversary of the vesting commencement date, and as to an additional 1/48th of the shares subject to the stock options each month thereafter until the fourth anniversary of the vesting commencement date, subject to continued service through each vesting date.

(4)
These stock options vest as to 1/5th of the shares subject to the stock options on the six-month anniversary of the vesting commencement date, as to an additional 1/5th of the shares subject to the stock options vesting on the first anniversary of the vesting commencement date, and as to an additional 1/60th of the shares subject to the stock options each month thereafter until the fourth anniversary of the vesting commencement date, subject to continued service through each vesting date.

(5)
These stock options were granted under the 2005 Stock Option/Stock Issuance Plan to certain of our named executive officers and were immediately exercisable, regardless of vesting schedule.

(6)
These stock options vest as to 1/5th of the shares subject to the stock options on the first anniversary of the vesting commencement date, and as to an additional 1/60th of the shares subject to the stock options each month thereafter until the fifth anniversary of the vesting commencement date, subject to continued service through each vesting date.

(7)
These stock options vest as to 1/4th of the shares subject to the stock options on the first anniversary of the vesting commencement date, and as to an additional 1/16th of the shares subject to the stock options each month thereafter until the second anniversary of the vesting commencement date, subject to continued service through each vesting date.

(8)
These stock options vest as to 50% of the shares subject to the stock options on the first anniversary of the vesting commencement date, and as to an additional 1/72nd of the shares subject to the stock options each month thereafter until the fourth anniversary of the vesting commencement date, subject to continued service through each vesting date.

(9)
These RSUs vest as to 1/3rd of the units annually from the vesting commencement date until the third anniversary of the vesting commencement date, subject to continued service through each vesting date.

(10)
These RSUs vest as to 1/4th of the units annually from the vesting commencement date until the fourth anniversary of the vesting commencement date, subject to continued service through each vesting date.

(11)
These RSUs fully vest on October 1, 2019, subject to continued service through such date.

(12)
The vesting commencement date of this award was April 20, 2010.

(13)
The vesting commencement date of this award was January 1, 2011.

(14)
The vesting commencement date of this award was April 1, 2012.

(15)
The vesting commencement date of this award was April 1, 2013.

(16)
The vesting commencement date of this award is April 1, 2014.

(17)
The vesting commencement date of this award is June 8, 2015. This award is subject to acceleration of vesting upon termination of employment in connection with a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(18)
The vesting commencement date of this award is November 1, 2015. This award is subject to acceleration of vesting upon termination of employment in connection with a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(19)
The vesting commencement date of this award is May 1, 2016. This award is subject to acceleration of vesting upon termination of employment in connection with a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(20)
The vesting commencement date of this award is May 1, 2017. This award is subject to acceleration of vesting upon termination of employment in connection with a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(21)
These stock options are subject to performance-based vesting conditions and to acceleration of vesting in connection with a change of control. For more information regarding these stock options, please see above under “Executive Compensation — Compensation Discussion and Analysis — 2018 Compensation — Equity Awards — 2018 CEO Equity Awards — CEO Performance Option.” Such stock options are also subject to acceleration of vesting upon termination of employment in connection with a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(22)
The vesting commencement date of this award is January 4, 2017. This award is subject to acceleration of vesting upon termination of employment in connection with a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(23)
The vesting commencement date of this award is May 1, 2018. This award is subject to acceleration of vesting upon termination of employment in connection with a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(24)
The vesting commencement date of this award was November 3, 2008.

(25)
The vesting commencement date of this award was October 27, 2009.

(26)
The vesting commencement date of this award is October 16, 2017. This award is subject to acceleration of vesting upon termination of employment, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(27)
The vesting commencement date of this award is August 7, 2017. This award is subject to acceleration of vesting upon termination of employment in connection with a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(28)
A portion of this award, when aggregated with other equity awards granted to Mr. Melo in 2015, inadvertently exceeded the annual per-participant award limit contained in the 2010 EIP (the “Plan Limit”) and accordingly was void. On November 9, 2015, Mr. Melo was granted an award of 30,000 stock options and 20,000 RSUs, of which 24,000 stock options and 16,000 RSUs exceeded the Plan Limit. In June 2017, the LDCC voided the portion of the awards that exceeded the Plan Limit, which included 9,500 vested stock options, 14,500 unvested stock options and 10,666 RSUs. In addition, in June 2017 Mr. Melo returned 3,330 of the 4,162 shares of common stock that he received upon the vesting of one third of the original RSUs subject to the award on November 1, 2016 to the Company, representing the portion of such shares that exceeded the Plan Limit and were void, with the remaining 2,004 shares that exceeded the Plan Limit having been withheld by the Company upon vesting to satisfy Mr. Melo’s tax withholding obligation. In recognition of the value lost on the voiding of these awards, in June 2017 the Company paid a cash bonus of  $140,000 to Mr. Melo.

(29)
The vesting commencement date of this award is July 1, 2018. This award is subject to acceleration of vesting upon termination of employment in connection with a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(30)
The vesting commencement date of this award is January 1, 2017. This award is subject to acceleration of vesting upon termination of employment in connection with a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(31)
The vesting commencement date of this award is October 1, 2017. This award is subject to acceleration of vesting upon termination of employment, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(32)
The vesting commencement date of this award is August 1, 2017. This award is subject to acceleration of vesting upon termination of employment in connection with a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(33)
Calculated by multiplying the number of units that had not vested as of December 31, 2018 by $3.34, the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2018.

(34)
Dr. Cherry resigned from the Company effective June 7, 2019. In connection with his termination of employment, Dr. Cherry agreed to provide certain consulting services to the Company for a period of one year following the termination of his employment with the Company (which term may be extended by the mutual agreement of the parties). In exchange for, and as a result of, such services, Dr. Cherry’s outstanding equity awards will continue to remain outstanding and vest in accordance with, and subject to, the applicable equity plan and the relevant award agreements during the term of his consulting agreement with the Company.

Option Exercises and Stock Vested During 2018
The following table sets forth information regarding the exercise of options and vesting of RSUs held by our named executive officers during 2018.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John Melo	—	—	35,778	226,804
Kathleen Valiasek	—	—	5,267	25,406
Joel Cherry	—	—	16,783	110,437
Eduardo Alvarez	—	—	35,000	262,150
Nicole Kelsey	—	—	7,000	48,720

(1)
Value realized on vesting is calculated by multiplying the number of units vesting by the closing price of our common stock on Nasdaq on the date of vesting (or most recent closing price in the event the date of vesting falls on a non-trading day).

Pension Benefits
None of our named executive officers participates in, or has an account balance in, a qualified or non-qualified defined benefit plan sponsored by us.
Non-Qualified Deferred Compensation
None of our named executive officers participates in, or has an account balance in, a traditional non-qualified deferred compensation plan or any other deferred compensation plan maintained by us.
Potential Payments upon Termination and upon Termination Following a Change in Control
In November 2013, the LDCC adopted the Amyris, Inc. Executive Severance Plan (the “Severance Plan”). The Severance Plan had an initial term of 36 months and thereafter will be automatically extended for successive additional one-year periods unless we provide six months’ notice of non-renewal prior to the end of the applicable term. In May 2016, May 2017 and February 2018, the LDCC reviewed the terms of the Severance Plan and elected to allow it to automatically renew upon the expiration of its initial term in November 2016 and renewal terms in November 2017 and November 2018, respectively. The LDCC adopted the Severance Plan to provide a consistent and updated severance framework for our executive officers that aligns with peer practices. All of our named executive officers, and all senior level employees of Amyris that are eligible to participate in the Severance Plan (or, collectively, the “participants”), have entered into participation agreements to participate in the Severance Plan. Generally, the benefits under the Severance Plan supersede and replace any rights the participants have in connection with any change of control or severance benefits contained in such participants’ employment offer letters, equity award agreements or any other agreement that specifically relates to accelerated vesting of equity awards; provided, that (i) our CEO is entitled to the rights and benefits provided for in the CEO Performance Option in connection with a change of control of Amyris, as described above and (ii) in the event of any conflict between the terms of the CEO Performance Option and Mr. Melo’s participation agreement or the Severance Plan relating to accelerated vesting of equity awards, the terms of the CEO Performance Option would govern and control.
Upon the execution of a participation agreement, the participants are eligible for the following benefits under the Severance Plan.
Upon termination by us of a participant’s employment other than for “cause” (as defined below) or the death or disability of the participant, or upon resignation by the participant of such participant’s employment for “good reason” (as defined below) (collectively referred to as an “Involuntary Termination”), the participant becomes eligible for the following severance benefits:
•
12 months of base salary continuation (18 months for our CEO)

•
12 months of health benefits continuation (18 months for our CEO)

Upon an Involuntary Termination of a participant at any time within the period beginning three months before and ending 12 months after a change of control (as defined below) of the Company, the participant becomes eligible for the following severance benefits:
•
18 months of base salary continuation (24 months for our CEO)

•
18 months of health benefits continuation (including for our CEO)

•
Automatic acceleration of vesting and exercisability of all outstanding equity awards then held by the participant

In addition, as noted in the table below, Mr. Alvarez’s participation agreement provides that in the event he undergoes an Involuntary Termination (whether or not in connection with a change of control), the vesting and exercisability of certain of his equity awards will accelerate.
In each case, the benefits are contingent upon the participant complying with various requirements, including non-solicitation and confidentiality obligations to us, and on execution, delivery and non-revocation by the participant of a standard release of claims in favor of the Company within 60 days of the participant’s separation from service (as defined in Section 409A of the Code). The benefits are subject to forfeiture if, among other things, the participant breaches any of his or her obligations under the Severance Plan and related agreements. The benefits are also subject to adjustment and deferral based on applicable tax rules relating to change-in-control payments and deferred compensation.
Under the Severance Plan, “cause” generally encompasses the participant’s: (i) gross negligence or intentional misconduct; (ii) failure or inability to satisfactorily perform any assigned duties; (iii) commission of any act of fraud or misappropriation of property or material dishonesty; (iv) conviction of a felony or a crime involving moral turpitude; (v) unauthorized use or disclosure of the confidential information or trade secrets of Amyris or any of our affiliates that use causes material harm to Amyris; (vi) material breach of contractual obligations or policies; (vii) failure to cooperate in good faith with investigations; or (viii) failure to comply with confidentiality or intellectual property agreements. Prior to any determination that

“cause” under the Severance Plan has occurred, we are generally required to provide notice to the participant specifying the event or actions giving rise to such determination and a 10-day cure period (30 days in the case of failure or inability to satisfactorily perform any assigned duties).
Under the Severance Plan, “good reason” generally means: (i) a material reduction of the participant’s role at Amyris; (ii) certain reductions of base salary; (iii) a workplace relocation of more than 50 miles; or (iv) our failure to obtain the assumption of the Severance Plan by a successor. In order for a participant to assert good reason for his or her resignation, he or she must provide us written notice within 90 days of the occurrence of the condition and allow us 30 days to cure the condition. Additionally, if we fail to cure the condition within the cure period, the participant must terminate employment with us within 30 days of the end of the cure period.
Under the Severance Plan, a “change of control” will generally be deemed to occur if   (i) Amyris completes a merger or consolidation after which Amyris’s stockholders before the merger or consolidation do not own at least a majority of the outstanding voting securities of the acquiring or surviving entity after such merger or consolidation, (ii) Amyris sells all or substantially all of its assets, (iii) any person or entity acquires more than 50% of Amyris’s outstanding voting securities or (iv) a majority of Amyris’s directors cease to be directors over any one-year period.
To the extent any severance benefits to a named executive officer constitute deferred compensation subject to Section 409A of the Code and such officer is deemed a “specified employee” under Section 409A, we will defer payment of such benefits to the extent necessary to avoid adverse tax treatment.
Dr. Cherry was not eligible for and did not receive any benefits under the Plan in connection with his separation from the Company in June 2019.
The following table summarizes the potential amounts payable to each of our named executive officers under the Severance Plan upon an Involuntary Termination (i) other than in connection with a change of control of the Company and (ii) in connection with a change of control of the Company, assuming in each case that such Involuntary Termination occurred on December 31, 2018.
	Involuntary Termination Not in Connection with a Change of Control			Involuntary Termination in Connection with a Change of Control
Name	Base Salary ($)	Continuing Health Benefits ($)	Value of Accelerated Options or Shares ($)(1)	Base Salary ($)	Continuing Health Benefits ($)	Value of Accelerated Options or Shares ($)(2)
John Melo	900,000	35,262	—	1,200,000	35,262	2,475,625
Kathleen Valiasek	420,000	16,440	—	630,000	24,660	703,177
Joel Cherry(3)	375,000	16,440	—	562,500	24,660	779,663
Eduardo Alvarez(4)	400,000	—	960,338	600,000	—	960,338
Nicole Kelsey	395,000	13,733	—	592,500	20,600	384,160

(1)
Other than with respect to certain equity awards granted to Mr. Alvarez, as noted below, accelerated vesting is only applicable in the event of an Involuntary Termination in connection with a change of control.

(2)
With respect to outstanding options as of December 31, 2018, calculated by multiplying the number of shares underlying unvested stock options that would vest as a result of an Involuntary Termination in connection with a change of control by the excess of  $3.34, the closing price of our common stock on Nasdaq on December 31, 2018, over the exercise price of the stock options. Unvested stock options with exercise prices higher than $3.34 are excluded from the calculation. With respect to outstanding RSUs as of December 31, 2018, calculated by multiplying the number of outstanding unvested RSUs that would vest as a result of an Involuntary Termination in connection with a change of control by $3.34, the closing price of our common stock on Nasdaq on December 31, 2018.

(3)
Dr. Cherry resigned from the Company effective June 7, 2019. Dr. Cherry was not eligible for and did not receive any benefits under the Plan in connection with his separation from the Company.

(4)
Mr. Alvarez’s participation agreement provides that in the event that prior to full vesting of Mr. Alvarez’s new hire equity awards, including his 2018 RSU award set forth in the “Grants of Plan-Based Awards in 2018” table above (collectively, the “Alvarez New Hire Awards”), Mr. Alvarez’s employment with the Company terminates in circumstances entitling him to severance benefits under the Severance Plan, whether or not in connection with a change of control, then upon such termination the vesting and exercisability of each Alvarez New Hire Award shall be automatically accelerated in full.

Pay Ratio Disclosure
In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission adopted a rule requiring annual disclosure of the ratio of the median of the annual total compensation of all employees of the Company, other than its principal executive officer, to the total annual compensation of the Company’s principal executive officer. The Company’s principal executive officer is Mr. Melo, our CEO.
For 2018:
•
the annual total compensation of our median employee was $121,378; and

•
the annual total compensation of Mr. Melo, as reported in the “Summary Compensation Table” above, was $9,638,012.

Thus, for 2018, the ratio of our CEO’s annual total compensation to our median employee’s annual total compensation was approximately 79 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
In accordance with the rule, for purposes of determining the ratio of our CEO’s annual total compensation to our median employee’s annual total compensation for 2018, we are using the same median employee identified in the proxy statement for our 2018 annual meeting of stockholders because there has been no change in our employee population or our employee compensation arrangements that resulted in a significant change of the pay distribution to our employee population, or would significantly impact the pay ratio disclosure. In determining the median of the annual total compensation of all employees of the Company (other than Mr. Melo), we prepared a list of all employees as of December 31, 2017. We then calculated the annual cash compensation (base salary and actual and target bonus) of our employees as of that date for the 12-month period from January 1, 2017 through December 31, 2017. We did not include any contractors or other non-employee workers in our employee population. Salaries and wages were annualized for permanent employees who were not employed for the full year of 2017. We used exchange rates in effect as of December 31, 2017 to convert the base salaries and other compensation amounts of our non-U.S. employees to U.S. dollars. We did not make any cost-of-living adjustments.
Using this approach, we selected the individual at the median of our employee population. We then calculated total compensation for this individual using the same methodology we use for our named executive officers as set forth in the “Summary Compensation Table” above.
Agreements with Executive Officers
We do not have formal employment agreements with any of our named executive officers. The initial compensation of each named executive officer was set forth in an employment offer or promotion letter that we executed with such executive officer at the time his or her employment with us commenced (or at the time of her or his promotion, as the case may be). Each employment offer letter provides that the named executive officer’s employment is “at will.”
As a condition to their employment, our named executive officers entered into non-competition, non-solicitation and proprietary information and inventions assignment agreements. Under these agreements, each named executive officer has agreed (i) not to solicit our employees during her or his employment and for a period of 12 months after the termination of his or her employment, (ii) not to compete with us or assist any other person to compete with us during her or his employment, and (iii) to protect our confidential and proprietary information and to assign to us intellectual property developed during the course of his or her employment.

See above under “Executive Compensation — Potential Payments upon Termination and upon Termination Following a Change in Control” for a description of potential payments to our named executive officers upon termination of employment, including in connection with a change of control of the Company.
Limitation of Liability and Indemnification
Our Certificate of Incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law (“DGCL”), and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors for:
•
any breach of the director’s duty of loyalty to us or our stockholders;

•
acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•
voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

•
any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.
In addition, our Bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL, and we must advance expenses, including attorneys’ fees, to our directors and officers, in connection with legal proceedings related to their status or service, subject to very limited exceptions.
We maintain an insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Board.
We have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending against any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
As previously disclosed in our filings with the Securities and Exchange Commission, Amyris and our Chief Executive Officer, John Melo, and former CFO (and current Chief Business Officer), Kathleen Valiasek, are named parties to a securities class action complaint filed in April 2019. The complaint seeks unspecified damages on behalf of a purported class that would comprise all persons and entities that purchased or otherwise acquired our securities between March 15, 2018 and March 19, 2019. The complaint alleges securities law violations based on statements and omissions made by Amyris during such period. Subsequent to the filing of the securities class action complaint, two separate purported shareholder derivative complaints were filed based on similar allegations to those made in the securities class action complaint and name Amyris as a nominal defendant and name a number of Amyris’s current and former officers and directors as additional defendants. The lawsuits seek to recover, on the Company’s behalf, unspecified damages purportedly sustained by the Company in connection with allegedly misleading statements and/or omissions made in connection with the Company’s securities filings, as well as a series of changes to the Company’s corporate governance policies, restitution to the Company from the individual defendants, and an award of attorneys’ fees. These cases are in the initial pleadings stage. In the event that liability is found or a financial settlement is reached with respect to such legal proceedings, Mr. Melo, Ms. Valiasek or our other current and former officers or directors named in the complaints could seek indemnification from Amyris. We are not presently aware of any other pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, policies and agreements, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Director Compensation
Mr. Melo did not receive any compensation in connection with his service as a director due to his status as an employee of the company. The compensation that we pay to Mr. Melo is discussed in the “Executive Compensation” section of this Proxy Statement.
Director Compensation for 2018
During the fiscal year ended December 31, 2018, our non-employee directors who served during 2018 received the compensation set forth below.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(12)	Option Awards ($) (2)(12)	All Other Director Compensation ($)	Total ($)(13)
John Doerr	49,000	15,771	17,579	—	82,351
Geoffrey Duyk(3)	13,166	—	—	—	13,166
Philip Eykerman(4)	40,000	15,771	17,579	—	73,351
Christoph Goppelsroeder(5)	40,000	—	—	—	40,000
Frank Kung(6)	40,000	15,771	17,579	—	73,351
Steven Mills(7)(8)	20,510	15,363	17,109	—	52,982
Carole Piwnica	54,500	15,771	17,579	—	87,851
Fernando de Castro Reinach(9)	27,751	—	—	—	27,751
HH Sheikh Abdullah bin Khalifa Al Thani(10)	40,000	15,771	17,579	—	82,351
Christophe Vuillez(11)	40,000	—	—	—	40,000
R. Neil Williams	70,000	15,771	17,579	—	103,351
Patrick Yang	45,000	15,771	17,579	—	78,351

(1)
Reflects board, committee chair and committee member retainer fees earned during 2018.

(2)
The amounts in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation of the awards are discussed in Note 12, “Stock-based Compensation” of  ”Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. These amounts do not correspond to the actual value that may be recognized by our non-employee directors.

(3)
In July 2017, Dr. Duyk, notified us that, effective July 1, 2017, he had elected to decline all cash and equity compensation accruing, payable or issuable to him under our non-employee director compensation program until such time as he revoked such election in a signed writing delivered to an officer of the company. On September 21, 2018, Dr. Duyk revoked such election effective as of such date.

(4)
All cash compensation earned by Mr. Eykerman during 2018 was paid directly to DSM, which designated Mr. Eykerman to serve on our Board, and he did not receive any cash benefit from such payments.

(5)
All cash compensation earned by Mr. Goppelsroeder during 2018 was paid directly to DSM, which designated Mr. Goppelsroeder to serve on our Board, and he did not receive any cash benefit from such payments. In addition, Mr. Goppelsroeder has to date declined each equity award granted to him pursuant to our non-employee director compensation program, without prejudice to future awards.

(6)
All cash compensation earned by Dr. Kung during 2018 was paid directly to Vivo, which designated Dr. Kung to serve on our Board, and Dr. Kung did not receive any cash benefit from such payments.

Pursuant to an agreement between Dr. Kung and Vivo, Dr. Kung has agreed, subject to certain conditions and exceptions, to remit the equity compensation he receives under our non-employee director compensation program to Vivo if and when such equity compensation becomes vested and/or exercised.
(7)
Mr. Mills was appointed to our Board and the Audit Committee on August 1, 2018 and the LDCC on November 6, 2018, and the fees earned by him in 2018 represent retainer fees earned for the portions of 2018 that he served on our Board, the Audit Committee and the LDCC, respectively.

(8)
Upon joining our Board in August 2018, Mr. Mills received an initial award under the 2010 EIP of an option to purchase 3,466 shares of our common stock and 2,266 RSUs. This award was contemplated by our non-employee director compensation program (described in “Narrative to Director Compensation Tables” below). The stock option and RSU awards vest in full on August 1, 2019. The grant date fair value for these awards, as calculated under FASB ASC Topic 718, is as shown:

Name	Date of Grant	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise Price Per Share ($)	Stock Awards ($)(2)	Option Awards ($)(2)
Steven Mills	8/6/2018	—	3,466	6.78	—	17,109
Steven Mills	8/6/2018	2,266	—	—	15,363	—
(9)
Dr. Reinach resigned from our Board and the Audit Committee effective August 1, 2018, and the fees earned by him in 2018 represent retainer fees earned for the portion of 2018 that he served on our Board, the Audit Committee, respectively. Upon resignation from the Board, Dr. Reinach entered into a consulting agreement with Amyris to provide certain consulting and advisory services to the company in exchange for an award of 203,804 RSUs, as described in more detail below under “Transactions with Related Persons — Reinach Consulting Agreement.” As a result of Dr. Reinach’s entry into a consulting agreement with, and continued provision of services to, Amyris, notwithstanding his resignation from the Board, Dr. Reinach’s outstanding equity awards will continue to remain outstanding and vest in accordance with, and subject to, the 2010 EIP and the relevant award agreements.

(10)
HH Sheikh Abdullah bin Khalifa Al Thani resigned from our Board effective May 14, 2019, at which time all of his outstanding equity awards ceased vesting: all of his vested options remained exercisable for a period of three months after May 14, 2019, and all of his unvested options and RSUs were forfeited.

(11)
All cash compensation earned by Mr. Vuillez during 2018 was paid directly to Total, which designated Mr. Vuillez to serve on our Board, and he did not receive any cash benefit from such payments. In addition, Mr. Vuillez has to date declined each equity award granted to him pursuant to our non-employee director compensation program, without prejudice to future awards. Mr. Vuillez resigned from our Board effective May 20, 2019.

(12)
In August 2018, each of our non-employee directors other than Dr. Duyk, Mr. Goppelsroeder and Mr. Vuillez (and excluding Dr. Reinach, who resigned from our Board in August 2018, and Mr. Mills, who joined our Board in August 2018) received an annual award under the 2010 EIP of an option to purchase 3,466 shares of our common stock and 2,266 RSUs. These awards were contemplated by our non-employee director compensation program (described in “Narrative to Director Compensation Tables” below). These option and RSU awards vested in full on August 1, 2019 (subject to continued service through such date). The grant date fair value of these awards, as calculated under FASB ASC Topic 718, is as shown:

Name	Date of Grant	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise Price Per Share ($)	Stock Awards ($)(2)	Option Awards ($)(2)
John Doerr	8/1/2018	—	3,466	6.96	—	17,579
John Doerr	8/1/2018	2,266	—	—	15,771	—
Philip Eykerman	8/1/2018	—	3,466	6.96	—	17,579
Philip Eykerman	8/1/2018	2,266	—	—	15,771	—
Frank Kung(6)	8/1/2018	—	3,466	6.96	—	17,579
Frank Kung(6)	8/1/2018	2,266	—	—	15,771	—
Carole Piwnica	8/1/2018	—	3,466	6.96	—	17,579
Carole Piwnica	8/1/2018	2,266	—	—	15,771	—
HH Sheikh Abdullah bin Khalifa Al Thani(10)	8/1/2018	—	3,466	6.96	—	17,579
HH Sheikh Abdullah bin Khalifa Al Thani(10)	8/1/2018	2,266	—	—	15,771	—
R. Neil Williams	8/1/2018	—	3,466	6.96	—	17,579
R. Neil Williams	8/1/2018	2,266	—	—	15,771	—
Patrick Yang	8/1/2018	—	3,466	6.96	—	17,579
Patrick Yang	8/1/2018	2,266	—	—	15,771	—
(13)
As of December 31, 2018, the non-employee directors who served during 2018 held the following outstanding equity awards:

Name	Outstanding Options (Shares)	Outstanding Stock Awards (Units)
John Doerr	10,265	2,266
Geoffrey Duyk(3)	4,666	—
Philip Eykerman	8,199	3,599
Christoph Goppelsroeder(5)	—	—
Frank Kung(6)	6,466	3,599
Steven Mills(8)	3,466	2,266
Carole Piwnica	10,265	2,266
Fernando de Castro Reinach(9)	6,799	203,804
HH Sheikh Abdullah bin Khalifa Al Thani(10)	9,865	2,266
Christophe Vuillez(11)	—	—
R. Neil Williams	9,465	2,266
Patrick Yang	17,065(14)	2,266
(14)
Includes an option to purchase 8,000 shares of our common stock, which Dr. Yang received for consulting work provided to us in 2013 – 2014 prior to his appointment to our Board.

Narrative to Director Compensation Tables
Under our current non-employee director compensation program, in each case subject to final approval by our Board with respect to equity awards:
•
Each non-employee director receives an annual cash retainer of $40,000 and an annual equity award consisting of an option to purchase 3,466 shares of our common stock and 2,266 RSUs, vesting in full after one year (in each case subject to continued service through the applicable vesting date). Any new Board members will receive a pro-rated annual equity award upon joining our Board, which award will vest in full on the one-year anniversary of the grant of the most recent annual Board equity awards.

•
The non-executive Board chair, if any, receives an additional annual award of 7,300 RSUs. The award becomes fully vested after one year (subject to continued service through the applicable vesting date).

•
The chair of the Audit Committee receives an additional annual cash retainer of  $30,000.

•
The chair of the LDCC receives an additional annual cash retainer of  $10,000.

•
The chair of the Nominating and Governance Committee receives an additional annual cash retainer of $9,000.

•
Audit Committee, LDCC and Nominating and Governance Committee members other than the chair receive an additional annual cash retainer of $7,500, $5,000 and $4,500, respectively.

In general, all of the retainers described above are paid quarterly in arrears. In cases where a non-employee director serves for part of the year in a capacity entitling him or her to a retainer payment, the retainer is prorated to reflect his or her period of service in that capacity. Non-employee directors are also eligible for reimbursement of their expenses incurred in attending Board and committee meetings.

Compensation Committee Interlocks and Insider Participation
The members of the LDCC during 2018 were Steven Mills, Carole Piwnica and Patrick Yang. None of these directors was an officer or employee of Amyris or any of our subsidiaries during 2018, nor are any of these directors former officers of Amyris or any of our subsidiaries, except for Steven Mills, who served as the Chief Financial Officer of Amyris from May 2012 to December 2013. Except as set forth under “Transactions with Related Persons” below, none of these directors has any relationships with us of the type that are required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the board of directors or as a member of the compensation or similar committee of any entity that has one or more executive officers who have served on our Board or the LDCC during 2018.
Transactions with Related Persons
The following is a description of each transaction since the beginning of 2018, and each currently proposed transaction, in which:
•
we have been or are to be a participant;

•
the amount involved exceeds the lesser of  $120,000 or 1% of the average of our total assets for the last two completed fiscal years; and

•
any of our directors, executive officers or holders of more than 5% of any class of our capital stock at the time of the transactions in issue, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

Transactions with DSM
Value Sharing Agreement Amendments and Assignment
In December 2017, in connection with the sale of our production facility located in Brotas, Brazil (the “Brotas Facility”) to an affiliate of Koninklijke DSM N.V. (“DSM”), with which we have commercial and financial relationships and which owns greater than five percent of our outstanding common stock and has the right to designate two members of our Board of Directors, we entered into a value sharing agreement (the “Value Sharing Agreement”) with DSM, pursuant to which DSM agreed to make certain royalty payments to us representing a portion of the profit on the sale of products produced using farnesene purchased under that certain Renewable Farnesene Supply Agreement, dated as of April 26, 2016 (as amended, the “Nenter Supply Agreement”), between us and Nenter & Co., Inc. (“Nenter”), realized by Nenter and paid to DSM in accordance with the Nenter Supply Agreement. In addition, pursuant to the Value Sharing Agreement, DSM agreed to guarantee certain minimum annual royalty payments for the first three calendar years of the Value Sharing Agreement, subject to future offsets in the event that the royalty payments to which we would otherwise have been entitled under the Value Sharing Agreement for such years fall below certain milestones. Under the Value Sharing Agreement, we are required to use certain value share payments received by us with respect to the first three calendar years of the Value Sharing Agreement in excess of the guaranteed minimum annual value share payments for such years, if any, to repay amounts outstanding under the Credit Agreement, dated as of December 28, 2017, between us and DSM.
During 2018, we and DSM amended the Value Sharing Agreement to (i) provide for the use of estimates in calculating quarterly value share payments (subject to true-up), (ii) modify how the guaranteed minimum annual value share payment for 2018 will be offset against value payments accruing during 2018 and (iii) accelerate the minimum annual value share payment for 2019 from December 31, 2018 to June 30, 2018 in exchange for a fee of  $750,000.
On April 16, 2019, the Company assigned to DSM, and DSM assumed, all of the Company’s rights and obligations under the Value Sharing Agreement, for aggregate consideration to the Company of $57.0 million, $29.1 million of which was paid to the Company in cash, with the remaining $27.9 million being used to pay certain existing obligations of the Company to DSM, including certain obligations under the Supply Agreement Amendment (as described below).

Supply Agreement Amendments
In December 2017, in connection with the sale of the Brotas Facility to DSM, we entered into a Supply Agreement (the “Supply Agreement”) with DSM, pursuant to which DSM will supply us with certain products useful in our business that were previously, and are expected to continue to be, manufactured at the Brotas Facility, at prices and on production and delivery terms and specifications set forth in the Supply Agreement, which prices are based upon DSM’s manufacturing cost plus an agreed margin. The Supply Agreement originally was set to expire (i) with respect to non-farnesene related products, on the date that our planned new manufacturing facility in Brazil is fully operational and meets its production targets, but in any event no later than December 31, 2021 and (ii) with respect to farnesene-related products, on December 28, 2037, subject in each case to earlier termination in certain circumstances.
On November 19, 2018, the Company and DSM entered into Amendment No. 1 to the Supply Agreement (the “Supply Agreement Amendment”), pursuant to which (i) the outside expiration date of the Supply Agreement with respect to non-farnesene related products was extended to December 31, 2022, with specified pricing terms added for products manufactured during 2022, (ii) DSM committed to produce certain non-farnesene related products for us for two months of each calendar year during the term of the Supply Agreement and (iii) we agreed to (A) pay DSM a cash reservation fee in the total amount of $17.3 million, payable in installments during 2018 and 2019, (B) issue 1,643,991 shares of our common stock to DSM (see below under “Securities Purchase Agreement” for more information) and (C) pay DSM a cash fee of  $7.3 million, payable on or before March 29, 2019, plus, if the closing price of our common stock on the trading day immediately preceding the date of such payment is less than $4.41 per share, an amount equal to such deficiency multiplied by 1,643,991.
On April 16, 2019, the Company and DSM entered into a second amendment to the Supply Agreement, as well as amendments to the Performance Agreement and the Quota Purchase Agreement entered into in connection with the December 2017 sale of the Brotas Facility to DSM, pursuant to which (i) DSM agreed to reduce certain manufacturing costs and fees paid by the Company related to the production of farnesene under the Supply Agreement through 2021, as well as remove the priority of certain customers over the Company with respect to production capacity at the Brotas Facility, (ii) the Company agreed to provide DSM rights to conduct certain process and downstream recovery improvements under the Performance Agreement at facilities other than the Brotas Facility in exchange for DSM providing the Company with a license to such improvements and (iii) the Company released DSM from its obligation to provide manufacturing and support services under the Quota Purchase Agreement in connection with the Company’s planned new manufacturing facility, which is no longer planned to be located at the Brotas, Brazil location.
Securities Purchase Agreement
On November 20, 2018, we issued 1,643,991 shares of our common stock (the “DSM Shares”) to DSM in a private placement pursuant to a securities purchase agreement, dated November 19, 2018, between us and DSM (the “DSM SPA”), in consideration of certain agreements of DSM set forth in the DSM Supply Agreement Amendment. Pursuant to the DSM SPA, we agreed to file a registration statement providing for the resale by DSM of the DSM Shares and to use commercially reasonable efforts to (i) cause such registration statement to become effective within 181 days following the date of the DSM SPA and (ii) keep such registration statement effective until DSM does not own any DSM Shares or the DSM Shares are eligible for resale under Rule 144 without regard to volume limitations.
Letter Agreement
On November 19, 2018, we entered into a letter agreement (the “Letter Agreement”) with DSM, pursuant to which, in consideration of the agreements of DSM set forth in the Supply Agreement Amendment, we agreed (i) to cause the removal of certain existing liens on intellectual property owned by us and licensed to DSM (the “Subject Intellectual Property”) and (ii) if such liens were not removed prior to December 15, 2018, to issue to DSM shares of our common stock with a value equal to $5,000,000. As a result of the entry into an amendment to our senior secured credit facility on December 14, 2019 to remove the Subject Intellectual Property from the lien granted by us thereunder, we satisfied our obligations under the Letter Agreement, and therefore we were not required to issue shares of our common stock (or otherwise make payment) to DSM pursuant to the Letter Agreement.

Brotas Facility Purchase Price Adjustment Letter
On November 19, 2018, we entered into a letter agreement with DSM, pursuant to which we agreed to make a cash payment to DSM of  $1.8 million in respect of an adjustment to the purchase price for certain assets sold by us to DSM in connection with sale of the Brotas Facility in December 2017 and related transactions pursuant to the terms of the agreements related to such sale.
Supply Agreement Payment Letter
In November 2018, we entered into a letter agreement with DSM, pursuant to which we agreed to make a cash payment to DSM of  $0.6 million in respect of certain agreements by DSM to allocate production capacity at the Brotas Facility in 2018 under the Supply Agreement.
Credit Agreement
On September 17, 2019, the Company and DSM entered into a credit agreement (the “2019 DSM Credit Agreement”) to make available to the Company a secured credit facility in an aggregate principal amount of  $8.0 million, to be issued in separate installments of  $3.0 million, $3.0 million and $2.0 million, respectively, with each installment being subject to certain closing conditions, including the payment of certain existing obligations of the Company to DSM. On September 17, 2019, the Company borrowed the first installment of  $3.0 million under the 2019 DSM Credit Agreement, all of which proceeds were used to pay certain existing obligations of the Company to DSM, and issued to DSM a promissory note in the principal amount of  $3.0 million. On September 19, 2019, the Company borrowed the second installment of $3.0 million under the 2019 DSM Credit Agreement, all of which proceeds were used to pay certain existing obligations of the Company to DSM, and issued to DSM a promissory note in the principal amount of $3.0 million. On September 23, 2019, the Company borrowed the final installment of  $2.0 million under the 2019 DSM Credit Agreement, $1.5 million of which proceeds were used to pay certain existing obligations of the Company to DSM, and issued to DSM a promissory note in the principal amount of  $2.0 million. The promissory notes issued under the 2019 DSM Credit Agreement (i) mature on August 7, 2022, (ii) accrue interest at a rate of 12.5% per annum from and including the applicable date of issuance, which interest is payable quarterly in arrears on each January 1, April 1, July 1 and October 1, beginning January 1, 2020, and (iii) are secured by a first-priority lien on certain Company intellectual property licensed to DSM. The Company may at its option repay the amounts outstanding under the 2019 DSM Credit Agreement before the maturity date, in whole or in part, at a price equal to 100% of the amount being repaid plus accrued and unpaid interest on such amount to the date of repayment. In addition, the Company is required to repay the amounts outstanding under the 2019 DSM Credit Agreement (i) in an amount equal to the gross cash proceeds, if any, received by the Company upon the exercise by DSM of certain common stock purchase warrants issued by the Company to DSM in 2017 and (ii) in full upon the request of DSM at any time following the receipt by the Company of at least $50.0 million of gross cash proceeds from one or more sales of equity securities of the Company on or prior to June 30, 2020.
Commercial Transactions
In July and September 2017, we entered into three separate collaboration agreements with DSM (the “DSM Collaboration Agreements”) to jointly develop three new molecules in the Health and Nutrition field (the “DSM Ingredients”) using our technology, which we would produce and DSM would commercialize. Pursuant to the DSM Collaboration Agreements, DSM will, subject to certain conditions, provide funding for the development of the DSM Ingredients and, upon commercialization, the parties would enter into supply agreements whereby DSM would purchase the applicable DSM Ingredients from us at prices agreed by the parties. The development activities will be directed by a joint steering committee with equal representation by DSM and us. In addition, the parties will share product margin from DSM’s sales of products that incorporate the DSM Ingredients subject to the DSM Collaboration Agreements.
In June 2018, we and DSM amended and restated one of the DSM Collaboration Agreements to more clearly define the research and development funding responsibility, amounts and criteria under the agreement. Pursuant to the amended agreement, DSM agreed to fund additional research and development costs upon the achievement of certain milestones, and would then recoup a portion of such funding through a reduction in the royalty percentage paid by DSM to us (once products subject to the agreement have been commercialized) until such amount is recouped by DSM, at which point the royalty percentage would return to its previous level.

In 2018, we recognized $10.7 million in revenue relating to agreements and transactions with DSM, including those described above, and held $1.1 million in accounts receivable as well as $8.0 million of unbilled receivables and $4.3 million of contingent consideration receivable from DSM as of December 31, 2018.
Transactions with Foris
August 2018 Warrant Transaction
On August 17, 2018, we entered into warrant exchange agreements (the “Warrant Exchange Agreements”) with Foris Ventures, LLC (“Foris”), an entity affiliated with director John Doerr of Kleiner Perkins Caufield & Byers, a current stockholder, and an owner of greater than five percent of our outstanding common stock, and affiliates of Vivo Capital LLC (collectively, “Vivo”), an entity affiliated with director Frank Kung and which owns greater than five percent of our outstanding common stock and has the right to designate one member of our Board of Directors, pursuant to which Foris and Vivo agrees to exercise certain of their common stock purchase warrants issued in May 2017 and August 2017, respectively (the “Prior Cash Warrants”), representing an aggregate of 10,452,504 shares, in full for cash and (ii) surrender certain other of their common stock purchase warrants issued in May 2017 and August 2017, respectively (the “Prior Dilution Warrants”), in the case of Foris after exercising such warrant in full for 2,106,217 shares, to us for cancellation, and in exchange we agreed to issue to Foris and Vivo new warrants (the “New Warrants”) to purchase an aggregate of 12,097,164 shares of our common stock in a private placement, with the New Warrants having substantially identical terms as the Prior Cash Warrants, except that (A) the expiration date of the New Warrants would be 21 months after issuance (in comparison to the five-year term of the Prior Cash Warrants), (B) the New Warrants would not contain any anti-dilution protection (in comparison to the full-ratchet anti-dilution protection provided in Prior Cash Warrants), other than standard adjustments in the event of any dividends or distributions on our Common Stock, or any stock split, reverse stock split, recapitalization, reorganization or similar transaction, (C) the New Warrants would only permit exercise after the six-month anniversary of issuance, and would only permit “cashless” or “net” exercise after the twelve-month anniversary of issuance to the extent that there is not an effective registration statement covering the resale of the shares of common stock underlying the New Warrants and (D) the exercise price of the New Warrants would be $7.52 per share (in comparison to $4.40 per share for the Prior Cash Warrants), subject to adjustment. In connection with the entry into the Warrant Exchange Agreements, we entered into amendments to the Prior Cash Warrants and Prior Dilution Warrants with Foris and Vivo to (i) in the case of Foris, remove a beneficial ownership limitation from such warrants and (ii) in the case of Vivo, remove a beneficial ownership limitation from such warrants and reduce the exercise price of Vivo’s Prior Cash Warrants from $6.39 per share to $4.40 per share (the “Warrant Exchange”).
In connection with the Warrant Exchange, on August 17, 2018, we entered into an underwriting agreement (the “Underwriting Agreement”) with B. Riley FBR, Inc. (the “Underwriter”), Foris and Vivo relating to the sale of up to an aggregate of 8,802,270 shares of our common stock by Foris and Vivo, including the shares issuable to the Foris upon the exercise of its Prior Cash Warrants (the “Secondary Offering”). The price to the public in the Secondary Offering was $6.25 per share, and the Underwriter agreed to purchase the shares of common stock from Vivo and Foris to be sold in the Secondary Offering at a price of  $6.22 per share. The Secondary Offering closed on August 21, 2018; we did not receive any proceeds from the Secondary Offering, but agreed to pay certain offering expenses, as well as a structuring and advisory fee to the Underwriter equal to 4.5% of the gross proceeds of the Secondary Offering. At the closing of the Secondary Offering and the concurrent settlement of the Warrant Exchange, we received proceeds of approximately $43 million.
Loan and Security Agreement
On April 15, 2019, the Company, GACP Finance Co., LLC (“GACP”) and Foris entered into a Loan Purchase Agreement, pursuant to which Foris agreed to purchase and assume from GACP, and GACP agreed to sell and assign to Foris, the outstanding loans under the Loan and Security Agreement, dated June 29, 2018, as amended (the “LSA”), among the Company, certain subsidiaries of the Company and

GACP, and all documents and assets related thereto. In connection with such purchase and assignment, the Company agreed to repay Foris $2.5 million of the purchase price paid by Foris to GACP (the “Company LPA Obligation”). The closing of the loan purchase and assignment occurred on April 16, 2019.
On August 14, 2019, the Company and Foris entered into an Amendment No 5 and Waiver to the LSA (the “LSA Amendment and Waiver”), pursuant to which (i) the maturity date of the loans under the LSA was extended from July 1, 2021 to July 1, 2022, (ii) the interest rate for the loans under the LSA was modified from the sum of  (A) the greater of  (x) the prime rate as reported in the Wall Street Journal or (y) 4.75% plus (B) 9% to the greater of  (A) 12% or (B) the rate of interest payable with respect to any indebtedness of the Company, (iii) the amortization of the loans under the LSA was delayed until December 16, 2019, (iv) certain accrued and future interest and agency fee payments under the LSA were delayed until December 16, 2019, (v) certain covenants under the LSA, including related definitions, were amended to provide the Company with greater operational and financial flexibility, including, without limitation, to permit the incurrence of the indebtedness under the Naxyris Loan Facility (as described below) and the granting of liens with respect thereto, subject to the terms of an intercreditor agreement between Foris and Naxyris S.A. (“Naxyris”) governing the respective rights of the parties with respect to, among other things, the assets securing the Naxyris Loan Agreement and the LSA (the “Intercreditor Agreement”), (vi) certain outstanding unsecured promissory notes issued by the Company to Foris on April 8, 2019, June 11, 2019, July 10, 2019 and July 26, 2019 (as described below under “Foris Credit Agreements”), in an aggregate principal amount of  $32.5 million, as well as the Company LPA Obligation, were added to the loans under the LSA, made subject to the LSA and secured by the security interest in the collateral granted to Foris under the LSA, and such promissory notes and contractual obligation were cancelled in connection therewith, and (vii) Foris agreed to waive certain existing defaults under the LSA, including with respect to covenants related to quarterly minimum revenues, minimum liquidity amounts and a minimum asset coverage ratio. After giving effect to the LSA Amendment and Waiver, there is $71.0 million aggregate principal amount of loans outstanding under the LSA. In connection with the entry into the LSA Amendment and Waiver, on August 14, 2019 the Company issued to Foris a warrant to purchase up to 1,438,829 shares of common stock at an exercise price of  $2.87 per share, with an exercise term of two years from issuance. Pursuant to the terms of the warrant, Foris may not exercise the warrant to the extent that, after giving effect to such exercise, Foris, together with its affiliates, would beneficially own in excess of 19.99% of the number of shares of common stock outstanding after giving effect to such exercise, unless the Company has obtained stockholder approval to exceed such limit in accordance with Nasdaq rules and regulations, which the Company is seeking at the 2019 annual meeting of stockholders; see “Proposal 3 — Approval of the issuance of shares of our common stock issuable upon the exercise of warrants and conversion of preferred stock issued to Foris Ventures, LLC in accordance with Nasdaq Marketplace Rules 5635(b) and 5635(d)” for more information.
Foris Credit Agreements
On April 8, 2019, the Company and Foris entered into a credit agreement to make available to the Company an unsecured credit facility in an aggregate principal amount of  $8.0 million (the April Foris Credit Agreement), which the Company borrowed in full on April 8, 2019 and issued to Foris a promissory note in the principal amount of  $8.0 million (the April Foris Note). The April Foris Note has a maturity date of October 14, 2019. In connection with the entry into the April Foris Credit Agreement and the issuance of the April Foris Note, which has no stated interest rate, the Company agreed to pay Foris a fee of $1.0 million, payable on or prior to the maturity date of the April Foris Note (the April Foris Note Fee); provided, that the April Foris Note Fee would be reduced to $0.5 million if the Company repaid the April Foris Note in full by July 15, 2019.
On June 11, 2019, the Company and Foris entered into a credit agreement to make available to the Company an unsecured credit facility in an aggregate principal amount of  $8.5 million, which the Company borrowed in full on June 11, 2019 and issued to Foris a promissory note in the principal amount of $8.5 million (the June Foris Note). The June Foris Note (i) accrues interest at a rate of 12.5% per annum from and including June 11, 2019, which interest is payable on the maturity date or the earlier repayment or other satisfaction of the June Foris Note, and (ii) matures on August 28, 2019; provided, that if certain warrants held by DSM are exercised, then the maturity date of the June Foris Note will be the business day immediately following such exercise.

On July 10, 2019, the Company and Foris entered into a credit agreement to make available to the Company an unsecured credit facility in an aggregate principal amount of  $16.0 million (the July Foris Credit Agreement), of which the Company borrowed $8.0 million on July 10, 2019 and $8.0 million on July 26, 2019 and issued to Foris promissory notes, each in the principal amount of  $8.0 million, on such dates (the July Foris Notes). The July Foris Notes (i) accrue interest at a rate of 12.5% per annum from and including the respective date of issuance, which interest is payable on the maturity date or the earlier repayment or other satisfaction of the applicable July Foris Note, and (ii) mature on December 31, 2019. In connection with the entry into the July Foris Credit Agreement, the Company and Foris amended the New Warrant issued to Foris on August 17, 2018 (see above under “August 2018 Warrant Transaction”) to reduce the exercise price of such warrant from $7.52 per share to $2.87 per share.
The Company may at its option repay the amounts outstanding under the April Foris Note (including the April Foris Note Fee), the June Foris Note and the July Foris Notes before their respective maturity dates, in whole or in part, at a price equal to 100% of the amount being repaid plus, in the case of the June Foris Note and the July Foris Notes, accrued and unpaid interest on such amount to the date of repayment.
On August 14, 2019, the April Foris Note, the June Foris Note and the July Foris Notes were added to the loans under the LSA, made subject to the LSA and secured by the security interest in the collateral granted to Foris under the LSA, and such notes were cancelled in connection therewith. See above under “Loan and Security Agreement” for additional information.
On August 28, 2019, the Company and Foris entered into a credit agreement to make available to the Company an unsecured credit facility in an aggregate principal amount of  $19.0 million (the August Foris Credit Agreement), which the Company borrowed in full on August 28, 2019 and issued to Foris a promissory note in the principal amount of  $19.0 million (the August Foris Note). The August Foris Note (i) accrues interest at a rate of 12% per annum from and including August 28, 2019, which interest is payable quarterly in arrears on each March 31, June 30, September 30 and December 31, beginning December 31, 2019, and (ii) matures on January 1, 2023. The Company may at its option repay the amounts outstanding under the August Foris Note before the maturity date, in whole or in part, at a price equal to 100% of the amount being repaid plus accrued and unpaid interest on such amount to the date of repayment.
In connection with the entry into the August Foris Credit Agreement, on August 14, 2019 the Company issued to Foris a warrant to purchase up to 4,871,795 shares of common stock at an exercise price of  $3.90 per share, with an exercise term of two years from issuance in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act. The exercise price of the warrant is subject to standard adjustments but does not contain any anti-dilution protection, and the warrants only permit “cashless” or “net” exercise after the six-month anniversary of issuance of the applicable warrant, and only to the extent that there is not an effective registration statement covering the resale of the shares of common stock underlying the applicable warrant. In addition, Foris may not exercise the warrant to the extent that, after giving effect to such exercise, Foris, together with its affiliates, would beneficially own in excess of 19.99% of the number of shares of common stock outstanding after giving effect to such exercise, unless the Company has obtained stockholder approval to exceed such limit in accordance with Nasdaq rules and regulations, which the Company is seeking at the 2019 annual meeting of stockholders; see “Proposal 3 — Approval of the issuance of shares of our common stock issuable upon the exercise of warrants and conversion of preferred stock issued to Foris Ventures, LLC in accordance with Nasdaq Marketplace Rules 5635(b) and 5635(d)” for more information.
Private Placements
On April 16, 2019, the Company sold and issued to Foris 6,732,369 shares of common stock at a price of  $2.87 per share, as well as a warrant to purchase up to 5,424,804 shares of common stock at an exercise price of  $2.87 per share, with an exercise term of two years from issuance, in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act, for aggregate cash proceeds to the Company of  $20.0 million.
On April 26, 2019, the Company sold and issued to Foris 2,832,440 shares of common stock at a price of  $5.12 per share, as well as a warrant to purchase up to 3,983,230 shares of common stock at an exercise price of  $5.12 per share, with an exercise term of two years from issuance, in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act, for aggregate cash proceeds to the Company of  $15.0 million. On August 28, 2019, in connection with the entry into the August Foris Credit Agreement (as described above under “Foris Credit Agreements”), the Company and Foris amended the warrant issued to Foris on April 26, 2019 to reduce the exercise price of such warrant from $5.12 per share to $3.90 per share.
The exercise price of the warrants issued in the foregoing private placements is subject to standard adjustments but does not contain any anti-dilution protection, and the warrants only permit “cashless” or “net” exercise after the six-month anniversary of issuance of the applicable warrant, and only to the extent that there is not an effective registration statement covering the resale of the shares of common stock underlying the applicable warrant. In addition, in connection with the foregoing private placements, the Company agreed not to effect any exercise or conversion of any Company security, and Foris agreed not to exercise or convert any portion of any Company security, to the extent that after giving effect to such exercise or conversion, Foris, together with its affiliates, would beneficially own in excess of 19.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise or conversion, and the warrants contained a similar limitation. The Company intends to seek stockholder approval for Foris to exceed such limitation in accordance with Nasdaq rules and regulations at the 2019 annual meeting of stockholders; see “Proposal 3 — Approval of the issuance of shares of our common stock issuable upon the exercise of warrants and conversion of preferred stock issued to Foris Ventures, LLC in accordance with Nasdaq Marketplace Rules 5635(b) and 5635(d)” for more information.
Convertible Note Exchange
On May 14, 2019, the Company exchanged $5.0 million aggregate principal amount of its 6.50% Convertible Senior Notes due 2019 held by Foris, including accrued and unpaid interest thereon up to, but excluding, May 15, 2019, for 1,122,460 shares of common stock and a warrant to purchase up to 352,638 shares of common stock at an exercise price of  $4.56 per share, with an exercise term of two years from issuance, in a private exchange pursuant to the exemption from registration under Section 3(a)(9) of the Securities Act. On August 28, 2019, in connection with the entry into the August Foris Credit Agreement (as described above under “Foris Credit Agreements”), the Company and Foris amended the warrant issued to Foris on May 14, 2019 to reduce the exercise price of such warrant from $4.56 per share to $3.90 per share. The exercise price of the warrant issued in the foregoing exchange is subject to standard adjustments but does not contain any anti-dilution protection, and the warrant only permits “cashless” or “net” exercise after the six-month anniversary of the exercisability of such warrant, and only to the extent that there is not an effective registration statement covering the resale of the shares of common stock underlying such warrant. In addition, the exercisability of such warrant is subject to stockholder approval in accordance with Nasdaq rules and regulations, which the Company is seeking at the 2019 annual meeting of stockholders; see “Proposal 3 — Approval of the issuance of shares of our common stock issuable upon the exercise of warrants and conversion of preferred stock issued to Foris Ventures, LLC in accordance with Nasdaq Marketplace Rules 5635(b) and 5635(d)” for more information.
Transactions with Total
R&D Note Amendments
On March 21, 2016, in connection with the restructuring of the ownership and rights of Total Amyris BioSolutions B.V. (“TAB”), the joint venture between us and Total Raffinage Chimie (together with its affiliates, “Total”), with which we have a commercial and financial relationship and which owns greater than five percent of our outstanding common stock and has the right to designate one member of our Board of Directors, we issued to Total a 1.5% Senior Unsecured Convertible Note (RS-10) (as amended, the “R&D Note”) in the principal amount of  $3.7 million. The R&D Note was previously amended in February and May 2017.
On March 30, 2018, we entered into a third amendment to the R&D Note with Total, pursuant to which (i) the maturity date of the R&D Note was extended from March 31, 2018 to May 31, 2018 and (ii) accrued and unpaid interest on the amounts outstanding under the R&D Note would be payable on March 31, 2018 and May 31, 2018.

On May 31, 2018, we entered into a fourth amendment to the R&D Note with Total, pursuant to which (i) the maturity date of the R&D Note was extended from May 31, 2018 to July 2, 2018 and (ii) accrued and unpaid interest on the amounts outstanding under the R&D Note would be payable on May 31, 2018 and July 2, 2018.
Tranche II Note Letter Agreement
In November 2018, Total converted its Tranche II Senior Convertible Note (the “Tranche II Note”), which was issued by us to Total in January 2014, and which was scheduled to mature on January 15, 2019, into shares of common stock in accordance with the terms of the Tranche II Note. In connection with such conversion, we entered into a letter agreement with Total, pursuant to which we agreed to pay Total future interest on the Tranche II Note being converted up to, but excluding, the maturity date for such note, which interest was converted by Total into common stock at the conversion price for the Tranche II Notes.
Convertible Note Exchange and Extensions
On May 15, 2019, the Company exchanged $9.7 million aggregate principal amount of its 6.50% Convertible Senior Notes due 2019 held by Total for a new senior convertible note with an equal principal amount and with substantially identical terms, except that the new note had a maturity date of June 14, 2019, in a private exchange pursuant to the exemption from registration under Section 3(a)(9) of the Securities Act. Effective June 14, 2019, the Company and Total agreed to extend the maturity date of the new note from June 14, 2019 to July 18, 2019. Effective July 18, 2019, the Company and Total agreed to (i) further extend the maturity date of the new note from July 18, 2019 to August 28, 2019 and (ii) increase the interest rate on the new note to 10.5% per annum, beginning July 18, 2019. Effective August 28, 2019, the Company and Total agreed to (i) further extend the maturity date of the new note from August 28, 2019 to October 28, 2019 and (ii) increase the interest rate on the new note to 12% per annum, beginning August 28, 2019.
Commercial Transactions
In October 2016, we entered into an assistance agreement with the United States Department of Energy relating to a research grant award under which we, with the assistance of two specialized subcontractors, including Total, will work to develop a manufacturing-ready process utilizing wood as the cellulosic feedstock to produce farnesene. The program that is the subject of the award is being performed and funded on a milestone basis. Under the award, we and our subcontractors could collectively receive reimbursement for up to $7.0 million in costs expended by us and our subcontractors over the program’s three year term if all of the program’s milestones are achieved. In April 2017, we entered into a Master Subrecipient Agreement with Total in connection with the grant award (the “Master Subrecipient Agreement”), pursuant to which Total would perform certain services in connection with the program and would be reimbursed for such services, up to a maximum amount of approximately $350,000. In March 2018, we and Total amended the Master Subrecipient Agreement to reflect the extension of the program through the end of 2018.
In May 2018, we and Total entered into an agreement to terminate, effective April 30, 2018, Total’s sublease of certain space in our pilot plants, which sublease was scheduled to expire in April 2019, pursuant to which Total agreed to pay us $62,000 to satisfy its remaining obligations under the sublease and we agreed to purchase from Total certain laboratory equipment located in the subleased premises for a purchase price of  $0.5 million.
In July 2018, we and Total entered into an agreement to terminate, effective May 31, 2018, the Pilot Plant Services Agreement, dated April 4, 2014, as amended, between us and Total, pursuant to which we provided Total with fermentation and downstream separation scale-up services and training to Total employees and which was scheduled to expire in April 2019. In accordance with the terms of the Pilot Plant Services Agreement, no payments were due by either party in connection with the termination.
We engage in sales of our products to Total (including TAB) in the ordinary course of our business. In 2018, we made product sales to Total of $0.3 million and held $0.1 million in accounts receivable from Total as of December 31, 2018.

Transactions with Vivo
See above under “August 2018 Warrant Transaction”.
On April 29, 2019, the Company sold and issued to Vivo 913,529 shares of common stock at a price of $4.76 per share, as well as warrants to purchase up to an aggregate of 1,212,787 shares of common stock at an exercise price of  $4.76 per share, with an exercise term of two years from issuance, in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act, for aggregate cash proceeds to the Company of  $4.5 million. The exercise price of the warrants issued in the foregoing private placement is subject to standard adjustments but does not contain any anti-dilution protection, and the warrants only permit “cashless” or “net” exercise after the six-month anniversary of issuance, and only to the extent that there is not an effective registration statement covering the resale of the shares of common stock underlying the applicable warrant. In addition, in connection with the foregoing private placement, the Company agreed not to effect any exercise or conversion of any Company security, and Vivo agreed not to exercise or convert any portion of any Company security, to the extent that after giving effect to such exercise or conversion, Vivo, together with its affiliates, would beneficially own in excess of 19.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise or conversion, and the warrants contained a similar limitation.
Reinach Consulting Agreement
In November 2018, we entered into a consulting agreement, effective August 1, 2018, with Fernando Reinach, a former director who resigned from our Board effective August 1, 2018 (the “Reinach Consulting Agreement”). Pursuant to the Reinach Consulting Agreement, Dr. Reinach agreed to perform certain consulting services relating to our operations in Brazil for a period of three (3) years, including serving as a member of our advisory panel, and was appointed to a one (1)-year term on such panel by our Board of Directors in November 2018. As compensation for such services, Dr. Reinach was granted an award of 203,804 RSUs under the 2010 EIP, which award vests as to 1/3rd of the units annually from August 1, 2018, subject to continued service through each vesting date. The Reinach Consulting Agreement expires on August 1, 2021, subject to the right of either party to earlier terminate the Reinach Consulting Agreement on ten (10) day’s prior written notice to the other party. In the event the Reinach Consulting Agreement is terminated by us prior to its expiration date other than for cause, any unvested RSUs will accelerate and vest in full upon such termination.
Cherry Consulting Agreement
In June 2019, we entered into a consulting agreement with Joel Cherry, our former President, Research and Development who resigned from the Company effective June 7, 2019 (the “Cherry Consulting Agreement”). Pursuant to the Cherry Consulting Agreement, Dr. Cherry agreed to perform certain consulting services for the Company, and as compensation for such services, Dr. Cherry’s outstanding equity awards (see “Executive Compensation” in this Proxy Statement for more information) will continue to remain outstanding and vest in accordance with, and subject to, the 2010 EIP and the relevant award agreements during the term of the Cherry Consulting Agreement. The Cherry Consulting Agreement expires on June 8, 2019, which term may be extended by mutual agreement of the parties, subject to the right of either party to earlier terminate the Cherry Consulting Agreement on thirty (30) day’s prior written notice to the other party or upon a breach of the agreement by the other party.
Officer Loans
In March, April, May and June 2019, Kathleen Valiasek, the Company’s former Chief Financial Officer and current Chief Business Officer, provided loans to the Company in an aggregate principal amount of  $1.2 million. Such amounts were repaid by the Company no later than twelve days after such loans were made and interest was accrued on each loan, while outstanding, at a rate of 12% per annum, for which the total interest accrued was $2,296.
Naxyris Loan and Security Agreement
On August 14, 2019, the Company, certain of the Company’s subsidiaries (the “Subsidiary Guarantors”) and, as lender, Naxyris, an existing stockholder of the Company and an investment vehicle owned by Naxos Capital Partners SCA Sicar, which is affiliated with NAXOS S.A.R.L. (Switzerland), for which director Carole Piwnica serves as director, entered into a Loan and Security Agreement (the “Naxyris Loan Agreement”) to make available to the Company a secured term loan facility in an aggregate principal amount of up to $10,435,000 (the “Naxyris Loan Facility”), which the Company borrowed in full on August 14, 2019. Loans under the Naxyris Loan Facility have a maturity date of July 1, 2022 and accrue interest at a rate per annum equal to the greater of  (i) 12% or (ii) the rate of interest payable with respect to any indebtedness of the Company plus 25 basis points, which interest will be payable monthly in arrears, provided that all interest accruing from and after August 14, 2019 through December 1, 2019 shall be due and payable on December 15, 2019.
The obligations of the Company under the Naxyris Loan Facility are (i) guaranteed by the Subsidiary Guarantors and (ii) secured by a perfected security interest in substantially all of the assets of the Company and the Subsidiary Guarantors (the “Collateral”), junior in payment priority to the Company’s obligations under the LSA (see above under “Transactions with Foris — Loan and Security Agreement”), subject to certain limitations and exceptions, as well as the terms of the Intercreditor Agreement (as defined above). Mandatory prepayments of the outstanding amounts under the Naxyris Loan Facility will be required upon the occurrence of certain events, including asset sales, a change in control, and the incurrence of additional indebtedness, subject to certain exceptions and reinvestment rights. Outstanding amounts under the Naxyris Loan Facility must also be prepaid to the extent that the borrowing base exceeds the outstanding principal amount of the loans under the Naxyris Loan Facility. In addition, the Company may at its option prepay the outstanding principal amount of the loans under the Naxyris Loan Facility in full before the maturity date. Any prepayment of the loans under the Naxyris Loan Facility prior to the maturity date, whether pursuant to a mandatory or optional prepayment, is subject to a prepayment charge equal to one year’s interest at the then-current interest rate for the Naxyris Loan Facility. Upon the repayment of the loans under the Naxyris loan facility, whether on the maturity date or earlier pursuant to an optional or mandatory prepayment, the Company will pay Naxyris an end of term fee. In addition, (i) the Company will be required to pay a fee equal to 6% of any amount the Company fails to pay within three business days of its due date and (ii) any interest that is not paid when due will be added to principal and will bear compound interest at the applicable rate. The affirmative and negative covenants in the Naxyris Loan Agreement relate to, among other items: (i) payment of taxes; (ii) financial reporting; (iii) maintenance of insurance; and (iv) limitations on indebtedness, liens, mergers, consolidations and acquisitions, transfers of assets, dividends and other distributions in respect of capital stock, investments, loans and advances, and corporate changes. The Naxyris Loan Agreement also contains financial covenants, including covenants related to minimum revenue, liquidity, and asset coverage.
Compensation Arrangements
Stephanie Kung, the daughter of director Frank Kung, is a non-executive employee of Amyris and received employment compensation in excess of  $120,000 in 2018 and we expect that she will receive employment compensation in excess of  $120,000 in 2019.
Indemnification Arrangements
Please see “Executive Compensation — Limitation of Liability and Indemnification” above for information regarding our indemnification arrangements with our directors and executive officers.
Executive Compensation and Employment Arrangements
Please see “Executive Compensation” above for information regarding our compensation arrangements with our executive officers, including equity awards and employment agreements with our executive officers.
Registration Rights Agreements
Certain of our stockholders, including certain entities affiliated with our directors and/or holders of five percent or more of our outstanding common stock, including DSM, Foris, Vivo and Total, hold registration rights pursuant to (i) the Amended and Restated Letter Agreement, dated May 8, 2014, by and among us and certain of our stockholders, (ii) the letter agreement, dated July 29, 2015, by and among us and certain investors, (iii) the Registration Rights Agreement, dated October 20, 2015, by and among us and certain purchasers of our 9.50% Convertible Senior Notes due 2019, (iv) the warrant to purchase common stock issued by us to Nenter & Co., Inc. on November 16, 2016, (v) the Securities Purchase Agreement, dated May 8, 2017, by and among us and certain investors, (vi) the Securities Purchase Agreement, dated May 31, 2017, by and between us and the investor named therein, (vii) the Securities Purchase Agreement, dated August 2, 2017, by and between us and DSM International B.V., (viii) the Stockholder Agreement, dated August 3, 2017, by and between us and affiliates of Vivo Capital LLC, (ix) the Amended and Restated Stockholder Agreement, dated August 7, 2017, by and between us and DSM International B.V., (x) the DSM SPA, (xi) the Registration Rights Agreement, dated December 10, 2018, by and among us and the investors party thereto, (xii) the Security Purchase Agreement, dated April 24, 2019, by and between us and ETP BioHealth (I) Fund LP and (xiii) the common stock purchase warrants issued by us to each of Schottenfeld Opportunities Fund II, L.P., Phase Five Partners, LP and Koyote Trading, LLC on September 10, 2017.
Related-Party Transactions Policy
Our Related-Party Transactions Policy adopted by our Board of Directors requires that any transaction with a related party that must be reported under applicable SEC rules, other than certain compensation related matters, must be reviewed and approved or ratified by the Audit Committee of our Board of Directors or another independent body of our Board of Directors. Our Related-Party Transactions Policy contains specific procedures to be followed, and factors to be considered, in connection with the review of such transactions, but does not contain specific standards for approval of such transactions.

Householding of Proxy Materials
The SEC has adopted rules that permit companies and Intermediaries to satisfy the delivery requirements for proxy statements and annual reports, including Notices of Internet Availability of Proxy Materials, with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials (the “Notice”) or other proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are Amyris stockholders may be “householding” our proxy materials. A single copy of the Notice or other proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or you submit contrary instructions. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice or other proxy materials, you may: (1) notify your broker; (2) direct your written request to Amyris Investor Relations at 5885 Hollis Street, Suite 100, Emeryville, California 94608 or to investor@amyris.com; or (3) contact Amyris Investor Relations at (510) 740-7481. Stockholders who currently receive multiple copies of the Notice or other proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers or Amyris Investor Relations at the address or telephone number above. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice or other proxy materials to a stockholder at a shared address to which a single copy of such documents was delivered.
Available Information
We will provide to any stockholder entitled to vote at our 2019 Annual Meeting of Stockholders, at no charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Form 10-K”), including the financial statements and the financial statement schedules contained in the Form 10-K. We make our Annual Reports on Form 10-K, as well as our other SEC filings, available free of charge through the investor relations section of our website located at http://investors.amyris.com as soon as reasonably practicable after they are filed with or furnished to the SEC. Information contained on or accessible through our website or contained on other websites is not deemed to be part of this Proxy Statement. In addition, you may request a copy of the Form 10-K by sending an e-mail request to Amyris Investor Relations at investor@amyris.com, calling (510) 740-7481, or writing to Amyris Investor Relations at 5885 Hollis Street, Suite 100, Emeryville, California 94608.
Stockholder Proposals to be Presented at Next Annual Meeting
Stockholder proposals may be included in our proxy statement for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Because we expect to hold our 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) in May 2020, for a stockholder proposal to be considered for inclusion in our proxy statement for the 2020 Annual Meeting, we must receive the proposal at our principal executive offices, addressed to the Secretary, not earlier than the close of business on the 105th day prior to the 2020 Annual Meeting and not later than the close of business on the later of  (x) the 75th day prior to the 2020 Annual Meeting or (y) the 10th day following the date on which public announcement of the date of the 2020 Annual Meeting is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals.

Other Matters
The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
BY ORDER OF THE BOARD OF DIRECTORS,
Nicole Kelsey
General Counsel and Secretary
Emeryville, California
October 10, 2019

AMYRIS, INC.

ANNUAL MEETING OF STOCKHOLDERS
Tuesday, November 19, 2019
2:00 p.m. Pacific Time

5885 Hollis Street
Suite 100
Emeryville, California 94608

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMYRIS, INC.

The signer of this proxy hereby appoints John Melo and Nicole Kelsey, and each of them, with full power of substitution, to represent the signer and to vote all of the shares of stock in Amyris, Inc. (the "Company") that the signer is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the Company's headquarters, 5885 Hollis Street, Suite 100, Emeryville, California on Tuesday, November 19, 2019 at 2:00 p.m. Pacific Time and at any continuation, adjournment or postponement thereof: (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR the election of all director nominees and FOR Proposals 2 and 3.

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

(Continued and to be signed on the reverse side)

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held November 19, 2019.

The Proxy Statement is available at http://www.allianceproxy.com/Amyris/2019

Please mark your votes like this ☒

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR the Election of all Director Nominees and FOR Proposals 2 and 3.

The Board of Directors recommends a vote FOR all of the following nominees.

01 John Doerr
02 Christoph Goppelsroeder
03 Lisa Qi
04 Patrick Yang, Ph.D.

Vote FOR all nominees (except as marked) ☐ Vote WITHHELD from all nominees ☐

INSTRUCTION: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the space provided below.

______

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

Please indicate if you plan to attend this meeting ☐

The Board of Directors recommends a vote FOR proposal 2.

☐ FOR ☐ AGAINST ☐ ABSTAIN

The Board of Directors recommends a vote FOR proposal 3.

☐ FOR ☐ AGAINST ☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date ______________________

Signature(s) ______________________

Please sign exactly as your name(s) appears on this Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

CONTROL NUMBER

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

CONTROL NUMBER

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Pacific Time on November 18, 2019.

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/AMRS

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.